Filed Pursuant to Rule 424(b)(2)
Registration No. 333-249314

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
1.625% Notes due 2027	US$300,000,000	99.953%	US$299,859,000	US$32,714.62
2.375% Notes due 2031	US$700,000,000	99.523%	US$696,661,000	US$76,005.72

Note:

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated October 5, 2020)

US$

Baidu, Inc.

US$300,000,000 1.625% Notes due 2027

US$700,000,000 2.375% Notes due 2031

We are offering US$300,000,000 of our 1.625% notes due 2027 (the “2027 Notes”) and US$700,000,000 of our 2.375% notes due 2031 (the “2031 Notes,” together with the 2027 Notes, the “Notes”). The 2027 Notes will mature on February 23, 2027 and the 2031 Notes will mature on August 23, 2031. Interest on the Notes will accrue from August 23, 2021 and be payable on and August 23 and February 23 of each year, beginning on February 23, 2022.

We may at our option redeem the 2027 Notes at any time, prior to January 23, 2027 and the 2031 Notes at any time prior to May 23, 2031, each in whole or in part, at a price equal to the greater of 100% of the principal amount of such Notes and the make whole amount plus accrued and unpaid interest, if any, to (but not including) the redemption date. In addition, we may also redeem the 2027 Notes from or after January 23, 2027 and the 2031 Notes, from or after May 23, 2031, each at a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the redemption date. We may also redeem the Notes at any time upon the occurrence of certain tax events. Upon the occurrence of a triggering event, we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. For a more detailed description of the Notes, see “Description of the Notes” in this prospectus supplement.

The Notes are our senior unsecured obligations and will rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes; rank at least equal in right of payment with all of our existing and future unsecured unsubordinated obligations (subject to any priority rights pursuant to applicable law); be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving as security therefor; and be structurally subordinated to all existing and future obligations and other liabilities of our subsidiaries and consolidated affiliated entities.

Investing in the Notes involves risks. Furthermore, investors should be aware that there are various other risks relating to the Notes, the issuer and its subsidiaries and consolidated affiliated entities, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the Notes. See “Risk Factors” beginning on page S-17.

Baidu, Inc. is a Cayman Islands holding company with no equity ownership in its consolidated affiliated entities. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our consolidated affiliated entities with which we have maintained contractual arrangements. PRC laws and regulations restrict and impose conditions on foreign investment in internet content, value-added telecommunication-based online marketing, audio and video services and mobile application distribution businesses. Accordingly, we operate these businesses in China through our consolidated affiliated entities. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Baidu” refers to Baidu, Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China, including but not limited to Beijing Baidu Netcom Science Technology Co., Ltd., or Baidu Netcom.

Our corporate structure is subject to risks associated with our contractual arrangements with our consolidated affiliated entities. If the PRC government deems that our contractual arrangements with our consolidated affiliated entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries and consolidated affiliated entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our consolidated affiliated entities and, consequently, significantly affect the financial performance of our consolidated affiliated entities and our company as a whole. Baidu, Inc. may not be able to repay the Notes and other indebtedness, and our Class A ordinary shares or our ADSs may decline in value or become worthless, if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries and consolidated affiliated entities that conduct all or substantially all of our operations. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2020 Form 20-F, which is incorporated by reference in the accompanying prospectus, and “Risk Factors—Risks Related to Our Corporate Structure” and “Risk Factors—Risks Related to the Notes” in this prospectus supplement.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of PCAOB inspection on our auditors. For a detailed description of risks related to doing business in China, “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China” in our 2020 Form 20-F, which is incorporated by reference in the accompanying prospectus, and “Risk Factors—Risks Related to Doing Business in China” in this prospectus supplement.

The Notes or a portion of the Notes are being issued as “Sustainability Bonds” under our Sustainable Finance Framework. See the section entitled “Use of Proceeds.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discounts		Proceeds to Baidu(1)
Per 2027 Note		99.953%		0.275%		99.678%
Total	US$	299,859,000	US$	825,000	US$	299,034,000
Per 2031 Note		99.523%		0.275%		99.248%
Total	US$	696,661,000	US$	1,925,000	US$	694,736,000

(1)	Plus accrued interest, if any, from August 23, 2021.

Application will be made to The Stock Exchange of Hong Kong Limited (the “SEHK”) for the listing of the Notes by way of debt issues to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on the SEHK) (the “Professional Investors”) only. This document is for distribution to Professional Investors only.

Notice to Hong Kong investors: We confirm that the Notes are intended for purchase by Professional Investors only and will be listed on the SEHK on that basis. Accordingly, we confirm that the Notes are not appropriate as an investment for retail investors in Hong Kong. Investors should carefully consider the risks involved.

The SEHK has not reviewed the contents of this document, other than to ensure that the prescribed form disclaimer and responsibility statements, and a statement limiting distribution of this document to Professional Investors only have been reproduced in this document. Listing of the Notes on the SEHK is not to be taken as an indication of the commercial merits or credit quality of the Notes or the Issuer or quality of disclosure in this document. Hong Kong Exchanges and Clearing Limited and the SEHK take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

We expect to deliver the Notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), on or about August 23, 2021, which is the third business day following the date of this prospectus supplement. Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date.

Joint Bookrunners

Goldman Sachs (Asia) L.L.C.	BofA Securities	J.P. Morgan	China International Capital Corporation

Co-Manager

BOCOM International

The date of this prospectus supplement is August 18, 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Section 309B(1) Notification—In connection with Section 309B of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all persons (including relevant persons (as defined in Section 309A(1) of the SFA)) that

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the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

This document includes particulars given in compliance with the Rules Governing the Listing of Securities on the SEHK for the purpose of giving information with regard to us. We accept full responsibility for the accuracy of the information contained in this document and confirms, having made all reasonable enquiries, that to the best of our knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Notes by us. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-249314) that we filed with the SEC on October 5, 2020, and may be updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If the description of the offering of the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the Notes offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, the terms “we,” “us,” “our company,” “our,” “Baidu,” and “issuer” refer to Baidu, Inc., its subsidiaries and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China; “China” and “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus, exclude Taiwan, Hong Kong, and Macau; and all references to “RMB” and “Renminbi” are to the legal currency of China and all references to “U.S. dollars,” “US$,” “dollars,” and “$” are to the legal currency of the United States.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement have been made at a rate of RMB6.4566 to US$1.00, the exchange rate in effect as of June 30, 2021 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. These translation amounts are presented solely for the convenience of readers, and we make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On August 6, 2021, the exchange rate was RMB6.4825 to US$1.00.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Baidu, Inc. and the Notes, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information.

See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Baidu, Inc., CIK number 0001329099.

Our annual report on Form 20-F for the fiscal year ended December 31, 2020 originally filed with the SEC on March 9, 2021 (File No. 000-51469), or our 2020 Form 20-F, is incorporated by reference in the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference in the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the Notes, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

IR Department

Baidu, Inc.

Baidu Campus

No. 10 Shangdi 10th Street

Haidian District, Beijing 100085

People’s Republic of China

Telephone: +86 (10) 5992-8888

NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG

You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The Notes are only available in Hong Kong or to persons resident in Hong Kong who are (a) “professional investors” as defined in the Rules Governing the Listing of Securities on the SEHK; or (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. Each purchaser of the Notes in the United States who is a resident of Hong Kong, by accepting delivery of this prospectus supplement and the accompanying prospectus, will be deemed to have represented, agreed and acknowledged that (a) it is a “professional investor” as defined in the Rules Governing the Listing of Securities on the SEHK; or (b) it is acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or had in possession for the purposes of issue or will be issued or had in possession for the purposes of issue, whether in Hong Kong or elsewhere, other than with respect to Notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Rules Governing the Listing of Securities on the SEHK.

EUROPEAN ECONOMIC AREA AND UNITED KINGDOM CONSIDERATIONS

The Notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor in the EEA means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include, among other things:

•	our operations and business prospects;

•	our business and operating strategies and our ability to implement such strategies;

•	our ability to develop and manage our operations and business;

•	competition for, among other things, capital, technology and skilled personnel;

•	our ability to control costs;

•	our ability to identify and conduct investments and acquisitions, as well as integrate acquired target(s);

•	changes to regulatory and operating conditions in the industry and geographical markets in which we operate;

•	our dividend policy; and

•	all other risks and uncertainties described in the “Risk Factors” section in this prospectus supplement and “Item 3.D. Key Information—Risk Factors” of our 2020 Form 20-F.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference are subject to risks, uncertainties, and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in the Notes. You should carefully read the entire prospectus before investing, including “Risk Factors” and the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” Our 2020 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2019 and 2020 and for each of the three years ended December 31, 2020, is incorporated by reference in the accompanying prospectus. Our unaudited interim condensed consolidated financial statements as of June 30, 2021 and for the six months ended June 30, 2020 and 2021 are included in this prospectus supplement.

Baidu, Inc.

Overview

Our mission is to make the complicated world simpler through technology. Baidu was founded in 2000 as a search engine platform, and we were an early adopter of artificial intelligence in 2010 to make content discovery on the internet easier.

We are a leading AI company with a strong Internet foundation. We have been investing in AI since 2010, to improve search and ad monetization, and have used “Baidu Brain,” our core AI technology engine to develop new AI businesses. The breadth and depth of our AI capabilities provide the differentiating foundational technologies that power all of our businesses.

We have developed our AI capabilities over the last decade to become one of the very few companies that offers a full AI stack, encompassing an infrastructure consists of AI chips, deep learning framework, core AI capabilities, such as natural language processing, knowledge graph, speech recognition, computer vision and augmented reality, as well as an open AI platform to facilitate wide application and usage. Our technological innovation in AI has been well recognized by the global community. For instance, ERNIE, our natural language processing framework, became the first AI model to score above 90 on GLUE (General Language Understanding Evaluation), which is widely considered as the benchmark for testing AI language understanding, and won the SAIL (Super AI Leader) award, the highest honorary recognition at the 2020 World Artificial Intelligence Conference. We have put our leading AI into innovative use. For example, we are the first to receive driverless licenses in China and the U.S. and we are testing driverless vehicles in China.

Baidu was founded on the belief that technology can change the way people discover and consume information. Baidu is composed of two segments: (1) Baidu Core, which accounted for over 70% of our revenue during the three years ended December 31, 2018, 2019 and 2020 and the six months ended June 30, 2021, and (2) iQIYI, which make up our remaining revenue. At the heart of Baidu search is our ability to better understand a user’s search query and answer such queries by matching the most relevant information in ranked search results. To achieve this, we continuously innovate and develop new technologies and products that enhance Baidu search user experience. We began to use AI a decade ago to power these technologies in order to better match user search intent with the large amount of information on the Internet. For instance, our natural language processing, an AI capability, enables the understanding of important details of a query, particularly in complex conversational queries. This helps optimize search results returned and increase the satisfaction rate of users. Years of tagging, understanding and intelligently processing all forms of content on the Internet—text, images and videos—with AI has helped us develop Baidu Brain, our core AI technology engine, which in turn has enabled us to further develop leading AI technologies and commercialize them through products and services for consumers, enterprises and the public sector. Our ability to continuously invest heavily in research and development is made possible by the durable revenue that we generated as a leading Internet platform.

The widespread usage of our open AI platform by developers and businesses creates a network effect for our AI technologies, products and services. Baidu deep learning platform became the most widely used in China, according to an IDC report in June 2021. PaddlePaddle developer community grew to 3.6 million, up 62% year over year, and serves 130,000 businesses. The more developers and businesses use our AI models, tool kits and services, the better our AI capabilities become, which in turn further increase the attractiveness of our AI platform to developers and business communities. This network effect helps us obtain unique insights into different kinds of products and services that are in demand and have real-world application across different industries, setting a strong foundation for us to make investment decisions and lead with technology, products and services in the markets that we have entered.

Our large portfolio of products and services is accessed by over one billion devices monthly, and our business spans across an ecosystem of hundreds of millions of users, millions of developers and hundreds of thousands of enterprises. Our usage of a strong technology foundation to support an open platform business model not only draws more participants into our ecosystem, but also adds richness and vibrancy to our ecosystem, strengthening the long-term prospect and vitality of our business overall. We usually start the development of a business with a strong technology platform, on which we build products and services for our customers and users, and through an open platform architecture, we attract a wide array of partners to our ecosystem to expand the offerings to our customers and users. The platform could then grow organically and by leveraging the power of our partners in the ecosystem, which over time feed into a virtuous cycle.

Over the past two decades, we have demonstrated a track record for long-term growth and strong profitability, which has enabled us to invest in a diversified portfolio of products and services with large market opportunities and further improve our long-term growth prospects. Through years of investment in research, AI chip design, developer community, patents and talent development, we are turning AI into innovative use cases. Powered by AI, Baidu Core provides mainly online marketing services and non-marketing value added services, as well as products and services from new AI initiatives, which together powers us with three growth engines:

•

Mobile Ecosystem: a portfolio of over one dozen apps, including Baidu App, Haokan and Baidu Post, which provides an open platform that aggregates a wide range of third-party, long-tail content and services through our AI building blocks and which helps communities connect and share knowledge and information;

•	AI Cloud: a full suite of cloud services and solutions, including PaaS, SaaS and IaaS and uniquely differentiated by our AI solutions; and

•

Intelligent Driving & Other Growth Initiatives (OGI): our growth initiatives include intelligent driving (self-driving services, including HD Maps, automated valet parking and autonomous navigation pilot, intelligent electric vehicles and robotaxi fleets), as well as Xiaodu smart devices powered by DuerOS smart assistant and AI chip development.

At the core of our Mobile Ecosystem is Baidu App, which is the No. 1 search-plus-feed app in China with an MAU of 580 million in June 2021 and daily logged in users reaching 77%. Unlike most mobile apps, which direct traffic to a closed content ecosystem, Baidu App, through our AI building blocks, aggregates content and services from third-party apps and websites, and directs traffic to third-party content and service providers with native-app like experience. Under an open-platform model, Baidu App can continue to grow our huge offering of third-party content and services, by leveraging our network partners of BJH Accounts, Smart Mini Program and Managed Page. Our decade-long experience with AI and the development of a powerful knowledge graph allow us to match user intent with long-tail, third-party content and services on our open platform.

Our Mobile Ecosystem also includes a portfolio of over one dozen apps, including Haokan and Baidu Post, providing a platform for people to discover and consume information through search and feed, interact and engage with creators, publishers, service providers and merchants. This native-app like experience from user acquisition to user relationship management to closed loop transactions demonstrates our value to merchants, enabling them to perform user life-time management on our platform, and has made Baidu App a leading online marketing services provider for both search and feed. Within our Mobile Ecosystem, we serve half-a-million customers by enabling them to tap into our massive user base. We monetize primarily through offering comprehensive and effective marketing services to fulfill our customers’ needs. We generate revenue primarily from providing search, feed and other marketing services, which account for a majority of our total revenues during the years ended December 31, 2018, 2019 and 2020 and the six months ended June 30, 2021. We have made extensive use of AI technologies to develop innovative marketing services, such as dynamic ads, which recommends products from our marketing customers most fitting to each search user. Our marketing cloud also provides innovative AI capabilities to our marketing customers, so that users can still make product inquiries during non-business hours and Baidu Brain can automatically carry a conversation with users to facilitate transactions. In addition, the user engagement and user logins that have developed on our platform are enabling us to diversify monetization beyond online marketing into other services, such as live broadcasting, online games and membership.

Our AI Cloud is a leading AI public cloud service provider. Baidu was ranked the No. 1 AI cloud provider, according to IDC’s 2020 China’s public cloud market report. Our AI Cloud offers a full suite of cloud services and solutions, including PaaS, SaaS and IaaS, and is differentiated with our AI solutions. Leveraging Baidu Brain, our AI solutions provide customers and developers with a comprehensive library of modularized solutions, including open source codes, pre-trained models, end-to-end development kits, tools and components. In addition, our AI Cloud customers can leverage our large library of key AI capabilities, such as knowledge graph, speech recognition and synthesis, natural language processing and computer vision. Our products and services, such as EasyDL and Baidu ML, make it easier for customers to use deep learning and machine learning to solve real world problems, and our cloud services are formulated to serve across different industries, including Internet, media, telecom, financial services, transportation and logistics, education and manufacturing. We signed with Geely Holding, a leading automotive manufacturer, to provide private cloud solution and other cloud applications, to enable Geely to leverage Baidu’s AI to optimize its manufacturing capabilities and provide cloud services to its automotive suppliers and customers.

Our Intelligent Driving & OGI consist of promising businesses in development with huge market opportunities, and some are at early-stage commercialization with a growing customer base. We are a market leader in intelligent driving and smart devices, and we are pursuing these large growth opportunities by leveraging our unique AI capabilities, data insights and internally developed chips. For example, in autonomous driving, Apollo is the market leader in China with 7.5 million accumulated test miles and 278 autonomous driving licenses across China, as of June 30, 2021, reflecting Apollo’s piloting in dispersed geographic regions and under wide-ranging test scenarios. There are currently three Apollo robotaxi pilot programs running in China. Our strong brand and market leadership in autonomous driving has carried over to intelligent driving. Apollo is a well-recognized brand among automakers. We have signed strategic agreements with 10 leading automakers to power their passenger vehicles with Apollo Self Driving services, which includes Baidu high definition (HD) Maps and automated valet parking (AVP), and we recently announced the availability of Apollo autonomous navigation pilot (ANP). We also develop AI chips internally customized for Baidu Brain and specific AI usages to improve performance and costs. Xiaodu was ranked No.1 in smart display shipments globally and No.1 in smart speaker shipments in China, according to IDC and Canalys, for the first quarter of 2021. We believe these initiatives will strengthen our revenue drivers for long-term growth.

iQIYI produces, aggregates and distributes a wide variety of professionally produced content, as well as a broad spectrum of other entertainment-oriented video content. iQIYI subscribers reached 106.2 million as of June 30, 2021, serving as a strong foundation to support in-house production of entertainment blockbuster originals.

We believe we have built a large and strong portfolio of products and services to give Baidu the scale necessary to invest heavily in technology, while optimizing our future for sustainable long-term growth. We derive significant synergies by incorporating the AI developed for search into other parts of our business. For example, large daily use of our visual search and voice search may be used to improve Apollo computer vision and DuerOS speech recognition capabilities.

Revenue, Profit, and Cash Flow

Our total revenues in 2020 were RMB107.1 billion, compared to RMB107.4 billion in 2019. Our operating profit in 2020 was RMB14.3 billion, representing a 127% increase from our operating profit in 2019. Our net income attributable to Baidu, Inc. in 2020 was RMB22.5 billion, compared to RMB2.1 billion in 2019. Our total revenues for the six months ended June 30, 2021 were RMB59.5 billion (US$9.2 billion), representing a 22% increase from our total revenues for the six months ended June 30, 2020. Our operating profit for the six months ended June 30, 2021 were RMB6.3 billion (US$968 million), compared to operating profit of RMB3.2 billion for the six months ended June 30, 2020. Our net income attributable to Baidu, Inc. for the six months ended June 30, 2021 were RMB25.1 billion (US$3.9 billion), representing substantial increase from the corresponding period in 2020. For the six months ended June 30, 2021, we generated RMB12.1 billion (US$1.9 billion) net cash from operating activities, compared to RMB10.4 billion for the six months ended June 30, 2020. As of June 30, 2021, we held a total of RMB179.9 billion (US$27.9 billion) in cash, cash equivalents, restricted cash, and short-term investments.

Corporate Structure

PRC laws and regulations restrict and impose conditions on foreign investment in internet content, value-added telecommunication-based online marketing, audio and video services and mobile application distribution businesses. Accordingly, we operate these businesses in China through our consolidated affiliated entities. We have entered into a series of contractual arrangements with our consolidated affiliated entities and the nominee shareholders of our consolidated affiliated entities. These contractual arrangements enable us to:

•	receive the economic benefits that could potentially be significant to our consolidated affiliated entities in consideration for the services provided by our subsidiaries;

•	exercise effective control over our consolidated affiliated entities; and

•	hold an exclusive option to purchase all or part of the equity interests in our consolidated affiliated entities when and to the extent permitted by PRC law.

These contractual agreements include exclusive technology consulting and services agreements, operating agreements, license agreements, business cooperation agreements, exclusive equity purchase and transfer option agreements, commitment letters, loan agreements, proxy agreements/powers of attorney and equity pledge agreements, as the case may be. For a summary of the material provisions of the contractual arrangements, please refer to “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with Our Consolidated Affiliated Entities and the Nominee Shareholders” in our 2020 Form 20-F. In 2018, 2019 and 2020, we derived 33%, 40% and 43% of our external revenues from our consolidated affiliated entities, respectively.

We do not have any equity interests in our consolidated affiliated entities. However, as a result of contractual arrangements, we have effective control over and are considered the primary beneficiary of these companies, and we have consolidated the financial results of these companies in our consolidated financial statements. If our consolidated affiliated entities or the nominee shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements that give us effective control over our consolidated affiliated entities. Furthermore, if we are unable to maintain effective control, we would not be able to continue to consolidate the financial results of our consolidated affiliated entities in our financial statements. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2020 Form 20-F, which is incorporated by reference in the accompanying prospectus, and “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus supplement.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings.

Risks Relating to Our Business and Industry

We are subject to risks and uncertainties related to our business and industry, including, but not limited to, the following:

•	If we fail to retain existing customers or attract new customers for our online marketing services, our business, results of operations and growth prospects could be seriously harmed;

•	Our business and results of operations could continue to be materially and adversely affected by the challenging macroeconomic environment impacting online marketing demand;

•	Our business depends on a strong brand, and if we are unable to maintain and enhance our brand, our business and results of operations may be harmed;

•	We face risks associated with our acquisition of YY Live and its online live streaming business;

•	We face significant competition and may suffer from loss of users and customers as a result;

•	If our expansions into new businesses are not successful, our future results of operation and growth prospects may be materially and adversely affected;

•

Our business is subject to complex and evolving Chinese and international laws and regulations regarding data privacy and cybersecurity. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, penalties, changes to our business practices, increased cost of operations, damages to our reputation and brand, or declines in user growth or engagement, or otherwise harm our business; and

•

We have been and may again be subject to legal proceedings, claims and investigations in the ordinary course of business and could be adversely impacted by unfavorable results of legal proceedings and investigations.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

•

We are a Cayman Islands holding company with no equity ownership in our consolidated affiliated entities and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our consolidated affiliated entities with which we have maintained contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our consolidated affiliated entities in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our consolidated affiliated entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our consolidated affiliated entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our consolidated affiliated entities and, consequently, significantly affect the financial performance of our consolidated affiliated entities and our company as a group;

•

Our contractual arrangements with our consolidated affiliated entities in China and the individual nominee shareholders may not be as effective in providing control over these entities as direct ownership; and

•

We are in the process of registering the pledges of equity interests by nominee shareholders of some of our consolidated affiliated entities, and we may not be able to enforce the equity pledges against any third parties who acquire the equity interests in good faith in the relevant consolidated affiliated entities before the pledges are registered.

Risks Related to Doing Business in China

We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

•	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations;

•

The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval;

•	Uncertainties with respect to the PRC legal system could adversely affect us;

•	We may be adversely affected by the complexity, uncertainties and changes in PRC regulations of internet and related business and companies;

•

Any failure or perceived failure by us to comply with the enacted Anti-Monopoly Guidelines for Internet Platforms and other anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations;

•	It may be difficult for overseas regulators to conduct investigation or collect evidence within China; and

•

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Risks Related to the Notes

Risks and uncertainties related to our Notes include, but are not limited to, the following:

•	The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities;

•	The indenture does not restrict the amount of additional debt that we may incur; and

•	The Notes will be effectively subordinated to any of our secured obligations to the extent of the value of the property securing those obligations.

Recent Developments

Secondary Listing on Hong Kong Stock Exchange

On March 23, 2021, our Class A ordinary shares commenced trading on the Main Board of the Hong Kong Stock Exchange under the stock code “9888.” We raised from our global offering of 95,000,000 Class A ordinary shares in connection with the listing in Hong Kong approximately HK$23.9 billion (US$3.1 billion) in net proceeds before deducting underwriting fees and the offering expense.

Entry into New Loan Facilities

On April 2, 2021, we signed a five-year US$3.0 billion term and revolving facilities agreement with a group of 22 arrangers. The facilities consist of a US$1.5 billion five-year bullet maturity term loan and a US$1.5 billion five-year revolving facility. The facility was priced at 85 basis points over LIBOR. The proceeds from the facilities will be used for general corporate purposes. On June 3, 2021, we fully drew down the US$1.5 billion term loan, and partially drew down US$0.5 billion of the revolving facility.

Recent Regulatory Developments

On July 10, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review (Revised Draft for Comments), which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective. The draft measures, among others, stipulate that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. As advised by our PRC legal counsel, the draft measures were released for public comment only, and its provisions and anticipated adoption or effective date may be subject to change and thus its interpretation and implementation remain substantially uncertain. The draft measures remain unclear on whether the relevant requirements will be applicable to companies that have been listed in the United States and intend to conduct further equity or debt offerings, such as us. We cannot predict the impact of the draft measures, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. See “Risk Factors—Risks Related to Our Business and Industry—Our business is subject to complex and evolving Chinese and international laws and regulations regarding data privacy and cybersecurity. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, penalties, changes to our business practices, increased cost of operations, damages to our reputation and brand, or declines in user growth or engagement, or otherwise harm our business.”

Under the current Measures for Cybersecurity Review and other PRC cybersecurity laws and regulations, as well as the draft measures, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the exact scope of “critical information infrastructure operators” under the draft measures and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the draft measures also stipulates that any data processor carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. Currently, the draft measures has not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the PRC cybersecurity laws and regulations. In such case, we must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we have fulfilled in our business, and we may be subject to review when purchasing internet products and services. If a final version of the draft measures is adopted, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing.

As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. Although we have completed registration with NDRC in connection with this offering of the Notes and obtained a certificate evidencing such registration, we cannot assure you that additional requirements relating to approval from other regulatory authorities or other procedures will not be imposed on us, including the cybersecurity review under the enacted version of the revised Measures for Cybersecurity Review. Nor can we be certain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. See “Risk Factors—Risks Related to Doing Business in China—The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.” As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC government authorities.

Management Transition

Mr. Herman Yu has been appointed as Chief Strategy Officer of the Company in August 2021, and will be responsible for corporate strategy and business development. Mr. Yu will report to Baidu’s CEO Robin Li. Mr. Yu will continue to serve as CFO until the appointment of a new CFO.

2020 Share Repurchase Program

Baidu returned US$566 million to shareholders in 2021 under the 2020 Share Repurchase Program, bringing the cumulative repurchase to US$2.5 billion since 2020.

Corporate Information

We were incorporated in the Cayman Islands in January 2000. We conduct our operations in China principally through our wholly owned subsidiaries in China. We also conduct part of our operations in China through our consolidated affiliated entities in China, which hold the licenses and permits necessary to operate our websites and provide certain services. See “—Risks Related to Our Corporate Structure—PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in PRC laws and regulations or changes in interpretations thereof may materially and adversely affect our business.” Our American depositary shares, each of which represents eight Class A ordinary share, par value US$0.000000625 per share, of our company, currently trade on the Nasdaq Global Select Market under the symbol “BIDU.” Our Class A ordinary shares currently trade on the Main Board of the Hong Kong Stock Exchange under the stock code “9888.”

Our principal executive offices are located at Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China. Our telephone number at this address is +86 (10) 5992-8888. We have appointed C T Corporation System, which is located at 28 Liberty Street, New York, NY 10005, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with this offering. Our corporate website is www.baidu.com. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Holding Company Structure

Baidu, Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and consolidated affiliated entities in China. As a result, although other means are available for us to obtain financing at the holding company level, Baidu, Inc.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and license and service fees paid by our PRC consolidated affiliated entities. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Baidu, Inc. In addition, our PRC subsidiaries and consolidated affiliated entities are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Our PRC subsidiaries, being foreign-invested enterprises established in China, are required to make appropriations to certain statutory reserves, namely, a general reserve fund, an enterprise expansion fund, a staff welfare fund and a bonus fund, all of which are appropriated from net profit as reported in their PRC statutory accounts. Each of our PRC subsidiaries is required to allocate at least 10% of its after-tax profits to a general reserve fund until such fund has reached 50% of its respective registered capital. Appropriations to the enterprise expansion fund and staff welfare and bonus funds are at the discretion of the board of directors of the PRC subsidiaries.

Our consolidated affiliated entities must make appropriations from their after-tax profits as reported in their PRC statutory accounts to non-distributable reserve funds, namely a statutory surplus fund, a statutory public welfare fund and a discretionary surplus fund. Each of our consolidated affiliated entities is required to allocate at least 10% of its after-tax profits to the statutory surplus fund until such fund has reached 50% of its respective registered capital. Appropriations to the statutory public welfare fund and the discretionary surplus fund are at the discretion of our consolidated affiliated entities.

Under PRC laws and regulations, our PRC subsidiaries and consolidated affiliated entities are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of our consolidated affiliated entities in which we have no legal ownership, totaling RMB25.7 billion, RMB40.8 billion and RMB45.0 billion as of December 31, 2018, 2019 and 2020, respectively.

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the Notes.

Issuer	Baidu, Inc.

Notes Offered	US$300,000,000 aggregate principal amount of 1.625% notes due 2027 (the “2027 Notes”) and US$700,000,000 aggregate principal amount of 2.375% notes due 2031 (the “2031 Notes,” together with the 2027 Notes, the “Notes”).

Maturity Dates	The 2027 Notes will mature on February 23, 2027, and the 2031 Notes will mature on August 23, 2031.

Interest Rates	The 2027 Notes will bear interest at a rate of 1.625% per year and the 2031 Notes will bear interest at a rate of 2.375% per year.

Interest Payment Dates	August 23 and February 23, beginning on February 23, 2022. Interest will accrue from August 23, 2021.

Optional Redemption	We may at our option redeem the 2027 Notes at any time prior to January 23, 2027, and the 2031 Notes at any time prior to May 23, 2031, in each case, in whole or in part, at a price equal to the greater of 100% of the principal amount of the Notes to be redeemed and the make whole amount plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to (but not including) the applicable redemption date. See “Description of the Notes—Optional Redemption.”

In addition, we may at our option redeem the 2027 Notes at any time from or after January 23, 2027, and the 2031 Notes at any time from or after May 23, 2031, in each case, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to (but not including) the applicable redemption date. See “Description of the Notes—Optional Redemption.”

Repurchase Upon Triggering Event	Upon the occurrence of a Triggering Event (as defined in “Description of the Notes”), we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. See “Description of the Notes— Repurchase Upon Triggering Event.”

Ranking	The Notes will be our senior unsecured obligations and will:

•	rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes;

•	rank at least equal in right of payment with all of our existing and future unsecured unsubordinated obligations (subject to any priority rights pursuant to applicable law);

•	be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving a security therefor; and

•	be structurally subordinated to all existing and future obligations and other liabilities of our subsidiaries and consolidated affiliated entities.

Covenants	We will issue the Notes under an indenture with The Bank of New York Mellon, as trustee. The indenture will, among other things, limit our ability to incur liens and consolidate, merge, or sell all or substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications and the Notes and the indenture do not otherwise restrict or limit our ability to incur additional indebtedness or enter into transactions with, or to pay dividends or make other payments to, affiliates. For more details, see “Description of the Notes” and “Description of Debt Securities” in the accompanying prospectus.

Payment of Additional Amounts	All payments of principal, premium, and interest made by us in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future Taxes (as defined in “Description of the Notes—Payment of Additional Amounts”) imposed or levied by or within the British Virgin Islands, the Cayman Islands, China, or any jurisdiction where we are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts as will result in receipt by each holder of any Note of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, subject to certain exceptions. See “Description of the Notes—Payment of Additional Amounts.”

Tax Redemption	Each series of the Notes may be redeemed at any time, at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the redemption date in the event we become obligated to pay additional amounts in respect of such Notes as a result of certain changes in tax law. See “Description of Debt Securities—Tax Redemption” in the accompanying prospectus.

Use of Proceeds

We plan to use the net proceeds from the sale of the debt securities for general corporate purposes, including repayment of certain existing indebtedness. We plan to use an equivalent amount of the net proceeds from the Sustainability Notes to finance or refinance, in whole or in part, one or more of our new or existing Eligible Projects, pursuant to our Sustainable Finance Framework. See “Use of Proceeds.”

Denominations	The Notes will be issued in minimum denominations of US$200,000 and multiples of US$1,000 in excess thereof.

Sustainability Notes	The Notes or a portion of the Notes are being issued as “Sustainability Bonds” under our Sustainable Finance Framework. See “Use of Proceeds.”

Form of Notes	We will issue the Notes in the form of one or more fully registered global Notes registered in the name of the nominee of The Depository Trust Company, or DTC. Investors may elect to hold the interests in the global notes through any of DTC, Clearstream, or Euroclear, as described under the heading “Description of the Notes—Book-Entry; Delivery and Form.”

Further Issuances	We may, from time to time, without the consent of the holders of the Notes, create and issue additional Notes having the same terms and conditions as any series of the Notes in all respects (or in all respects except for the issue date, the issue price and the first payment of interest). Additional Notes issued in this manner will be consolidated with the previously outstanding Notes of the relevant series to constitute a single series of Notes of such series. We will not issue any additional Notes with the same CUSIP, ISIN, or other identifying number as any Notes issued hereunder unless the additional Notes are fungible with the outstanding Notes of the relevant series for U.S. federal income tax purposes.

Risk Factors	You should consider carefully all the information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, in particular the risk factors set forth under the heading “Risk Factors” beginning on page S-17 of this prospectus supplement and the risk factors set forth in our 2020 Form 20-F, which is incorporated by reference in the accompanying prospectus, before investing in any of the Notes offered hereby.

Listing	Application will be made to the SEHK for the listing of, and permission to deal in, the Notes by way of debt issues to Professional Investors only as described in this prospectus supplement.

Governing Law	New York.

Trustee, Registrar, and Paying Agent	The Bank of New York Mellon.

RISK FACTORS

Prospective purchasers of the Notes should carefully consider the risks described below in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference before deciding to purchase any Notes. If any of these risks actually occurs, our business, financial condition, and results of operations could suffer, and you may lose all or part of your investment.

Risks Related to Our Business

Our business is subject to complex and evolving Chinese and international laws and regulations, including those regarding data privacy and cybersecurity. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, penalties, changes to our business practices, increased cost of operations, damages to our reputation and brand, or declines in user growth or engagement, or otherwise harm our business.

We are required by privacy and data protection laws in China and other jurisdictions, including, without limitation, the PRC Cyber Security Law, to ensure the confidentiality, integrity and availability of the information of our users, customers, third-party agents, content providers and Baidu Union partners, and other data, which is also essential to maintaining their confidence in our online products and services. However, the interpretation and application of such laws in China and elsewhere are often uncertain and in flux.

In December 2012, the Standing Committee of the PRC National People’s Congress promulgated the Decision on Strengthening Network Information Protection, or the Network Information Protection Decision, to enhance the legal protection of information security and privacy on the internet. The Network Information Protection Decision also requires internet operators to take measures to ensure confidentiality of information of users. In July 2013, the MIIT promulgated the Provisions on Protection of Personal Information of Telecommunication and Internet Users to regulate the collection and use of users’ personal information in the provision of telecommunication service and internet information service in China. In August 2015, the Standing Committee of the National People’s Congress promulgated the Ninth Amendment to the Criminal Law, which became effective in November 2015 and amended the standards of crime of infringing citizens’ personal information and reinforced the criminal culpability of unlawful collection, transaction, and provision of personal information. It further provides that any ICP provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders will be subject to criminal liability. In November 2016, the Standing Committee of the National People’s Congress promulgated the PRC Cyber Security Law, which requires, among others, that network operators take security measures to protect the network from unauthorized interference, damage and unauthorized access and prevent data from being divulged, stolen or tampered with. Network operators are also required to collect and use personal information in compliance with the principles of legitimacy, properness and necessity, and strictly within the scope of authorization by the subject of personal information unless otherwise prescribed by laws or regulations. Significant capital, managerial and human resources are required to comply with legal requirements, enhance information security and to address any issues caused by security failures. The Civil Code promulgated in 2020 also provides specific provisions regarding the protection of personal information. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which will take effect in September 2021. The Data Security Law, among others, provides for a security review procedure for the data activities that may affect national security. Furthermore, Measures for Cybersecurity Review, which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators who intend to purchase internet products and services that affect or may affect national security shall be subject to a cybersecurity review. See “Regulations.” If we provide or are deemed to provide such network products and services to critical information infrastructure operators, or we are deemed to be a critical information infrastructure operator under such rules, we would be required to follow cybersecurity review procedures, and could be subject to cybersecurity review by Cyberspace Administration of China and other relevant PRC regulatory authorities. During such review, we may be required to suspend providing the existing or any new services to our clients, and such review could also result in negative publicity to us and diversion of our managerial and financial resources.

The PRC Cyber Security Law, the Data Security Law and Civil Code are relatively new and subject to interpretation by the regulators. Although we only gain access to user information that is necessary for, and relevant to, the services provided, the data we obtain and use may include information that is deemed as “personal information”, “network data” or “important data” under the PRC Cyber Security Law, the Civil Code and related data privacy and protection laws and regulations. As such, we have adopted a series of measures to ensure that we comply with relevant laws and regulations in the collection, use, disclosure, sharing, storage, and security of user information and other data. The Data Security Law also stipulates that the relevant authorities will formulate the catalogues for important data and strengthen the protection of important data, and state core data, i.e. data having a bearing on national security, the lifelines of national economy, people’s key livelihood and major public interests, shall be subject to stricter management system. See “Regulation”. The exact scopes of important data and state core data remain unclear and may be subject to further interpretation. If any data that we are in possession of constitutes important data or state core data, we may be required to adopt stricter measures for protection and management of such data.

While we take all these measures to comply with all applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us and business partners, and such measures may still be determined as insufficient, improper, or even as user-privacy invasive, by the relevant authorities, which may result in penalties against us. The activities of third parties such as our customers and business partners are beyond our control. If our business partners violate the PRC Cyber Security Law and other laws and regulations relating to the protection of personal information, or fail to fully comply with the service agreements with us, or if any of our employees fail to comply with our internal control measures and misuse the information, we may be subject to penalties and other legal liabilities. As part of the efforts by the Cyber Administration of China and other regulators to enhance data protection, a wide number of apps and companies have been reprimanded in the first half of 2021, including certain Baidu apps. Although we have updated the apps to fully comply with the requirements of the CAC, we cannot guarantee you that we will not be subject to more similar rectification requests from the governmental authorities or that we will fully comply with all applicable rules and regulations at all times. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, or any failure or perceived failure of our business partners to do so, or any failure or perceived failure of our employees to comply with our internal control measures, may result in negative publicity and legal proceedings or regulatory actions against us, and could damage our reputation, discourage current and potential users and customers from using our products or services and subject us to fines, damages and rectification, which could have a material adverse effect on our business and results of operations.

In addition, regulatory requirements on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations or significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. For example, the Draft Personal Information Protection Law, which was promulgated by the Standing Committee of the National People’s Congress in October 2020 for public comments and was further revised and promulgated in April 2021 for the public comments, sets forth more specific requirements on and introduces notable changes to the current obligations of personal information protection under applicable PRC laws and regulations. There are also a number of legislative proposals in the European Union and the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations in areas affecting our business. New laws or regulations concerning data protection, or the interpretation and application of existing consumer and data protection laws or regulations, which are often uncertain and in flux, may be inconsistent with our practices. The introduction of new products or other actions that we may take may subject us to additional laws, regulations, or other government scrutiny. Complying with new laws and regulations could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business. For example, if privacy concerns or regulatory restrictions prevent us from selling demographically targeted advertising, we may become less attractive to online advertising customers. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

On July 10, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review (Revised Draft for Comments), which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective and further restates and expands the applicable scope of the cybersecurity review. Pursuant to the draft measures, critical information infrastructure operators that intend to purchase internet products and services and data processing operators engaging in data processing activities, which affect or may affect national security, must be subject to the cybersecurity review. The draft measures further stipulate that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. See “Regulations.” The draft measures were released for public comment only, and its provisions and the anticipated adoption or effective date may be subject to change with substantial uncertainty. The draft measures remain unclear on whether the relevant requirements will be applicable to companies that have been listed in the United States and intend to conduct further equity or debt offerings, such as us. Furthermore, the exact scope of “critical information infrastructure operators” under the draft measures and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. Therefore, it is uncertain whether we would be deemed as a critical information infrastructure operator under PRC law. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. We cannot predict the impact of the draft measures, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations.

Compliance with the above PRC laws and regulations including the PRC National Security Law, the PRC Cyber Security Law, the Measures for Cybersecurity Review and the Data Security Law, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, including data security and personal information protection laws and policies, rules and regulations on specific industries such as education and game, may result in additional expenses to us and subject us to negative publicity, which could harm our reputation and business operations. There are also uncertainties with respect to how such laws and regulations will be implemented and interpreted in practice. For example, PRC regulators, including the Department of Public Security, the Ministry of Industry and Information Technology, the State Administration for Market Regulation (the “SAMR”) and the Cyberspace Administration of China, have been increasingly focused on regulation in the areas of data security and data protection, and are enhancing the protection of privacy and data security by rule-making and enforcement actions at central and local levels.

Any failure or perceived failure by us to prevent information security breaches or to comply with data security and privacy policies or related legal obligations, or any compromise of security that results in the unauthorized use, release or transfer of personally identifiable information or other data, could cause our users to lose trust in us and could expose us to legal claims or penalties. Any perception by the public that privacy of user information or data security are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of our products and services generally. We expect that these areas will be subject to greater public scrutiny and attention from regulators and more frequent and rigid investigation or review by regulators, which will increase our compliance costs and subject us to heightened risks and challenges. We may have to spend much more personnel cost and time evaluating and managing these risks and challenges in connection with our products and services in the ordinary course of our business operations, and cooperated and will keep cooperating in the future with the competent regulators in these respects. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

We have been and may again be subject to legal proceedings, claims and investigations in the ordinary course of business and could be adversely impacted by unfavorable results of legal proceedings and investigations.

We are subject to various legal proceedings, claims and government investigations, penalties or actions that have arisen in the ordinary course of business and have not yet been fully resolved, and new legal proceedings, claims, regulatory investigations, penalties or actions may arise in the future. In addition, agreements entered into by us sometimes include indemnification provisions which may subject us to costs and damages in the event of a claim against an indemnified third party. The existence of litigation, claims, governmental investigations and proceedings may harm our reputation, business and adversely affect the trading price of our securities. In 2020, our subsidiary iQIYI was subject to SEC investigation after the publication of a short seller report by Wolfpack Research making certain allegations against iQIYI (the “Wolfpack Report”). In sum and substance, the Wolfpack Report alleges that iQIYI inflated its user numbers, inflated its revenue and deferred revenue in connection with certain parts of iQIYI’s business, inflated its expenses and the purchase prices of certain assets to conceal revenue inflation, and provided misleading financial statements of cash flows by adopting an incorrect accounting method. Following the publication of the Wolfpack Report, the SEC requested iQIYI to produce certain financial, operating, and other documents and records primarily related to the allegations in the Wolfpack Report. iQIYI has voluntarily and publicly disclosed the SEC’s request for information, and, through its legal counsel, it has been providing the SEC with requested documents and information. We are unable to predict the timing, outcome, or consequences of the SEC investigation of iQIYI, or from the SEC’s review of the documents and records requested from iQIYI. In the same year, iQIYI and certain of its current and former directors and officers were named as defendants in several federal putative securities litigations. Also in 2020, we and certain of our current and former officers were named as defendants in three federal putative securities class actions, two of which are in regard to certain of the key allegations contained in the Wolfpack Report. As explained further below, the third securities class action, which does not relate to the allegations in the Wolfpack Report, was dismissed in its entirety with prejudice in May 2021. In 2021, we and certain of our former officers were named as defendants in a separate federal putative securities class action alleging that our subsidiary, iQIYI, made false and misleading statements in its public disclosure documents in violation of federal securities laws. In the event that a court finds that iQIYI, Baidu and/or other defendants violated any of the applicable securities laws, or in the event that iQIYI, Baidu and/or other defendants choose to reach a settlement with plaintiffs, iQIYI and/or Baidu may be liable for civil monetary damages and the potential financial, operational and reputational impact on iQIYI and/or Baidu may be material. However, we cannot predict the timing, outcome or consequences of these class actions, and there is no basis to conclude at this point whether such actions will be successful or whether we will be subject to any damages, let alone how much. For more details, see “Certain Financial Data—Legal Proceedings.” Regardless of the merit of particular claims, legal proceedings, government investigations and proceedings may result in reputational harm, be expensive to respond, time consuming, disruptive to our operations and distracting to management. In the event we or iQIYI does not prevail or we or iQIYI enters into settlement arrangements in any of these proceedings or investigations, we or iQIYI may incur significant expenses which may materially adversely affect our results of operations.

The outcome of legal proceedings and investigations is inherently uncertain. If one or more legal matters were resolved against us or an indemnified third party in a reporting period for amounts in excess of management’s expectations, our financial condition and operating results for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against us that could materially adversely affect our financial condition and operating results.

In addition to the content developed and posted on our platform by ourselves, our users may post information on Baidu Post, Baidu Knows, Baidu Wiki, Baidu Wenku and other sections of our platform, our content providers may provide content through Baijiahao platform and our P4P customers may create text-based descriptions, image descriptions and other phrases to be used as text, images or keywords in our search listings, and users can also use our personal cloud computing service to upload, store and share documents, images, audio and videos on our cloud servers. We have been and may continue to be subject to claims and investigations for intellectual property ownership and infringement, defamation, negligence or other legal theories based on the content found on our platform, the results in our paid search listings or our other products and services, which, with or without merit, may result in diversion of management attention and financial resources and negative publicity for our brand and reputation. In November 2018, an individual, together with his related company, filed a complaint alleging acts of defamation and libel, commercial disparagement, tortious inference with prospective business relations, intentional infliction of emotional distress and civil conspiracy against, among others, us and Robin Yanhong Li in his capacity as our chairman and chief executive officer, in the Supreme Court of New York. The complaint alleged, among other things, that the defendants published articles containing false and defamatory statements concerning the plaintiffs, and sought damages in an aggregate amount of US$11 billion, including purported punitive damages of US$10 billion. The defendants moved the complaint to the U.S. District Court for the Eastern District of New York and filed motions to dismiss the complaint. The plaintiff voluntarily dismissed that complaint, and then added us and Mr. Li as defendants to the Second State Court Lawsuit. We filed motions to dismiss that complaint, which were not opposed. The Plaintiff filed a notice of voluntary discontinuance of the complaint in the Second State Court Lawsuit, and subsequently filed a nearly identical complaint in the U.S. District Court for the Eastern District of New York. In January 2020, the U.S. District Court for the Eastern District of New York dismissed that complaint in its entirety with prejudice, and the time for plaintiff to appeal that dismissal has expired. In February 2020, the Supreme Court of New York granted defendants’ motions to discontinue the Second State Court Lawsuit with prejudice. No appeal of that order has been filed as of the date of this disclosure. We believe these claims to be without merit and intend to continue to defend ourselves vigorously. Separately, in April 2020, we and certain of our current and former officers were named as defendants in a federal putative securities class action alleging, in sum and substance, that our disclosures were materially false or misleading as they misrepresented Baidu’s ability to monitor and filter illicit or improper content on its platform, and failed to disclose alleged investigations and violations of PRC regulatory requirements relating to the monitoring or filtering of illicit or improper content online. In April 2021, the U.S. District Court for the Northern District of California granted defendants’ motion to dismiss in its entirety, and in May 2021, plaintiffs voluntarily dismissed this action in its entirety with prejudice. See “Certain Financial Data—Legal Proceedings.” Furthermore, if the content posted on our platform or found, stored or shared through our other products and services contains information that government authorities find objectionable, our platform or relevant products or services may be shut down and we may be subject to other penalties. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be subject to liability for information displayed on or linked to our websites, mobile apps, Smart Mini Program or Managed Page and negative publicity in international media and our business may be adversely affected as a result.” of our 2020 Form 20-F, which is incorporated by reference in the accompanying prospectus.

We have been, and may again in the future be, subject to claims, investigations or negative publicity based on the results in our paid search listings. Claims have been filed against us after we allowed certain customers to register keywords containing trademarks, trade names or brand names owned by others and displayed links to such customers’ websites in our paid search listings. While we maintain a database of certain well-known trademarks and continually update our system algorithms and functions to guard against customers keywords containing the well-known trademarks that are owned by others, it is not possible for us to completely prevent our customers from bidding on keywords that contain trademarks, trade names or brand names owned by others. There has been negative publicity about fraudulent information in our paid search listings. Although we have been continually enhancing our technology, control and oversight to prevent fraudulent websites, web pages and information from appearing in our paid search listings, there is no guarantee that the measures we have taken are effective at all times. Claims, investigations and negative publicity based on the results in our paid search listings, regardless of their merit, may divert management attention, severely disrupt our operations, adversely affect our results of operations and harm our reputation.

We face risks associated with our acquisition of YY Live and its online live streaming business.

Baidu (Hong Kong) Limited, our wholly-owned subsidiary, entered into definitive agreements with JOYY Inc. and certain of its affiliates, which are collectively referred to as JOYY, to acquire YY Live on November 16, 2020, and subsequently amended the share purchase agreement on February 7, 2021. The closing of this acquisition is subject to certain conditions, including, among others, obtaining necessary regulatory approvals from governmental authorities. We and JOYY Inc. have agreed to extend the long stop date of the proposed transaction to a date mutually agreed upon by the parties. On November 18, 2020, Muddy Waters issued a short seller report containing certain allegations against JOYY, including YY Live business. Based on public records, in November 2020, JOYY and certain of its current and former officers and directors were named as defendants in a federal putative securities class action alleging that they made material misstatements and omissions in documents filed with the SEC regarding certain of the allegations contained in the Muddy Waters short seller report. On February 8, 2021, JOYY publicly disclosed that its audit committee conducted an independent review of the allegations raised in the report related to the YY Live business, with the assistance of independent counsel, working with a team of experienced forensic auditors and data analytics experts, and that the review concluded that the allegations raised and conclusions reached in the report about the YY Live business were not substantiated. We are currently unable to predict the possible or further consequence that may arise from or relate in any way to the allegations contained in the Muddy Waters short seller report. There might be other class actions or regulatory enforcement actions in connection with such allegations. Any adverse outcome as a result of the short seller report, or any class action or regulatory enforcement action in connection thereof, could have a material adverse effect on YY Live’s business, financial condition, results of operation, cash flows, and reputation, and we may record impairment charges or write-offs of intangible assets and goodwill in connection with the acquisition in the future. Even if the allegations against JOYY may ultimately be proven to be groundless, we may have to allocate a portion of our resources to make assessment in relation to the short seller report and various matters provided for in the share purchase agreement. In the event that there is a dispute as to whether indemnification provision is triggered, we may need to utilize a significant portion of our resources and divert management’s attention from our day-to-day operations to resolve such disputes, including any litigation or other legal proceedings arising thereof.

There can be no assurance that the acquired YY Live will bring the anticipated benefits to us. We have relatively limited experience with operating the online live streaming business and we may not be able to successfully integrate YY Live into our existing business. We face uncertainties and challenges in navigating the complex regulatory environment, competing effectively in attracting and retaining users and hosts, and developing and/or upgrading products and services as well as technologies to meet everchanging user needs. If implemented ineffectively or if impacted by unforeseen negative economic or market conditions or other factors, we may not realize the full anticipated benefits of the acquisition of YY Live. Our failure to meet the challenges involved in realizing the anticipated benefits of the acquisition of YY Live could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations. The acquisition and integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses and diversion of management’s attention, and we may record impairment charges or write-offs in connection therewith if the anticipated benefits of the acquisition fail to realize. We would be subject to and may not be able to successfully manage a variety of additional risks associated with respect to combining YY Live with us. These risks include, but are not limited to, the following:

•	the online live streaming business is based on a relatively new business model in a relatively new market in which user demand may change or decrease substantially;

•	challenges in the integration of operations and systems and in managing the expanded operations of a larger and more complex company;

•	challenges in achieving anticipated business opportunities and growth prospects from combining the businesses of YY Live with the rest of our businesses;

•

rules and measures governing online live streaming businesses and hosts are complex and evolving, and we may not be able to navigate such complex regulatory environment or to respond to future changes in regulatory environment in an effective and timely manner;

•

we may face significant risks related to the content and communications on YY Live, as a majority of the communications on YY Live are conducted in real time, and we are unable to verify the sources of all information posted thereon or examine the content generated by users before it is posted;

•	the revenue model for online live streaming may not remain effective, and we may not be able to retain existing users, attract new users, keep users engaged and attract more paying users;

•

we may not be able to retain or attract popular talents such as performers, channel managers, professional game players, commentators and hosts for our live streaming platform or these talents may fail to draw fans or participants; and

•

unanticipated additional costs and expenses resulting from integrating into our business additional personnel, operations, products, services, technology, internal controls and financial reporting responsibilities.

We are exposed to significant downward adjustments or impairments in the market values of our investments, which will be material to financial statements.

As part of our business strategy, we have investments in both private and public companies. Fair values of these investments can be negatively impacted by fluctuations in the share prices of public companies we own, the fair value of private companies we own, liquidity, credit deterioration or losses, financial results, foreign exchange rates, changes in interest rates, or other factors. In addition, after adopting ASC Topic 321, Investments—Equity Securities (“ASC 321”), on January 1, 2018, for investments previously accounted for using the cost method, we elected to use the measurement alternative to measure these investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. Equity securities with readily determinable fair values are measured at fair value, and any changes in fair value are recognized in earnings, instead of through other comprehensive income if they were previously designated as available for sale equity securities under legacy GAAP. The change of these equity securities’ fair value could result in significant fluctuation of our financial condition and operating results.

For example, in 2019, the market value of Trip.com declined, and the continuing low market price of its ADSs caused us to recognize a non-cash impairment loss of RMB8.9 billion in the third quarter of 2019. We have also recognized impairment charges on our long-term investments in 2020, due to the impact of COVID-19 and other factors. Recently, the market value of Kuaishou Technology declined, and the continuing low market price of its shares caused us to recognize a fair-value loss in the second quarter of 2021. We may still suffer significant impairment loss or downward adjustments of our investments in the future. The carrying amounts of long-term investments as of June 30, 2021 were RMB101.3 billion (US$15.7 billion). The value or liquidity of our investments could decline and result in a material impairment, which could materially adversely affect our financial condition and operating results.

The discontinuation of any of the preferential income tax treatments currently available to us in the PRC could have a material and adverse effect on our result of operations and financial condition.

Pursuant to the EIT Law, as further clarified by subsequent tax regulations implementing the EIT Law, foreign-invested enterprises and domestic enterprises are subject to EIT at a uniform rate of 25%. Certain enterprises may benefit from a preferential tax rate of 15% under the EIT Law if they qualify as “High and New Technology Enterprises strongly supported by the state,” subject to certain general factors described in the EIT Law and the related regulations. An enterprise may benefit from a tax exemption or preferential tax rate of 10%

under the EIT law if it qualifies as a “Key Software Enterprise.” Enterprises wishing to enjoy the “Key Software Enterprise” status will be subject to relevant governmental authorities’ assessment each year as to whether they are entitled to the tax exemption or preferential tax rate of 10%.

A number of our PRC subsidiaries and consolidated affiliated entities are entitled to enjoy a preferential tax rate of 15% due to their qualification as “High and New Technology Enterprise,” which are subject to renewal every three years and their current preferential treatment under such “High and New Technology Enterprise” certificates will expire in 2022 and 2023. If any or some of these PRC subsidiaries and consolidated affiliated entities fail to maintain the “High and New Technology Enterprise” qualification, their applicable EIT rate will increase to 25%. Furthermore, certain of these PRC subsidiaries were entitled to a preferential income tax rate of 10% from 2010 to 2019 due to their “Key Software Enterprise” status. However, these PRC subsidiaries did not retained their respective “Key Software Enterprise” status for 2020, and did not enjoy a preferential income tax rate of 10% for 2020. There is no assurance that any of these entities will be able to obtain the “Key Software Enterprise” again in the future. See “Item 5.A. Operating and Financial Review and Prospects—Operating Results—Taxation—PRC Enterprise Income Tax” of our 2020 Form 20-F.

The discontinuation of any of the above-mentioned preferential income tax treatments currently available to us in the PRC could have a material and adverse effect on our result of operations and financial condition. We cannot assure you that we will be able to maintain our current effective tax rate in the future.

Risks Related to Our Corporate Structure

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in PRC laws and regulations or changes in interpretations thereof may materially and adversely affect our business.

Current PRC laws and regulations place certain restrictions and conditions on foreign ownership of certain areas of businesses. For example, pursuant to the 2020 Negative List, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (excluding e-commerce, domestic multiparty communications, store-and-forward and call centers). In addition, foreign investors are prohibited from investing in companies engaged in internet culture businesses (except for music) and radio and television program production businesses.

We and our PRC subsidiaries are still considered foreign persons or foreign-invested enterprises under PRC foreign investment related laws. As a result, we and our PRC subsidiaries are subject to PRC legal restrictions on or conditions for foreign ownership of various industries, including the aforementioned ones. Due to these restrictions and conditions, we operate our platform and conduct business in certain restricted or prohibited industries in China through our consolidated affiliated entities. As all the nominee shareholders of our consolidated affiliated entities are either PRC citizens or PRC domestic enterprises, these entities are therefore considered as PRC domestic enterprises under PRC law. The “nominee shareholders” refer to those shareholders who have entered into exclusive equity purchase and transfer option agreements and equity pledge agreements with us as part of the contractual arrangements. Our contractual arrangements with our consolidated affiliated entities and the nominee shareholders allow us to have the power to direct the activities of these entities that most significantly impact their economic performance. These contractual arrangements demonstrate our ability and intention to continue to exercise the ability to absorb losses or receive economic benefits that could potentially be significant to the consolidated affiliated entities. In 2018, 2019, 2020 and the six months ended June 30, 2021, we derived 33%, 40%, 43% and 43% of our external revenues from our consolidated affiliated entities, respectively.

However, we are a Cayman Islands holding company with no equity ownership in our consolidated affiliated entities and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our consolidated affiliated entities with which we have maintained contractual arrangements. Investors in our

Class A ordinary shares or the ADSs thus are not purchasing equity interest in our consolidated affiliated entities in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our consolidated affiliated entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Baidu, Inc. may not be able to repay the Notes and other indebtedness, and our shares may decline in value or become worthless, if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries that conduct all or substantially all of our operations. Our holding company in the Cayman Islands, our consolidated affiliated entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our consolidated affiliated entities and, consequently, significantly affect the financial performance of our consolidated affiliated entities and our company as a group.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our consolidated affiliated entities, including but not limited to Baidu Netcom and the nominee shareholders. These laws and regulations may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Due to the uncertainty and complexity of the regulatory environment, we cannot assure you that we would always be in full compliance with applicable laws and regulations, the violation of which may have adverse effect on our business and our reputation.

Although we believe we, our PRC subsidiaries and our consolidated affiliated entities comply with current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The PRC government has broad discretion in determining rectifiable or punitive measures for non-compliance with or violations of PRC laws and regulations. If the PRC government determines that we or our consolidated affiliated entities do not comply with applicable law, it could revoke our consolidated affiliated entities’ business and operating licenses, require our consolidated affiliated entities to discontinue or restrict our consolidated affiliated entities’ operations, restrict our consolidated affiliated entities’ right to collect revenues, block our consolidated affiliated entities’ websites, require our consolidated affiliated entities to restructure our operations, impose additional conditions or requirements with which our consolidated affiliated entities may not be able to comply, impose restrictions on our consolidated affiliated entities’ business operations or on their customers, or take other regulatory or enforcement actions against our consolidated affiliated entities that could be harmful to their business. Any of these or similar occurrences could significantly disrupt our or our consolidated affiliated entities’ business operations or restrict our consolidated affiliated entities from conducting a substantial portion of their business operations, which could materially and adversely affect our consolidated affiliated entities’ business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of any of our consolidated affiliated entities that most significantly impact its economic performance, and/or our failure to receive the economic benefits from any of our consolidated affiliated entities, we may not be able to consolidate these entities in our consolidated financial statements in accordance with U.S. GAAP.

Risks Related to Doing Business in China

The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by

PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the enacted version of the revised Measures for Cybersecurity Review, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Our auditor, the independent registered public accounting firm that issues the audit report included in our 2020 Form 20-F incorporated by reference in the accompanying prospectus and the interim financial information included in this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is currently not inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.

The PCAOB’s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The

PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our subsidiaries and consolidated affiliated entities in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China for the past decades. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, we may not be aware of our potential violation of these policies and rules. In addition, any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC government has significant oversight over the conduct of our business and it has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Any failure or perceived failure by us to comply with the Anti-Monopoly Guidelines for Internet Platforms and other anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations.

The PRC anti-monopoly enforcement agencies have in recent years strengthened enforcement under the PRC Anti-monopoly Law. In March 2018, the SAMR was formed as a new governmental agency to take over, among other things, the anti-monopoly enforcement functions from the relevant departments under the MOFCOM, the NDRC and the SAIC, respectively. Since its inception, the SAMR has continued to strengthen anti-monopoly enforcement. In December 2018, the SAMR issued the Notice on Anti-monopoly Enforcement Authorization, which grants authorities to its province-level branches to conduct anti-monopoly enforcement within their respective jurisdictions. In September 2020, the SAMR issued Anti-monopoly Compliance Guideline for Operators, which requires, under the PRC Anti-monopoly Law, operators to establish anti-monopoly compliance management systems to prevent anti-monopoly compliance risks. On February 7, 2021, the Antimonopoly Commission of the State Council officially promulgated the Anti-Monopoly Guidelines for Internet Platforms. Pursuant to an official interpretation from the Anti-monopoly Commission of the State Council, the Anti-Monopoly Guidelines for Internet Platforms mainly covers five aspects, including general provisions, monopoly agreements, abusing market dominance, concentration of undertakings, and abusing of administrative powers eliminating or restricting competition. The Anti-Monopoly Guidelines for Internet Platforms prohibits certain monopolistic acts of internet platforms so as to protect market competition and safeguard interests of users and undertakings participating in internet platform economy, including without limitation, prohibiting companies with dominant position from abusing their market dominance (such as discriminating customers in terms of pricing and other transactional conditions using big data and analytics, coercing counterparties into exclusivity arrangements, using technology means to block competitors’ interface, favorable positioning in search results of goods displays, using bundle services to sell services or products, compulsory collection of unnecessary user data). In addition, the Anti-Monopoly Guidelines for Internet Platforms also reinforces antitrust merger review for internet platform related transactions to safeguard market competition. In practice, the PRC governmental authority also strengthens the supervision of monopoly and other unfair competition acts, and requests to establish a new order of the platform economy. In April 2021, the SAMR, together with certain other PRC government authorities convened an administrative guidance meeting, focusing on unfair competition acts in community group buying, self-inspection and rectification by major internet companies of possible violations of anti-monopoly, anti-unfair competition, tax and other related laws and regulations, and requesting such companies to comply with relevant laws and regulations strictly and be subject to public supervision. In addition, many internet companies, including the over 30 companies which attended such administrative guidance meeting, are required to conduct a comprehensive self-inspection and make necessary rectification accordingly. The SAMR has stated it will organize and conduct inspections on the companies’ rectification results. If the companies are found to conduct illegal activities, more severe penalties are expected to be imposed on them in accordance with the laws. As of the date of this prospectus supplement, we have completed such self-inspection and have not received any further inquiry from the relevant governmental authorities. As the Anti-Monopoly Guidelines for Internet Platforms was newly promulgated, we are unable to estimate its specific impact on our business, financial condition, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. If any non-compliance is raised by relevant authorities and determined against us, we may be subject to fines and other penalties.

To our knowledge, until recently there have been few precedents where internet companies with a VIE structure were investigated for being involved in the concentrations of undertaking. It has been long debated whether transactions involving internet companies with a VIE structure are subject to prior filing of notification requirements, since filing of notification of concentration of undertaking made by some internet companies were not accepted in the past. Due to such regulatory history in the industry and as a matter of common industry practice in the past, we did not file prior notification of concentrations of undertaking. In April 2020, the SAMR published a case of concentration of undertaking where a VIE structure was involved (such case was closed in July 2020 and unconditional approval was granted). In November 2020, the draft Guidelines to Anti-Monopoly in the Field of Internet Platforms also, for the first time, expressly include concentrations involving a VIE structure within the ambit of SAMR’s merger control review if the reporting thresholds are triggered. Furthermore, in December 2020, the SAMR has, for the first time, formally penalized three internet companies with a VIE structure for failure to file prior notifications of implementing concentrations. Hence, starting from 2020, the SAMR has been reviewing historical cases of concentrations of undertaking of internet companies with a VIE structure, and past failure to file prior notification of concentrations of undertaking may be investigated and penalized.

We have received enquiries from the SAMR related to failure to file prior notification of concentrations of undertaking. In February and August 2021, we received from the SAMR two notifications in connection with two cases for failing to file the prior notifications of concentrations of undertaking, imposing a fine of RMB500,000 in each case. There can be no assurance that such enquiries can be resolved in a timely manner to the SAMR’s satisfaction, or that we will not be subject to more enquiries or penalties in the future. If the SAMR determines we, in the past or in the future, have failed to file other concentrations which are subject to the prior notification, we may be subject to penalty, including fines up to RMB500,000 per case, and in extreme case being ordered to terminate the contemplated concentration, to dispose of our equity or asset within a prescribed period, to transfer our business within a prescribed time or to take any other necessary measures to restore to the pre-concentration status. We may receive greater scrutiny and attention from regulators and more frequent and rigid investigation or review by regulators, which will increase our compliance costs and subject us to heightened risks and challenges. We may have to spend much more personnel cost and time evaluating and managing these risks and challenges in connection with our products and services as well as our investments in our ordinary business course to avoid any failure to comply with these regulations. Any failure or perceived failure by us to comply with the Anti-Monopoly Guidelines for Internet Platforms and other anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, lawsuits or claims against us and could have an adverse effect on our business, financial condition and results of operations.

Risks Related to the Notes

The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities.

The Notes will not be guaranteed by any of our existing or future subsidiaries and consolidated affiliated entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Our subsidiaries and consolidated affiliated entities will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan, or other payment. The Notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries and consolidated affiliated entities such that in the event of insolvency, liquidation, reorganization, dissolution, or other winding up of any of our subsidiaries or consolidated affiliated entities, all of that subsidiary’s or consolidated affiliated entity’s creditors (including trade creditors) and any holders of preferred stock or shares would be entitled to payment in full out of that subsidiary’s or consolidated affiliated entity’s assets before any remaining assets would be available to Baidu, Inc. to make payments due on the Notes.

In addition, the indenture governing the Notes will, subject to some limitations, permit these subsidiaries and consolidated affiliated entities to incur additional obligations and will not contain any limitation on the amount of indebtedness or other liabilities, such as trade payables, that may be incurred by these subsidiaries and consolidated affiliated entities.

The indenture does not restrict the amount of additional debt that we may incur.

The Notes and the indenture under which the Notes will be issued do not limit the amount of unsecured debt that may be incurred by us or our subsidiaries or consolidated affiliated entities, and they permit us and certain of our subsidiaries and consolidated affiliated entities to incur secured debt without equally and ratably securing the Notes under specified circumstances. As of June 30, 2021, our total debt was RMB82.0 billion (US$12.7 billion), primarily consisting of US$469 million in short-term loans, US$2.1 billion in long-term loans, and our US$750 million 3.500% notes due 2022, US$500 million 4.125% notes due 2025, US$900 million 2.875% notes due 2022, US$600 million 3.625% notes due 2027, US$1.0 billion 3.875% notes due 2023, US$500 million 4.375% notes due 2028, US$850 million 4.375% notes due 2024, US$600 million 3.075% notes due 2025, US$400 million 4.875% notes due 2028, US$400 million of 3.425% notes due 2030, US$650 million of 1.720% notes due 2026, US$300 million of 2.375% notes due 2030, iQIYI’s US$750 million 3.75% convertible senior notes due 2023, iQIYI’s US$1.2 billion 2.00% convertible senior notes due 2025, and iQIYI’s US$900 million 4.00% convertible senior notes due 2026. After the completion of this offering, we and our subsidiaries and consolidated affiliated entities may incur additional debt. Our and our subsidiaries’ and consolidated affiliated entities’ incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the market value of your Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

The Notes will be effectively subordinated to any of our secured obligations to the extent of the value of the property securing those obligations.

The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to our existing and future secured obligations with respect to the assets that secure those obligations. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured obligations, or in the event of our bankruptcy, insolvency, liquidation, dissolution, or reorganization, the proceeds from the sale of assets securing our secured obligations will be available to pay obligations on the Notes only after all such secured obligations have been paid in full. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution, or reorganization.

We may not be able to repurchase the Notes upon a Triggering Event.

Upon the occurrence of a Triggering Event described in “Description of the Notes—Repurchase Upon Triggering Event,” we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. The source of funds for any purchase of the Notes would be our available cash or cash generated from our subsidiaries’ or consolidated affiliated entities’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a Triggering Event because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a Triggering Event and repay our other indebtedness that may become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law.

Holders of the Notes may not be able to determine when a Triggering Event giving rise to their right to have the Notes repurchased has occurred.

The definition of Triggering Event in the indenture that will govern the Notes includes a phrase relating to operating “substantially all” or deriving “substantially all” of the economic benefits from, the business operations conducted by the Group. There is no precise established definition of the phrase “substantially all” under New York law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of a Triggering Event may be uncertain.

We have significant flexibility in allocating the net proceeds of the Sustainability Notes and there can be no assurance that such net proceeds will be totally or partially disbursed for any Eligible Projects.

We intend to use an equivalent amount of the estimated net proceeds from the Sustainability Notes to finance or refinance, in whole or in part, one or more of our new or existing Eligible Projects, pursuant to our Sustainable Finance Framework. However, there can be no assurance that any such Eligible Project will be implemented in part or in its entirety in such manner and/or in accordance with any timing schedule, or that any such Eligible Project will be completed within any specified period or at all or with the results or outcome as we originally expected or anticipated. We have significant flexibility in allocating the net proceeds of the Sustainability Notes and there can be no assurance that such net proceeds will be totally or partially disbursed for the Eligible Projects. Neither the terms of the Sustainability Notes nor the Indenture governing the Sustainability Notes require us to use the proceeds as described under “Use of Proceeds,” and any failure by us to comply with the anticipated use of proceeds will not constitute an event of default under the Sustainability Notes or the Indenture or result in an increase in interest rates or other penalties. Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of the net proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the Sustainability Notes together with any other investigation such investor deems necessary and whether the Sustainability Notes are suitable for their investment criteria.

There is no clear legal and regulatory definition of or market consensus of or standardized criteria for what constitutes a “green,” “social,” “sustainability” or other equivalently labeled project or investment, and there can be no assurance that the use of proceeds of the Sustainability Notes to finance the Eligible Projects will be suitable for the investment criteria of an investor.

There is currently no clear definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainability” or an equivalently-labeled project or investment, or as to what exact characteristics or attributes may be required for a particular project to be defined as “green,” “social,” “sustainability” or such other equivalent label, and no assurance can be given that a clear definition of or consensus regarding such projects will develop over time.

None of the Representatives for this offering is responsible for assessing or verifying whether the Eligible Projects to which we allocate the net proceeds of the Sustainability Notes meet the criteria or went through the process of evaluation and selection described in “Use of Proceeds,” or for monitoring the use of proceeds. In particular, no assurance is given by us or any Representative of the Notes that the use of such net proceeds to fund any Eligible Projects will satisfy (or will continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations regarding such “green,” “social,” “sustainability” or other equivalently-labeled performance objectives, in particular with regard to any direct or indirect environmental, social, or sustainability impact of any projects or uses, the subject of or related to, any Eligible Project. Any failure to allocate the net proceeds from the sale of the Sustainability Notes to the Eligible Projects or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the Sustainability Notes.

In addition, no assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the offering of the Sustainability Notes and, in particular, with respect to whether the Sustainability Notes or the Eligible Projects fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement. Any such opinion or certification is not, nor should it be deemed to be, a recommendation by us or any representative, or any other person to buy, sell or hold the Sustainability Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Currently, the providers of such opinions and certifications may not be subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters with respect to which such opinion or certification is opining or certifying may have a material adverse effect on the value of the Sustainability Notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the Sustainability Notes.

The Sustainability Notes may not be included in any dedicated “green,” “environmental,” “social,” “sustainability” or other equivalently-labeled index, and any such inclusion may not be indicative of the suitability for the investment criteria of an investor.

While no assurance can be given that any such inclusion will happen, in the event that the Sustainability Notes are included in any dedicated “green,” “environmental,” “social,” “sustainability” or other equivalently-labeled index, no representation or assurance can be given by us, any representative or any other person:

•

that such inclusion would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects (and it should be noted that the criteria for any such inclusion in an index may vary); or

•	that any such inclusion will be maintained during the life of the Sustainability Notes.

In the event that the Sustainability Notes are included in any such index, any change to the inclusion status of the Sustainability Notes, including, but not limited to, the exclusion of the Sustainability Notes from the index or the suspension or admission to trading of the Sustainability Notes, may have a material adverse effect on the value of the Sustainability Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose. Prospective investors must have regard to the relevant projects and eligibility criteria described under the section headed “Use of Proceeds” of this prospectus supplement and determine for themselves the relevance of any such inclusion of the information contained in this prospectus supplement regarding the use of proceeds, and its purchase of any Notes should be based upon such investigation as it deems necessary.

The Notes may not be a suitable investment for all investors seeking exposure to sustainable assets.

Whilst we have agreed to certain obligations as described under this prospectus supplement titled “Use of Proceeds”, it will not constitute a covenant or undertaking under the terms of the Notes. We cannot guarantee that we will be able to comply with the obligations as set out in “Use of Proceeds” and the Sustainable Finance Framework. However it will not be an event of default under the terms of the Notes if we fail to comply with such obligations. Any failure to use the net proceeds of the issue of the Notes in connection with green projects and/or social projects, and/or environmental and/or social concerns with respect to such Notes, may affect the value and/or trading price of the Notes, and/or may have consequences for certain investors with portfolio mandates to invest in green projects and/or social projects.

We have engaged an independent consultant to review the Sustainable Finance Framework, who has issued a second party opinion, or the Second Party Opinion. The Second Party Opinion will be made available to investors via our Corporate ESG website. The Second-Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed above and other factors that may affect the value of the Notes. The Second-Party Opinion is not a recommendation to buy, sell or hold the Notes and are only current as of the date that the Second-Party Opinion was initially issued, and may be updated, suspended or withdrawn at any time. Currently, the providers of second-party opinions are not subject to any regulatory regime or oversight. A withdrawal of any of the Second-Party Opinion or any failure to use the proceeds of the Notes on projects related to the Eligible Projects or to meet or continue to meet the investment requirements of certain environmentally-focused investors with respect to such Notes, may have an adverse effect on the value of the Notes and/or may have adverse consequences for certain investors with portfolio mandates to invest in green assets.

No assurance can be provided with respect to the suitability or reliability of the Second-Party Opinion or that the Notes will fulfil the criteria to qualify as Sustainability Notes. The Representatives will not undertake, or be responsible for, any assessment of the eligibility of projects within the definition of Eligible Projects or the monitoring of the use of proceeds from the offering of the Notes. None of the Sustainable Finance Framework or the Second-Party Opinion is incorporated into, or forms part of, this prospectus supplement.

The terms of the indenture and the Notes provide only limited protection against significant corporate events that could adversely impact your investment in the Notes.

While the indenture and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect your investment in the Notes. For example, we are not required to offer to repurchase all outstanding Notes upon the occurrence of a change of control event (which event would trigger such a repurchase obligation under our 3.500% Notes due 2022 in the principal amount of US$750 million). In addition, certain important corporate events, such as merger or consolidation, sale of all or substantially all of the assets, liquidation or dissolution and leveraged recapitalizations, would not, under the indenture that will govern the Notes, constitute a Triggering Event that would require us to repurchase the Notes, even though those corporate events could adversely affect our capital structure, credit ratings or the value of the Notes. See “Description of the Notes—Repurchase Upon Triggering Event.”

The indenture for the Notes also does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows, or liquidity;

•	limit our ability to incur obligations that are equal in right of payment to the Notes;

•

restrict our subsidiaries’ or consolidated affiliated entities’ ability to issue unsecured securities or otherwise incur unsecured obligations that would be senior to our equity interests in our subsidiaries or consolidated affiliated entities and therefore rank effectively senior to the Notes;

•	limit the ability of our subsidiaries or consolidated affiliated entities to service indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other obligations;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our shares or other securities ranking junior to the Notes; or

•	limit our ability to sell, merge, or consolidate any of our subsidiaries or consolidated affiliated entities.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances, and events that could have an adverse impact on your investment in the Notes.

An active trading market for the Notes may not develop, and the trading price of the Notes could be materially and adversely affected.

The Notes are a new issue of securities for which there is currently no trading market. We will apply to the SEHK for listing of, and permission to deal in, the Notes by way of debt issues to Professional Investors only. However, we cannot assure you that the Notes will be or remain listed. Further, there can be no assurance that we will be able to obtain or maintain such listing or that an active trading market will develop. If no active trading market develops, you may not be able to resell your Notes at their fair market value, or at all. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been advised that the underwriters intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue such market making activity at any time without notice. Therefore there can be no assurance that an active trading market for the Notes will develop or be sustained. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In addition, the Notes may trade at prices that are higher or lower than the price at which the Notes have been issued. The price at which the Notes trade depends on many factors, including:

•	prevailing interest rates and interest rate volatility;

•	our results of operations, financial condition, and future prospects;

•	changes in our industry and competition;

•	the market conditions for similar securities; and

•	general economic conditions,

almost all of which are beyond our control. As a result, there can be no assurance that you will be able to resell the Notes at attractive prices or at all.

We may be deemed a PRC “resident enterprise” under PRC tax laws, which could subject interest on the Notes to PRC withholding tax and gains on the transfer of the Notes to PRC income tax and could, under certain circumstances, permit us to redeem the Notes.

If we are considered a PRC resident enterprise under the PRC Enterprise Income Tax Law, holders of Notes who are non-resident enterprises may be subject to PRC withholding tax on interest paid by us or PRC income tax on any gains realized from the transfer of Notes, if such income is considered to be derived from sources within China, at a rate of 10% (or lower rate if available under an applicable tax treaty), provided that such non-resident enterprise investor (i) has no establishment or premises in China, or (ii) has an establishment or premises in China but its income derived from China has no real connection with such establishment or premises. Furthermore, if we are considered a PRC resident enterprise and relevant PRC tax authorities consider interest we pay with respect to the Notes or any gains realized from the transfer of Notes to be income derived from sources within China, such interest earned by non-resident individuals may be subject to PRC withholding tax and such gain realized by non-resident individuals may be subject to PRC individual income tax, in each case at a rate of 20% (or lower rate if available under an applicable tax treaty). However, if we are treated as a PRC resident enterprise, it is unclear whether in practice non-resident investors would be able to obtain the benefits of tax treaties between China and their countries. In addition, if we are considered a PRC resident enterprise, interest payable by us to non-resident holders of the Notes may be subject to PRC value-added tax at a rate of 6% and related local levies, including educational surtax and urban maintenance and construction tax at a rate of up to 0.72%.

If we were deemed a PRC resident enterprise and required to withhold tax on interest on the Notes, we would be required, subject to certain exceptions, to pay additional amounts as described under “Description of the Notes—Payment of Additional Amounts.” As described under “Description of Debt Securities—Tax Redemption” in the accompanying prospectus, we may redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest if such requirement to pay additional amounts results from a change in law (or a change in the official application or interpretation of law).

Redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes prior to maturity. We may redeem the Notes at times when prevailing interest rates are relatively low. Accordingly, you may not be able to reinvest the amount received upon redemption in a comparable security at an effective interest rate as high as that of the Notes.

Our credit ratings may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

CERTAIN FINANCIAL DATA

Set forth below are certain consolidated statements of comprehensive income (loss) data and cash flow data for the years ended December 31, 2016, 2017, 2018, 2019, and 2020 and certain consolidated balance sheet data as of December 31, 2016, 2017, 2018, 2019, and 2020. The consolidated statements of comprehensive income (loss) data and cash flow data presented below for the years ended December 31, 2018, 2019 and 2020 and the consolidated balance sheet data as of December 31, 2019 and 2020 have been derived from our audited consolidated financial statements that are included in our 2020 Form 20-F and are incorporated by reference in the accompanying prospectus. The consolidated statements of comprehensive income data and cash flow data presented below for the years ended December 31, 2016 and 2017 and the consolidated balance sheet data as of December 31, 2016 and 2017 and 2018 have been derived from our audited consolidated financial statements that are not included in our 2020 Form 20-F. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated statements of comprehensive income data and cash flow data presented below for the six months ended June 30, 2020 and 2021 and the consolidated balance sheet data as of June 30, 2021 have been derived from our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2021 and as of June 30, 2021, which are included in this prospectus supplement. The unaudited interim financial information has been prepared on the same basis as our audited consolidated financial data, and includes all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of our financial position and results of operations for the periods presented.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for each of the three years ended December 31, 2020 and as of December 31, 2019 and 2020 and related notes and “Item 5. Operating and Financial Review and Prospects” in our 2020 Form 20-F, and our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2021 and as of June 30, 2021 included in this prospectus supplement. Our historical results do not necessarily indicate results expected for any future periods.

Starting from January 1, 2020, we adopted Accounting Standards Update (“ASU”) 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials (“ASU 2019-02”), using a prospective transition method. For the year ended December 31, 2020 and the six months ended June 30, 2021, cash outflows for the costs incurred to obtain rights for licensed content are reported as operating cash outflows in our consolidated statement of cash flows whereas they were reported as investing cash outflows prior to the adoption of ASU 2019-02.

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2016(1)	2017(1)	2018(2)	2019(2)	2020(2)	2020(2)	2021(2)
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
						(unaudited)	(unaudited)	(unaudited)
Consolidated Statements of Comprehensive Income (Loss) Data:
Revenues:
Online marketing services	64,525	73,146	81,912	78,093	72,840	31,931	38,922	6,028
Others	6,024	11,663	20,365	29,320	34,234	16,648	20,562	3,185

Total revenues	70,549	84,809	102,277	107,413	107,074	48,579	59,484	9,213

Operating costs and expenses:
Cost of revenues	35,278	43,062	51,744	62,850	55,158	27,821	30,899	4,785
Selling, general and administrative	15,071	13,128	19,231	19,910	18,063	8,269	10,952	1,697
Research and development	10,151	12,928	15,772	18,346	19,513	9,282	11,381	1,763

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2016(1)	2017(1)	2018(2)	2019(2)	2020(2)	2020(2)	2021(2)
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
						(unaudited)	(unaudited)	(unaudited)
Total operating costs and expenses	60,500	69,118	86,747	101,106	92,734	45,372	53,232	8,245

Operating profit	10,049	15,691	15,530	6,307	14,340	3,207	6,252	968

Total other income (loss), net	4,460	5,592	11,795	(6,647)	8,750	(677)	21,347	3,307

Income (loss) before income taxes	14,509	21,283	27,325	(340)	23,090	2,530	27,599	4,275

Income taxes	2,913	2,995	4,743	1,948	4,064	1,420	3,731	578
Net income (loss)	11,596	18,288	22,582	(2,288)	19,026	1,110	23,868	3,697

Less: Net loss attributable to noncontrolling interests	(36)	(13)	(4,991)	(4,345)	(3,446)	(2,510)	(1,202)	(186)

Net income attributable to Baidu, Inc	11,632	18,301	27,573	2,057	22,472	3,620	25,070	3,883

(1)	VAT is presented in the cost of revenues rather than net against revenues in accordance with the legacy revenue accounting standard (ASC 605).
(2)	VAT is presented as net against revenues rather than in the cost of revenues in accordance with the new revenue accounting standard (ASC 606).

	As of December 31,					As of June 30,
	2016	2017	2018	2019	2020	2021
	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(In millions)
						(unaudited)	(unaudited)
Consolidated Balance Sheets Data:
Cash and cash equivalents	10,898	11,084	27,638	33,443	35,782	42,896	6,644
Restricted cash	318	252	2,189	996	758	10,652	1,649
Short-term investments	71,196	89,381	111,626	112,924	126,402	126,387	19,575
Total assets(1)	181,997	251,728	297,566	301,316	332,708	389,287	60,293
Short-term loans	1,115	1,244	3,046	2,618	3,016	3,025	469
Long-term loans, current portion	3,468	10	84	737	7,427	915	142
Long-term loans, non-current portion	6,822	6,701	7,456	7,804	—	12,784	1,980
Notes payable, current portion	5,203	6,500	6,871	5,219	—	—	—
Notes payable, non-current portion	27,648	29,111	42,735	38,090	48,408	47,915	7,421
Convertible senior notes, current portion	—	—	—	—	4,752	4,777	740
Convertible senior notes, non-current portion	—	—	4,712	12,297	11,927	12,592	1,950
Total liabilities	84,254	121,356	121,814	128,501	140,865	149,959	23,226
Total Baidu, Inc. shareholders’ equity	92,274	115,346	162,897	163,599	182,696	228,907	35,453

(1)

We adopted ASU No. 2016-02: Leases on January 1, 2019 using the modified retrospective transition method. Right-of-use assets (“ROU assets”) and lease liabilities (including current and non-current) for operating leases are presented on the face of the consolidated balance sheets as of December 31, 2019 and 2020, and as of June 30, 2021 while the consolidated balance sheet data for the years ended December 31, 2016, 2017, and 2018 have been prepared in accordance with ASC topic 840, Accounting for Leases (“ASC 840”).

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2016	2017	2018	2019	2020	2020	2021
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
						(unaudited)	(unaudited)	(unaudited)
Consolidated Cash Flow Data:
Net cash provided by operating activities(1)	22,480	32,828	35,967	28,458	24,200	10,386	12,053	1,867
Net cash used in investing activities(1)	(35,911)	(76,949)	(34,460)	(19,974)	(27,552)	(20,404)	(19,519)	(3,023)
Net cash provided by (used in) financing activities	14,447	44,557	15,082	(3,873)	5,665	(2,763)	24,686	3,824
Net increase (decrease) in cash, cash equivalents and restricted cash(2)	1,160	120	18,491	4,612	2,101	(12,562)	17,008	2,635
Non-GAAP Measure:
Adjusted EBITDA(3)	15,684	23,202	24,155	18,416	27,503	9,867	13,195	2,044

(1)

We adopted ASU 2019-02 on January 1, 2020 using the prospective transition method, which reclassifies cash outflows for costs incurred to obtain rights for licensed content from investing activities to operating activities.

(2)

We adopted ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash on January 1, 2018 using the retrospective transition method. Restricted cash presented on the face of the consolidated balance sheets are included in cash, cash equivalents and restricted cash when reconciling beginning-of-period and end-of-period total amounts presented in the statements of cash flows for the periods of 2016, 2017, 2018, 2019 and 2020 and the six months ended June 30, 2020 and 2021.

(3)

To supplement our consolidated financial results presented in accordance with U.S. GAAP, we use adjusted EBITDA, a non-GAAP financial measure, in evaluating our performance. We define adjusted EBITDA as operating profit excluding depreciation, amortization and impairment of intangible assets resulting from business combinations, and share-based compensation expenses. For a discussion of limitations of adjusted EBITDA, see “—Non-GAAP Financial Measure.”

Non-GAAP Financial Measure

We believe that adjusted EBITDA, a non-GAAP financial measure, provides meaningful supplemental information regarding our performance and liquidity by excluding certain expenses, particularly share-based compensation expenses and depreciation of fixed assets that may not be indicative of our operating performance or financial condition from a cash perspective. We believe that both our management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning and forecasting future periods. Adjusted EBITDA also facilitates our management’s internal comparisons to our historical performance and liquidity. We believe that adjusted EBITDA is useful to investors in allowing for greater transparency with respect to supplemental information used by our management in its financial and operational decision making. A limitation of using adjusted EBITDA is that it excludes interest, taxes, depreciation, amortization and impairment of intangible assets resulting from business combinations, and share-based compensation charges that have been, and will continue to be for the foreseeable future, significant expense items in our results of operations. Another limitation of using adjusted EBITDA is that it does not include all items that impact our net cash provided by operating activities during the period. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from adjusted EBITDA.

The presentation of adjusted EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. In addition, our adjusted EBITDA may not be comparable to EBITDA, adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate this non-GAAP financial measure in the same manner as we do. Furthermore, we have adjusted, and may adjust from time to time the methodology of our adjusted EBITDA.

The accompanying table sets out our adjusted EBITDA for each period shown, together with a reconciliation between adjusted EBITDA and the most directly comparable U.S. GAAP financial measure, operating profit.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2016	2017	2018	2019	2020	2020	2021
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
						(unaudited)	(unaudited)	(unaudited)
Operating profit	10,049	15,691	15,530	6,307	14,340	3,207	6,252	968
Add: Share-based compensation expenses	1,760	3,244	4,676	5,626	6,728	3,336	3,615	561
Add: Depreciation of fixed assets	3,451	3,805	3,730	5,616	5,771	2,825	3,180	493
Add: Amortization and impairment of intangible assets resulting from business combinations	424	462	219	867	664	499	148	22

Adjusted EBITDA (non-GAAP)	15,684	23,202	24,155	18,416	27,503	9,867	13,195	2,044

The discussion of our audited financial information for each of the three years ended December 31, 2020 and as of December 31, 2019 and 2020 is set forth in “Item 5. Operating and Financial Review and Prospectus” in our 2020 Form 20-F, which is incorporated by reference in the accompanying prospectus.

Six months ended June 30, 2021 compared to six months ended June 30, 2020

Consolidated revenues. Our total revenues increased by 22% from RMB48.6 billion in the six months ended June 30, 2020 to RMB59.5 billion (US$9.2 billion) in the six months ended June 30, 2021.

Our online marketing revenues for Baidu Core increased by 22% from RMB28.9 billion in the six months ended June 30, 2020 to RMB35.3 billion (US$5.5 billion) in the six months ended June 30, 2021.

Our online marketing revenues for iQIYI increased by 20% from RMB3.1 billion in the six months ended June 30, 2020 to RMB3.7 billion (US$580 million) in the six months ended June 30, 2021, primarily due to the continuous rebound of brand-advertising budgets amid the macroeconomy recovery.

Other revenues increased by 24% from RMB16.6 billion in the six months ended June 30, 2020 to RMB20.6 billion (US$3.2 billion) in the six months ended June 30, 2021, which was primarily due to an increase of AI cloud and other services.

Consolidated operating costs and expenses. Our total operating costs and expenses increased by 17% from RMB45.4 billion in the six months ended June 30, 2020 to RMB53.2 billion (US$8.2 billion) in the six months ended June 30, 2021.

Cost of Revenues. Our cost of revenues increased by 11% from RMB27.8 billion in the six months ended June 30, 2020 to RMB30.9 billion (US$4.8 billion) in the six months ended June 30, 2021. This increase was primarily due to an increase in traffic acquisition costs and cost of goods sold related to new AI business.

Selling, General and Administrative Expenses. Our selling, general and administrative expenses increased by 32% from RMB8.3 billion in the six months ended June 30, 2020 to RMB11.0 billion (US$1.7 billion) in the six months ended June 30, 2021. This increase was primarily due to an increase in channel spending and promotional expenses and personnel-related expenses.

Research and Development Expenses. Our research and development expenses increased by 23% from RMB9.3 billion in the six months ended June 30, 2020 to RMB11.4 billion (US$1.8 billion) in the six months ended June 30, 2021, primarily due to personnel-related expenses.

Operating profit. As a result of the foregoing, our operating profit increased by 95% from RMB3.2 billion in the six months ended June 30, 2020 to RMB6.3 billion (US$968 million) in the six months ended June 30, 2021.

Total other income (loss), net. Our total other income, net was RMB21.3 billion (US$3.3 billion) in the six months ended June 30, 2021, which included a fair value gain of RMB20.6 billion from long-term investments, primarily related to a mark-to-market adjustment on Kuaishou Technology. In the six months ended June 30, 2020, our total other loss, net amounted to RMB677 million. A significant portion of long-term investments is subject to quarterly mark-to-market adjustment, which may contribute to net income volatility in the future.

Income tax expense. Our income tax expenses increased from RMB1.4 billion in the six months ended June 30, 2020 to RMB3.7 billion (US$578 million) in the six months ended June 30, 2021. The increase in income tax expense was mainly due to deferred income tax expense recognized for long-term investments.

Net Income Attributable to Baidu, Inc. As a result of the foregoing, net income attributable to Baidu, Inc. increased substantially from RMB3.6 billion in the six months ended June 30, 2020 to RMB25.1 billion (US$3.9 billion) in the six months ended June 30, 2021.

Segment Revenues

The following table sets forth our revenues by segment and year-over-year change rate for the periods indicated, with each segment revenues including inter-segment revenues:

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB	US$	YoY%
	(in millions, except percentages, unaudited)
Revenues:
Baidu Core	34,194	44,524	6,896	30
iQIYI	15,062	15,576	2,412	3

Baidu Core. Baidu Core revenue increased by 30 % from RMB34.2 billion in the six months ended June 30, 2020 to RMB44.5 billion (US$6.9 billion) in the six months ended June 30, 2021.

iQIYI. iQIYI revenue increased by 3 % from RMB15.1 billion in the six months ended June 30, 2020 to RMB15.6 billion (US$2.4 billion) in the six months ended June 30, 2021.

Segment Operating Costs and Expenses

The following table sets forth our operating costs and expenses by segment and year-over-year change rate for the periods indicated, with each segment operating costs and expenses including inter-segment costs and expenses:

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB	US$	YoY%
	(in millions, except percentages, unaudited)
Operating Costs and Expenses:
Baidu Core	27,380	36,058	5,585	32
iQIYI	18,586	17,712	2,744	(5)

Baidu Core. Operating costs and expenses of Baidu Core mainly consist of personnel-related costs, traffic acquisition costs, marketing and promotion spending, bandwidth costs, depreciation and intangible amortization expenses, cost of goods sold, content costs.

Cost of revenues. The cost of revenues of Baidu Core increased by 28% from RMB13.6 billion in the six months ended June 30, 2020 to RMB17.5 billion (US$2.7 billion) in the six months ended June 30, 2021, primarily due to an increase in traffic acquisition costs and cost of goods sold related to new AI business.

Selling, general and administrative expenses. The selling, general and administrative expenses of Baidu Core increased by 48% from RMB5.8 billion in the six months ended June 30, 2020 to RMB8.6 billion (US$1.3 billion) in the six months ended June 30, 2021, primarily due to an increase in channel spending and promotional expenses and personnel-related expenses.

Research and development expenses. The research and development expenses of Baidu Core increased by 26% from RMB7.9 billion in the six months ended June 30, 2020 to RMB10.0 billion (US$1.6 billion) in the six months ended June 30, 2021.

iQIYI. Operating costs and expenses of iQIYI mainly consist of content costs, personnel-related costs, bandwidth costs, marketing and promotion spending, and payment platform charges.

Cost of revenues. The cost of revenues of iQIYI decreased by 5% from RMB14.7 billion in the six months ended June 30, 2020 to RMB14.0 billion (US$2.2 billion) in the six months ended June 30, 2021, primarily due to decreased content costs and bandwidth costs.

Selling, general and administrative expenses. The selling, general and administrative expenses of iQIYI decreased by 5% from RMB2.5 billion in the six months ended June 30, 2020 to RMB2.4 billion (US$370 million) in the six months ended June 30, 2021.

Research and development expenses. The research and development expenses of iQIYI were RMB1.3 billion (US$209 million) in the six months ended June 30, 2021, which was basically flat compared with last period.

Cash Flows and Working Capital

As of June 30, 2021, cash, cash equivalents, restricted cash and short-term investments were RMB179.9 billion (US$27.9 billion).

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB	US$
	(in millions, unaudited)
Net cash generated from operating activities	10,386	12,053	1,867
Net cash used in investing activities	(20,404)	(19,519)	(3,023)
Net cash (used in) generated from financing activities	(2,763)	24,686	3,824
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,562)	17,008	2,635
Cash, cash equivalents and restricted cash at beginning of the period	34,439	36,540	5,658
Cash, cash equivalents and restricted cash at end of the period	21,877	53,548	8,293

Net cash generated from operating activities increased to RMB12.1 billion (US$1.9 billion) in the six months ended June 30, 2021 from RMB10.4 billion in the six months ended June 30, 2020. This increase was primarily due to an increase of RMB22.8 billion (US$3.5 billion) in net income, partially offset by an increase of RMB18.0 billion (US$2.8 billion) in noncash income from investment and interest.

Net cash used in investing activities decreased to RMB19.5 billion (US$3.0 billion) in the six months ended June 30, 2021 from RMB20.4 billion in the six months ended June 30, 2020. The decrease was primarily due to a decrease of RMB15.0 billion (US$2.3 billion) for the net cash used in debt investments, partially offset by an increase of RMB12.0 billion (US$1.9 billion) in prepayments of acquisition of business.

Net cash generated from financing activities was RMB24.7 billion (US$3.8 billion) in the six months ended June 30, 2021, compared to net cash used in financing activities of RMB2.8 billion in the six months ended June 30, 2020. The net cash inflow in the first half of 2021 consisted primarily of RMB19.9 billion (US$3.1 billion) in net proceeds from the global offering in connection with the Hong Kong listing and RMB6.9 billion (US$1.1 billion) in net proceeds from loans and notes, offset by a cash outflow of RMB2.1 billion (US$333 million) for share repurchase. The net cash outflow in the first half of 2020 consisted primarily of a cash outflow RMB5.1 billion for share repurchase, offset by a cash inflow of RMB2.3 billion in net proceeds from loans and notes.

Capital Expenditures

We made capital expenditures of RMB4.0 billion (US$619 million) in the six months ended June 30, 2021, representing 7% of our total revenues, as compared to RMB1.4 billion in the six months ended June 30, 2020, representing 3% of our total revenues. Our capital expenditures were primarily attributable to the purchase of servers, network equipment and other computer hardware to increase our network infrastructure capacity and expenditures on office buildings and cloud computing based data centers. We funded our capital expenditures primarily with net cash flow generated from operating activities.

Our capital expenditures may increase in the future as our business continues to grow, in connection with the expansion and improvement of our network infrastructure and further expenditures on the construction of office buildings and cloud computing based data centers. We currently plan to fund these expenditures with cash flow generated from our operating activities.

No Material Adverse Change

There has been no material adverse change, or any development reasonably likely to involve a material adverse change, in the financial or trading position, prospects or results of operations of our Company since June 30, 2021, except as disclosed elsewhere in this prospectus supplement.

Legal Proceedings

From time to time, we have been involved in litigation, administrative proceedings or other disputes regarding, among other things, copyright and trademark infringement, defamation, unfair competition, labor disputes, and anti-monopoly inquiries. Our search results provide links to materials, and our P4P, Baidu Wenku, Baidu Post, Baidu Wiki, Baidu Knows, Baidu Feed, Baidu Drive, iQIYI and certain other products or services may contain materials, in which others may allege to own copyrights, trademarks or image rights or which others may claim to be defamatory or objectionable.

In the six months ended June 30, 2021, 2,036 complaints were filed against us before various courts in China, and the aggregate amount of the damages sought in these complaints totals approximately RMB585 million (US$91 million). As of June 30, 2021, 3,219 cases against us were pending before various courts in China. The aggregate amount of damages sought under these pending cases is approximately RMB1,075 million (US$166 million). As of June 30, 2021, 5 cases against us were pending before various courts outside China. Some of these proceedings are in a preliminary stage with undetermined damages sought.

In November 2018, an individual, together with his related company, filed a complaint alleging acts of defamation and libel, commercial disparagement, tortious inference with prospective business relations, intentional infliction of emotional distress and civil conspiracy against, among others, us and Robin Yanhong Li in his capacity as our chairman and chief executive officer, in the Supreme Court of New York. The complaint alleged, among other things, that the defendants published articles containing false and defamatory statements concerning the plaintiffs, and sought damages in an aggregate amount of US$11 billion, including purported punitive damages of US$10 billion. The defendants moved the complaint to the U.S. District Court for the Eastern District of New York and filed motions to dismiss the complaint. The plaintiff voluntarily dismissed that complaint, and then added us and Mr. Li as defendants to the Second State Court Lawsuit. We filed motions to dismiss that complaint, which were not opposed. The Plaintiff filed a notice of voluntary discontinuance of the complaint in the Second State Court Lawsuit, and subsequently filed a nearly identical complaint in the U.S. District Court for the Eastern District of New York. In January 2020, the U.S. District Court for the Eastern District of New York dismissed that complaint in its entirety with prejudice, and the time for plaintiff to appeal that dismissal has expired. In February 2020, the Supreme Court of New York granted defendants’ motions to discontinue the Second State Court Lawsuit with prejudice. No appeal of that order has been filed as of the date of this disclosure. We believe these claims to be without merit and intend to continue to defend ourselves vigorously.

For many of the above-mentioned legal proceedings, we are currently unable to estimate the reasonably possible loss or a range of reasonably possible loss as the proceedings are in the early stages, or there is a lack of clear or consistent interpretation of laws specific to the industry-specific complaints among different jurisdictions. As a result, there is considerable uncertainty regarding the timing or ultimate resolution of such proceedings, which includes eventual loss, fine, penalty or business impact, if any, and therefore, an estimate for the reasonably possible loss or a range of reasonably possible loss cannot be made. With respect to the limited number of proceedings for which we are able to estimate the reasonably possible loss or the range of reasonably possible loss, such estimates are immaterial. However, we believe that such proceedings, individually and in the aggregate, when finally resolved, are not reasonably likely to have a material and adverse effect on our results of operations, financial position and cash flows.

In April 2020, a short seller report was published by Wolfpack Research (the “Wolfpack Report”). In sum and substance, the Wolfpack Report alleges that iQIYI inflated its user numbers, inflated its revenue and deferred revenue in connection with certain parts of iQIYI’s business, inflated its expenses and the purchase prices of certain assets to conceal revenue inflation, and provided misleading financial statements of cash flows by adopting an incorrect accounting method. Following the publication of the Wolfpack Report, the SEC requested iQIYI to produce certain financial, operating, and other documents and records primarily relate to the allegations in the Wolfpack Report. In particular, the SEC requested that iQIYI voluntarily provide it with documents and information relating to, among other things, iQIYI’s organizational charts, accounting policies, and financial books and records since 2018, as well as documents relating to iQIYI’s acquisition or investments in certain entities mentioned in the Wolfpack Report and the valuation of those entities at the time of those transactions. Shortly after the publication of the Wolfpack Report, iQIYI engaged professional advisers to conduct an internal review into certain of the key allegations in the Wolfpack Report and to report their findings to its audit committee. These professional advisers examined iQIYI’s books and records and undertook testing procedures that, in their judgment, were necessary and appropriate to evaluating the key allegations in the Wolfpack Report, including accounting policy analysis, data analytics on whether iQIYI manufactured orders and inflated revenues and/or expenses. On October 5, 2020, iQIYI publicly disclosed that the internal review within the agreed scope has been substantially completed and did not uncover any evidence that would substantiate the allegations. The SEC has also sought the production of certain documents and records from iQIYI related to such internal review and other related information. iQIYI is cooperating with the SEC. iQIYI has voluntarily and publicly disclosed the SEC’s request for information, and, through its legal counsel, it has been providing the SEC with requested documents and information. We are unable to predict the timing, outcome, or consequences of the SEC investigation of iQIYI, or from the SEC’s review of the documents and records requested from iQIYI. iQIYI has not received further enquiry from the SEC since October 2, 2020.

Furthermore, starting in April 2020, iQIYI and certain of its current and former officers and directors were named as defendants in four federal putative securities class actions alleging that they made material misstatements and omissions in documents filed with the SEC regarding certain of the key allegations contained in the Wolfpack Report. On June 15, 2020, plaintiffs in one of these actions filed in the U.S. District Court for the Southern District of New York voluntarily dismissed their complaint. In May 2021, the remaining three actions were consolidated under the caption In re iQIYI, Inc. Securities Litigation, No. 1:20-CV-01830 (U.S. District Court for the Eastern District of New York), and in June 2021, lead plaintiffs filed the operative amended complaint, which also names us and Robin Yanhong Li as defendants. Plaintiffs allege, in sum and substance, that iQIYI’s disclosures materially misled investors by: (i) overstating the number of iQIYI’s daily active users; (ii) overstating deferred revenue; (iii) overstating membership services revenue; (iv) overstating the amounts paid to acquire an equity interest in Xin’ai Sports; and (v) improperly recording as deferred revenue and revenue the non-cash portion of the purchase price paid, in the form of content and services, iQIYI purportedly will and has provided to Xin’ai Sports in exchange for its equity stake. Plaintiffs allege that these false and misleading statements artificially inflated the value of iQIYI’s securities and constituted violations of Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, and Sections 11 and 15 of the Securities Act of 1933. This case remains in its preliminary stages, and we cannot predict the timing, outcome or consequences of this federal action. For similar reasons, there is not sufficient information to estimate the aggregate amount of monetary damages sought at this time, and plaintiffs have also not yet alleged the amount of monetary damages being sought. We and iQIYI intend to vigorously defend ourselves against these claims, including by arguing that Plaintiffs have failed to state any claim as a matter of law. Based on the internal review overseen by iQIYI’s independent audit committee that had substantially been completed and which did not uncover any evidence that would substantiate the Wolfpack allegations, iQIYI believes that the Wolfpack allegations are without merit.

Starting in August 2020, we and certain of our current officers were named as defendants in two federal putative securities class actions alleging that defendants made material misstatements and omissions in documents filed with the SEC regarding certain of the key allegations contained in the Wolfpack Report. Both cases allege claims under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder and remain in their preliminary stages. A motion to consolidate these two actions is currently pending before the U.S. District Court for the Eastern District of New York, and these actions otherwise remain in their preliminary stages.

Unrelated to the Wolfpack Report, we and certain of our current officers were also named as defendants in a federal putative securities class action alleging that defendants made material misstatements and omissions in documents filed with the SEC relating to contents on our platform. In this lawsuit, filed in or about April 2020, plaintiffs allege, in sum and substance, that the Company’s disclosures were materially false or misleading as they misrepresented Baidu’s ability to monitor and filter illicit or improper content on its platform, and failed to disclose alleged investigations and violations of PRC regulatory requirements relating to the monitoring or filtering of illicit or improper content online. Plaintiffs allege that these false and misleading statements constituted violations of Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934. In April 2021, the U.S. District Court for the Northern District of California granted defendants’ motion to dismiss in its entirety, and in May 2021, plaintiffs voluntarily dismissed this action in its entirety with prejudice.

Because all of the ongoing securities class actions against iQIYI or Baidu are in their preliminary stages, the parties have not yet requested nor produced any discovery or admissible evidence to support or refute plaintiffs’ allegations. Similarly, except for the federal securities class action filed in the U.S. District Court for the Northern District of California, which was dismissed with prejudice in May 2021, no court has yet ruled on whether the plaintiffs have sufficiently stated a claim to relief under the relevant federal securities laws. We cannot predict the timing, outcome or consequences of these class actions, and there is no basis to conclude at this point whether such actions will be successful or whether we will be subject to any damages, let alone how much.

We and iQIYI will have to defend against the ongoing putative securities class action lawsuits, as applicable, including any appeals of such lawsuits should our or iQIYI’s initial defense be unsuccessful. We are currently unable to estimate the possible outcome or loss or possible range of loss, if any, associated with the resolution of these lawsuits. In the event that our or iQIYI’s initial defense of these lawsuits is unsuccessful, we cannot assure you that we or iQIYI will prevail in any appeal. Any adverse outcome of these cases, including any plaintiff’s appeal of a judgment in these lawsuits, could have a material adverse effect on our or iQIYI’s business, financial condition, results of operation, cash flows, and reputation. Similarly, we are currently unable to predict the timing, outcome, or consequences of the SEC investigation of iQIYI, or from the SEC’s review of the documents and records requested from iQIYI. The litigation or SEC investigation process may utilize a significant portion of our or iQIYI’s resources and divert management’s attention from the day-to-day operations, all of which could harm our business.

USE OF PROCEEDS

We estimate that the net proceeds (after underwriting discounts and commissions and estimated net offering expenses) from the sale of the Notes will be approximately US$992 million. We plan to use the net proceeds from the sale of the debt securities for general corporate purposes, including repayment of certain existing indebtedness. As described below, we plan to use an equivalent amount of the net proceeds from the Sustainability Notes to finance or refinance, in whole or in part, one or more of our new or existing Eligible Projects, pursuant to our Sustainable Finance Framework, or the Framework. Refinancing of Eligible Projects will have a look-back period of no longer than 24 months from the time of issuance. We intend to fully allocating the net proceeds of each Sustainable Finance Transactions, or SFT, on a best effort basis within 36 months of issuance.

Eligible Projects

The Eligible Projects means projects that fall within the categories stated below.

ICMA CATEGORY	ELIGIBILITY CRITERIA
Green Projects Category

Green Buildings

•  Expenditures related to design, construction, and improvements of self-built internet data centers (“IDC”). Example projects may include:

-  Replacement of old servers, and high-consumption IDCs

-  Baidu’s self-built data centers to (1) achieve Trailing 12-month Power Usage Effectiveness equal to or less than 1.3; or (2) meet or expected to meet 5A “Carbon Neutral Data Center Leader” under Chinese Low-carbon Assessment of Data Centers

•  Expenditures related to the design, construction and maintenance of buildings that meet or expected to meet regional, national or internationally recognized green building standards or certifications, such as:

-  Chinese Green Building Standards (Two star or above)

-  LEED V4.0 or V4.1 (Gold or Platinum)

-  BREEAM (Excellent or Outstanding)

Energy Efficiency

•  Expenditures and investments related to design, construction, operation, and maintenance of energy-efficient facilities and infrastructure. Example projects may include, but are not limited to:

-  Replacement of general lights with LED or other energy efficient lights

-  Installation of innovative cooling systems

-  Smart Energy Management System

Clean Transportation	• Investment and expenditures related to manufacturing and Research and Development (R&D) of electric vehicles • Procurement and operation expenditures of electric Robo Taxis

Renewable Energy

•  Expenditures and associated costs of renewable energy generation and procurement at Baidu’s sites and offices. Example projects may include:

-  Wind power purchase agreements / mechanism

-  On-site renewable energy generation

ICMA CATEGORY	ELIGIBILITY CRITERIA
Pollution Prevention and Control

•  Expenditures related to projects that increase waste diversion from landfill and waste conversion for mitigating environmental impact. Example projects may include:

-  Installation and maintenance of waste processing system or equipment in Baidu’s office buildings, facilities or IDCs

•  R&D of AI Waste-Sorting Mini-program to help waste-sorting needs

Social Projects Category

Access to essential services (Healthcare)

•  Technologies and expertise dedicated to improve the medical levels of rural areas, including the following:

-  Provision of customized intelligent healthcare instruments for county hospitals, township hospitals and village clinics, etc.

-  Enhance quality of certain medical diagnosis facilities / systems by AI-powered Baidu healthcare products

Project Evaluation and Selection

We have established a Sustainable Financing Working Group to assess and select Eligible Projects based on the eligibility criteria outlined in the Framework’s “Use of Proceeds” section, to ensure alignment with the Framework. The group constitutes representatives from the Corporate Social Responsibility, Finance, Treasury and Investor Relations departments. It’s overseen by our ESG committee.

The Sustainable Financing Working Group will be responsible for assessment and selection of Eligible Projects. In addition, all Eligible Projects’ allocated funding from the issuance proceeds will follow an internal process that includes final review and approval by CFO. Baidu also applies risk management measures in its capital allocation decisions which are supported by a company-wide planning, reporting and controlling structure.

To the extent expenditures related to Eligible Projects are at the subsidiary level, amounts to be allocated will be adjusted accordingly to our pro-rata equity ownership in the relevant subsidiary or joint venture company.

Management of Proceeds

We intend to allocate the net proceeds or an amount equal to the net proceeds from each SFT to Eligible Projects, selected in accordance with the use of proceeds criteria and evaluation and selection process presented above. These projects can be new construction, existing projects, and can also include refurbishments and refinancing of existing projects.

To ensure an amount equal to the net proceeds is allocated in accordance with this Framework, our Sustainable Financing Working Group will track investments in Eligible Projects funded, acquired or developed within the period commencing two years before the issuance of the applicable SFT and ending on the maturity date of such transactions.

We will strive, over time, to achieve a level of allocation for the Eligible Project Portfolio which matches or exceeds the balance of net proceeds from our outstanding SFTs. Additional Eligible Projects will be added to our Eligible Project Portfolio to the extent required to ensure that the net proceeds from the SFTs and any such future financings will be allocated to Eligible Projects.

In the case of divestment or if a project no longer meets the Eligible Project eligibility criteria listed above, We intend to reallocate the funds to one or more other Eligible Projects.

We will hold or invest, at our discretion, any unallocated net proceeds in cash equivalent, deposits, structured deposits, money market funds and other high liquidity products in accordance with our corporate treasury policy.

Reporting

We intend to make public and keep readily available a Sustainable Financing Report of the net proceeds allocation from each SFT within one year of the closing of such transaction and to be updated annually until all the net proceeds have been fully allocated.

Allocation Reporting: We will provide below information for the net proceeds of all SFT during the period:

•	The aggregate amount allocated to various Eligible Projects

•	The remaining balance of funds which have not yet been allocated and type of temporary investment

•	The proportion of net proceeds allocated to financing vs. refinancing

•	Examples of Eligible Projects (subject to confidentiality disclosures)

Impact Reporting: Where possible, we will report on the environmental and social (where relevant) impacts resulting from Eligible Projects.

Both the allocation reporting and impact reporting will be made available via Baidu’s Corporate ESG website: esg.baidu.com.

External Review

Second-Party Opinion (pre-issuance). This Framework has been reviewed by an independent consultant who has issued a “second party opinion”. The “second party opinion” and this Framework will be made available to investors via our Corporate ESG website: esg.baidu.com.

Verification (post-issuance). We intend to request, one year after issuance, after full allocation of the net proceeds from SFT or following any material events related to Eligible Projects, assurance by our external auditor or other third party of a management statement on the allocation of the net proceeds to Eligible Projects.

REGULATION

Additional information about the principal laws and regulations relevant to our business and operations is included in the documents incorporated by reference in the accompanying prospectus, including our annual report on Form 20-F for our fiscal year ended December 31, 2020 filed with the SEC on March 9, 2021. See “Incorporation of Certain Documents by Reference” in this prospectus.

Regulations on Information Security

The National People’s Congress has enacted legislation that prohibits use of the internet that breaches the public security, disseminates socially destabilizing content or leaks state secrets. Breach of public security includes breach of national security and infringement on legal rights and interests of the state, society or citizens. Socially destabilizing content includes any content that incites defiance or violations of PRC laws or regulations or subversion of the PRC government or its political system, spreads socially disruptive rumors or involves cult activities, superstition, obscenities, pornography, gambling or violence. State secrets are defined broadly to include information concerning PRC national defense, state affairs and other matters as determined by the PRC authorities.

Pursuant to applicable regulations, ICP operators must complete mandatory security filing procedures and regularly update information security and monitoring systems for their websites with local public security authorities, and must also report any public dissemination of prohibited content.

In December 2015, the Standing Committee of the National People’s Congress promulgated the Anti-Terrorism Law of the PRC, or the Anti-Terrorism Law, which took effect on January 1, 2016 and was amended on April 27, 2018. According to the Anti-Terrorism Law, telecommunication service operators or internet service providers shall (i) carry out pertinent anti-terrorism publicity and education to society; (ii) provide technical interfaces, decryption and other technical support and assistance for the competent departments to prevent and investigate terrorist activities; (iii) implement network security and information monitoring systems as well as safety and technical prevention measures to avoid the dissemination of terrorism information, delete the terrorism information, immediately halt its dissemination, keep relevant records and report to the competent departments once the terrorism information is discovered; and (iv) examine customer identities before providing services. Any violation of the Anti-Terrorism Law may result in severe penalties, including substantial fines.

In November 2016, the Standing Committee of the National People’s Congress promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which took effect on June 1, 2017. In accordance with the Cyber Security Law, network operators must comply with applicable laws and regulations and fulfill their obligations to safeguard network security in conducting business and providing services. Network service providers must take technical and other necessary measures as required by laws, regulations and mandatory requirements to safeguard the operation of networks, respond to network security effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data. On May 2, 2017, the Cyberspace Administration of China issued a trial version of the Measures for the Security Review of Network Products and Services (Trial), which took effect on June 1, 2017, to provide for more detailed rules regarding cybersecurity review requirements. On April 29, 2021, the Standing Committee of the National Peoples’ Congress issued a Second Draft for review of the Personal Information Protection Law, or the Draft Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection.

For the further purposes of regulating data processing activities, safeguarding data security, promoting data development and utilization, protecting the lawful rights and interests of individuals and organizations, and maintaining national sovereignty, security, and development interests, on June 10, 2021, Standing Committee of the PRC National People’s Congress published the Data Security Law of the People’s Republic of China, which will take effect on September 1, 2021. The Data Security Law requires data processing, which includes the collection, storage, use, processing, transmission, provision, publication of data, to be conducted in a legitimate and proper manner. The Data Security Law provides for data security and privacy obligations on entities and individuals carrying out data activities. The Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used. The appropriate level of protection measures is required to be taken for each respective category of data. For example, a processor of important data is required to designate the personnel and the management body responsible for data security, carry out risk assessments of its data processing activities and file the risk assessment reports with the competent authorities. State core data, i.e. data having a bearing on national security, the lifelines of national economy, people’s key livelihood and major public interests, shall be subject to stricter management system. Moreover, the Data Security Law provides a national security review procedure for those data activities which affect or may affect national security and imposes export restrictions on certain data and information. In addition, the Data Security Law also provides that any organization or individual within the territory of the PRC shall not provide any foreign judicial body and law enforcement body with any data without the approval of the competent PRC governmental authorities. As the Data Security Law was recently promulgated and has not yet taken effect, we may be required to make further adjustments to our business practices to comply with this law, as well as any adjustments that may be required by the ultimate Personal Information Protection Law.

On July 6, 2021, certain PRC regulatory authorities issued Opinions on Strictly Cracking Down on Illegal Securities Activities, which, among others, provides for improving relevant laws and regulations on data security, cross-border data transmission, and confidential information management. It provided that efforts will be made to revise the regulations on strengthening the confidentiality and file management relating to the offering and listing of securities overseas, to implement the responsibility on information security of overseas listed companies, and to strengthen the standardized management of cross-border information provision mechanisms and procedures.

On July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Daft for Comments), or the Draft Measures, which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective. The scope of review under the Draft Measures extends to critical information infrastructure operators that intend to purchase internet products and services and data processing operators engaging in data processing activities, which affect or may affect national security. According to Article 6 of the Draft Measures, operators who possess personal information of over a million users shall apply to the Cybersecurity Review Office for cybersecurity reviews before listing in a foreign country. Besides, the Draft Measures also provides that if the relevant authorities consider that certain network products and services, data processing activities and listings in foreign countries affect or may affect national security, the authorities may initiate a cybersecurity review even if the operators do not have an obligation to report for a cybersecurity review under such circumstances. The Draft Measures also elaborated the factors to be considered when assessing the national security risks of the relevant activities, including among others, risks of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country and risks of critical information infrastructure, core data, important data or a large amount of personal information data being affected, controlled and maliciously used by foreign governments after a foreign listing.

In addition, the State Secrecy Bureau has issued provisions authorizing the blocking of access to any website it deems to be leaking state secrets or failing to comply with the relevant legislation regarding the protection of state secrets during online information distribution. Specifically, internet companies in the PRC with bulletin boards, chat rooms or similar services must apply for specific approval prior to operating such services.

Furthermore, the Provisions on Technological Measures for Internet Security Protection, promulgated by the Ministry of Public Security and became effective in March 2006, require all ICP operators to keep records of certain information about its users (including user registration information, log-in and log-out time, IP address, content and time of posts by users) for at least 60 days and submit the above information as required by laws and regulations. The Decision on Strengthening Network Information Protection, or the Network Information Protection Decision, which was promulgated by the PRC National People’s Congress in December 2012, states that ICP operators must request identity information from users when ICP operators provide information publication services to the users. If ICP operators come across prohibited information, they must immediately cease the transmission of such information, delete the information, keep relevant records, and report to relevant government authorities.

On October 21, 2019, the Supreme People’s Court and the Supreme People’s Procuratorate of the PRC jointly issued the Interpretations on Certain Issues Regarding the Applicable of Law in the Handling of Criminal Case Involving Illegal Use of Information Networks and Assisting Committing Internet Crimes, which came into effect on November 1, 2019, and further clarifies the meaning of Internet service provider and the severe situations of the relevant crimes.

Regulations on Internet Privacy

The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of these rights. In recent years, PRC government authorities have enacted legislation on internet use to protect personal information from any unauthorized disclosure. The Network Information Protection Decision provides that electronic information that identifies a citizen or involves privacy of any citizen is protected by law and must not be unlawfully collected or provided to others. ICP operators collecting or using personal electronic information of citizens must specify the purposes, manners and scopes of information collection and uses, obtain consent of the relevant citizens, and keep the collected personal information confidential. ICP operators are prohibited from disclosing, tampering with, damaging, selling or illegally providing others with, collected personal information. ICP operators are required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. The Administrative Measures on Internet Information Services prohibit an ICP operator from insulting or slandering a third party or infringing upon the lawful rights and interests of a third party. According to the Provisions on Protection of Personal Information of Telecommunication and Internet Users, which was promulgated by MIIT and became effective in September 2013, telecommunication business operators and ICP operators are responsible for the security of the personal information of users they collect or use in the course of their provision of services. Without obtaining the consent from the users, telecommunication business operators and ICP operators may not collect or use the users’ personal information. The personal information collected or used in the course of provision of services by the telecommunication business operators or ICP operators must be kept in strict confidence, and may not be divulged, tampered with or damaged, and may not be sold or illegally provided to others. The ICP operators are required to take certain measures to prevent any divulgence of, damage to, tampering with or loss of users’ personal information. In accordance with the Cyber Security Law, network operators are required to collect and use personal information in compliance with the principles of legitimacy, properness and necessity, and strictly within the scope of authorization by the subject of personal information unless otherwise prescribed by laws or regulations. In the event of any unauthorized disclosure, damage or loss of collected personal information, network operators must take immediate remedial measures, notify the affected users and report the incidents to the relevant authorities in a timely manner. If any user knows that a network operator illegally collects and uses his or her personal information in violation of laws, regulations or any agreement with the user, or the collected and stored personal information is inaccurate or wrong, the user has the right to request the network operator to delete or correct the relevant collected personal information.

The relevant telecommunications authorities are further authorized to order ICP operators to rectify unauthorized disclosure. ICP operators are subject to legal liability, including warnings, fines, confiscation of illegal gains, revocation of licenses or filings, closing of the relevant websites, administrative punishment, criminal liabilities, or civil liabilities, if they violate relevant provisions on internet privacy. Pursuant to the Ninth Amendment to the Criminal Law issued by the Standing Committee of the National People’s Congress in August

2015 and becoming effective in November 2015, the standards of crime of infringing citizens’ personal information were amended accordingly and the criminal culpability of unlawful collection, transaction, and provision of personal information has been reinforced. In addition, any ICP provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, will be subject to criminal liability for (i) any dissemination of illegal information in large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of evidence of criminal activities; or (iv) other severe situations, and any individual or entity that (x) sells or provides personal information to others unlawfully, or (y) steals or illegally obtains any personal information, will be subject to criminal liability in severe situations. In addition, the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate of the PRC on Several Issues Concerning the Application of Law in Handling Criminal Cases of Infringing Personal Information, effective in June 2017, have clarified certain standards for the conviction and sentencing in relation to personal information infringement. The PRC government has the power and authority to order ICP operators to turn over personal information if an internet user posts any prohibited content or engages in illegal activities on the internet. The Civil Code further provides in a stand-alone chapter of right of personality and reiterate that the personal information of a natural person shall be protected by the law. Any organization or individual shall legitimately obtain such personal information of others in due course on a need-to-know basis and ensure the safety and privacy of such information, and refrain from excessively handling or using such information.

With respect to the security of information collected and used by mobile apps, pursuant to the Announcement of Conducting Special Supervision against the Illegal Collection and Use of Personal Information by Apps, which was issued on January 23, 2019, app operators should collect and use personal information in compliance with the Cyber Security Law and should be responsible for the security of personal information obtained from users and take effective measures to strengthen the personal information protection. Furthermore, app operators should not force their users to make authorization by means of bundling, suspending installation or in other default forms and should not collect personal information in violation of laws, regulations or breach of user agreements. Such regulatory requirements were emphasized by the Notice on the Special Rectification of Apps Infringing upon User’s Personal Rights and Interests, which was issued by MIIT on October 31, 2019. On November 28, 2019, the CAC, the MIIT, the Ministry of Public Security and the SAMR jointly issued the Methods of Identifying Illegal Acts of Apps to Collect and Use Personal Information. This regulation further illustrates certain commonly-seen illegal practices of apps operators in terms of personal information protection, including “failure to publicize rules for collecting and using personal information”, “failure to expressly state the purpose, manner and scope of collecting and using personal information”, “collection and use of personal information without consent of users of such App”, “collecting personal information irrelevant to the services provided by such app in violation of the principle of necessity”, “provision of personal information to others without users’ consent”, “failure to provide the function of deleting or correcting personal information as required by laws” and “failure to publish information such as methods for complaints and reporting”. Among others, any of the following acts of an app operator will constitute “collection and use of personal information without consent of users”: (i) collecting an user’s personal information or activating the permission for collecting any user’s personal information without obtaining such user’s consent; (ii) collecting personal information or activating the permission for collecting the personal information of any user who explicitly refuses such collection, or repeatedly seeking for user’s consent such that the user’s normal use of such app is disturbed; (iii) any user’s personal information which has been actually collected by the app operator or the permission for collecting any user’s personal information activated by the app operator is beyond the scope of personal information which such user authorizes such app operator to collect; (iv) seeking for any user’s consent in a non-explicit manner; (v) modifying any user’s settings for activating the permission for collecting any personal information without such user’s consent; (vi) using users’ personal information and any algorithms to directionally push any information, without providing the option of non-directed pushing such information; (vii) misleading users to permit collecting their personal information or activating the permission for collecting such users’ personal information by improper methods such as fraud and deception; (viii) failing to provide users with the means and methods to withdraw their permission of collecting personal information; and (ix) collecting and using personal information in violation of the rules for collecting and using personal information promulgated by such app operator.

On August 22, 2019, the CAC promulgated the Children Information Protection Provisions, which took effect on October 1, 2019, requiring that before collecting, using, transferring or disclosing the personal information of a child, the Internet service operator should inform the child’s guardians in a noticeable and clear manner and obtain their consents. Meanwhile, Internet service operators should take measures like encryption when storing children’s personal information.

In October 2020, the Standing Committee of the National People’s Congress issued the Draft Personal Information Protection Law for public comments. In April 2021, the Standing Committee of the National Peoples’ Congress issued a Second Draft for review of the Personal Information Protection Law, or the Draft Personal Information Protection Law, for public comments. The Draft Personal Information Protection Law integrates provisions from several rules with respect to personal information rights and privacy protection. According to the Draft Personal Information Protection Law, personal information refers to information related to identified or identifiable natural persons which is recorded by electronic or other means (excluding the anonymized information). The Draft Personal Information Protection Law provides the circumstances under which a personal information processor could process personal information, such as where the consent of the individual concerned is obtained and where it is necessary for the conclusion or performance of a contract to which such individual is a party to such contract. It also stipulates certain specific provisions with respect to the obligations of a personal information processor. In addition, it imposes further obligations on a personal information processor that provides for basic internet platform services, has large amount of users, has complicated business activities, including formulating of an independent institution mainly comprising of outside members to supervise personal information processing activities, termination of provision of services for product or service providers on the platform whose personal information processing activities are in material violation of laws and regulations, and issuing personal information protection social responsibilities reports regularly. As of the date of this document, the Draft Personal Information Protection Law has not come into effect.

CAPITALIZATION

The following table sets forth our consolidated total capitalization as of June 30, 2021 on an actual basis and on an as adjusted basis to give effect to the issuance of Notes, before deducting the underwriting discounts, commission, and estimated expenses in this offering as if the Notes were issued on that day.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the notes thereto in our 2020 Form 20-F, which is incorporated by reference in the accompanying prospectus, and our unaudited interim condensed consolidated financial statements and the notes thereto for the six months ended June 30, 2021 included in this prospectus supplement.

	As of June 30, 2021
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in millions)
Short-term loans(1)	3,025	469	3,025	469
Long-term loans(2)	13,699	2,122	13,699	2,122
Notes payable(3)	47,915	7,421	47,915	7,421
Convertible senior notes(4)	17,369	2,690	17,369	2,690
Notes offered hereby	—	—	6,457	1,000
Total debt	82,008	12,702	88,465	13,702
Total equity(5)	234,514	36,321	234,514	36,321
Total capitalization(6)	316,522	49,023	322,979	50,023

Notes:

(1)	Mainly represents loans of iQIYI provided by banks with original maturities of less than one year.
(2)

Represents loans provided by banks and loan borrowings from third-party investors with original maturities of greater than one year, including current and non-current portions, and includes an aggregate of RMB915 million (US$142 million) bank borrowing and borrowings from third party investors of iQIYI.

(3)

Represents our 3.500% notes due 2022, 4.125% notes due 2025, 2.875% notes due 2022, 3.625% notes due 2027, 3.875% notes due 2023, 4.375% notes due 2028, 4.375% notes due 2024, 3.075% notes due 2025, 4.875% notes due 2028, 3.425% notes due 2030, 1.720% notes due 2026, and 2.375% notes due 2030, including non-current portions.

(4)

Represents iQIYI’s 3.75% convertible senior notes due 2023 (“iQIYI 2023 Convertible Notes”), iQIYI’s 2.00% convertible senior notes due 2025 (“iQIYI 2025 Convertible Notes”) and iQIYI’s 4.00% convertible senior notes due 2026 (“iQIYI 2026 Convertible Notes”). The holders may require iQIYI to repurchase all or a portion of the iQIYI 2023 Convertible Notes, iQIYI 2025 Convertible Notes and iQIYI 2026 Convertible Notes for cash on December 1, 2021, April 1, 2023 and August 1, 2024, respectively, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

(5)	Total equity includes shareholders’ equity pertaining to our shareholders plus shareholders’ equity pertaining to the non-controlling interests in our subsidiaries.
(6)

Total capitalization is the sum of total debt and total equity. After the completion of this offering, we may incur additional debt in the regular course of our business which may materially affect our total indebtedness as provided in this table.

As of June 30, 2021, on a consolidated basis, all of our debt outstanding was unsecured except for RMB3.9 billion (US$611 million) secured loans mainly borrowed by iQIYI.

After the completion of this offering, we may incur additional debt in the regular course of our business, which may materially affect our total debt as provided in the table above.

Except as disclosed herein, there have been no material changes in the Company’s total capitalization since June 30, 2021.

DESCRIPTION OF THE NOTES

The following description is only a summary of the material terms of the Notes and does not purport to be complete. The Notes will be issued under and governed by the indenture dated as of November 28, 2012, as supplemented by the tenth supplemental indenture to be dated as of August 23, 2021 (as so supplemented, the “indenture”), between us and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “trustee”). The following description of certain material terms of the Notes is subject to, and is qualified in its entirety by reference to, the indenture, including definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. We urge you to read the indenture because it, and not this description, defines your rights as a beneficial holder of the Notes. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of the indenture from us at our address set forth under “Where You Can Find More Information” in the accompanying prospectus. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

In this description, references to the “Company,” “we,” “us,” or “our” mean Baidu, Inc. only and do not include any of our Subsidiaries or Consolidated Affiliated Entities, unless the context otherwise requires.

General

The 2027 Notes and the 2031 Notes will each constitute a series of securities under the indenture. The 2027 Notes will initially be issued in an aggregate principal amount of US$300,000,000 and will mature on, February 23, 2027, and the 2031 Notes will initially be issued in an aggregate principal amount of US$700,000,000 and will mature on August 23, 2031, unless the 2027 Notes or the 2031 Notes, as the case may be, are redeemed prior to their maturity pursuant to the indenture and the terms thereof. The 2027 Notes will bear interest at the rate of 1.625% per annum and the 2031 Notes will bear interest at the rate of 2.375% per annum. Interest on the Notes will accrue from August 23, 2021 and will be payable semi-annually in arrears on August 23 and February 23 of each year, beginning on February 23, 2022, to the persons in whose names the Notes are registered at the close of business on the preceding August 8 and February 8, respectively, which we refer to as the record dates. At maturity, the Notes are payable at their principal amount plus accrued and unpaid interest thereon. In any case where the payment of principal of, premium (if any) or interest on the Notes is due on a date that is not a Business Day (as defined under the heading “Optional Redemption” below), then payment of principal of, premium (if any) or interest on the Notes, as the case may be, shall be made on the next succeeding Business Day and no interest shall accrue with respect to such payment for the period from and after such date that is not a Business Day to such next succeeding Business Day. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in global registered form.

Ranking

The Notes will be our senior unsecured obligations issued under the indenture. The Notes will rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes and rank at least equal in right of payment with all of our existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law). However, the Notes will be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving as security therefor, and be structurally subordinated to all existing and future obligations and other liabilities of our Controlled Entities.

Issuance of Additional Notes

We may, from time to time, without the consent of the holders of the Notes, create and issue additional Notes having the same terms and conditions as any series of the Notes in all respects (or in all respects except for the issue date, the issue price and the first payment of interest). Additional Notes issued in this manner will be consolidated with the previously outstanding Notes of the relevant series to constitute a single series of the Notes of such series. We will not issue any additional Notes with the same CUSIP, ISIN or other identifying number as any Notes offered hereby unless the additional Notes are fungible with the outstanding Notes of the relevant series for U.S. federal income tax purposes.

Optional Redemption

We may, upon giving not less than 30 nor more than 60 days’ written notice to holders of the relevant series of the Notes (which notice shall be irrevocable) and the trustee, redeem the 2027 Notes at any time prior to January 23, 2027, and the 2031 Notes at any time prior to May 23, 2031, in each case, in whole or in part, at a redemption amount equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•

the make whole amount, which means the amount determined on the fifth Business Day before the redemption date equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the stated maturity date, plus (ii) the present value of the remaining scheduled payments of interest to and including the stated maturity date, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 15 basis points in the case of the 2027 Notes and 20 basis points in the case of the 2031 Notes, plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to, but not including, the applicable redemption date; provided that the principal amount of a Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

In addition, we may, upon giving not less than 30 nor more than 60 days’ written notice to holders of the relevant series of the Notes (which notice shall be irrevocable) and the trustee, redeem the 2027 Notes at any time from or after January 23, 2027, and the 2031 Notes at any time from or after May 23, 2031, in each case, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to, but not including, the applicable redemption date.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in The City of New York, Hong Kong or Beijing are authorized or obligated by law, regulation or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of the applicable series to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by us in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such redemption date.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to the trustee and each holder of record of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date. If less than all of the Notes of a series are to be redeemed, the Notes to be redeemed will be selected (i) if listed on a national securities exchange and/or held through the clearing systems then in compliance with the requirements of such national securities exchange and/or the clearing system, and (ii) if the Notes are not listed on any securities exchange and are not held through the clearing systems then pro rata, by lot or in such other manner as the trustee deems appropriate in its sole discretion, unless otherwise required by law.

Repurchase Upon Triggering Event

If a Triggering Event occurs, unless we have exercised our right to redeem the Notes of the relevant series as described under the heading “Description of Debt Securities—Tax Redemption” in the accompanying prospectus or under the heading “Optional Redemption” above, we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof), of each holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”) on the terms set forth in the indenture and the Notes of the relevant series. In the Triggering Event Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”).

Within 30 days following a Triggering Event, we will be required to mail a notice to holders of the Notes, with a copy to the trustee, describing the transaction or transactions that constitute the Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Triggering Event Payment Date”), pursuant to the procedures required by the Notes of the relevant series and described in such notice.

On the Triggering Event Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Triggering Event Offer;

•

deposit with the relevant paying agent one Business Day prior to the Triggering Event Payment Date an amount equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The relevant paying agent will be required to promptly mail, to each holder who properly tendered Notes, the purchase price for such Notes properly tendered, and the trustee will be required to promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof.

We will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

There can be no assurance that we will have sufficient funds available at the time of a Triggering Event to consummate a Triggering Event Offer for all Notes then outstanding (or all Notes properly tendered by the holders of such Notes) and pay the Triggering Event Payment. We may also be prohibited by terms of other indebtedness or agreements from repurchasing the Notes upon a Triggering Event, which would require us to repay the relevant indebtedness or terminate the relevant agreement before we can proceed with a Triggering Event Offer, and there can be no assurance that we will be able to effect such repayment or termination.

The trustee shall not be required to take any steps to ascertain whether a Triggering Event or any event which could lead to a Triggering Event has occurred and shall not be responsible or liable to any person for any failure to do so.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person. “Group” means the Company and our Controlled Entities.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Triggering Event” means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in our consolidated financial statements for the most recent fiscal quarter and (y) we being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in our consolidated financial statements for the most recent fiscal quarter and (B) we have not furnished to the trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either (1) we are able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in our consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of ours) or (2) such Change in Law would not materially adversely affect our ability to make principal and interest payments on the Notes when due.

The definition of Triggering Event includes a phrase relating to operating “substantially all” or deriving “substantially all” of the economic benefits from, the business operations conducted by the Group. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Triggering Event may be uncertain.

Payment of Additional Amounts

All payments of principal, premium and interest made by us in respect of the Notes of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the British Virgin Islands, the Cayman Islands, the PRC or any jurisdiction where we are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any Note of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a Note and the Relevant Jurisdiction other than merely holding such Note or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)

in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)

in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a Note to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv)

in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(v)	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi)

to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note; or

(ix)	any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 10 days prior to each date of payment of principal of, premium (if any) or interest on the Notes of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officers’ certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officers’ certificate will be required prior to any date of payment of principal of, premium (if any) or interest on the Notes of such series if there has been no change with respect to the matters set forth in a prior officers’ certificate. The trustee and each paying agent shall be entitled to conclusively rely on the fact that any officers’ certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss, liability or properly incurred expense without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officers’ certificate furnished pursuant to this paragraph or on the fact that any officers’ certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Modification and Waiver

The provisions of the indenture relating to modification and waiver, which are described under the heading “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus, will apply to the Notes, with the additional provisions that:

(i)

we and the trustee may not, without the consent of each holder of the applicable series of the Notes affected thereby, reduce the amount of the premium payable upon the redemption or repurchase of any series of the Notes or change the time at which any series of the Notes may be redeemed or repurchased as described above under “—Optional Redemption” or “—Repurchase Upon Triggering Event” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event”); and

(ii)

we and the trustee may, without the consent of any holder of the Notes of any series, amend the indenture and the relevant Notes to conform the text of the indenture or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the indenture or the Notes as evidenced by an officers’ certificate.

Events of Default

The provisions of the indenture relating to Events of Default, which are described under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus, will apply to the Notes, provided that they shall be modified, principally to delete references to “Principal Controlled Entities” in clauses (v) and (vi) in the first paragraph and the second sentence of the third paragraph under such heading, such that the description of such provisions with respect to the Notes is as follows:

“Under the terms of the indenture, each of the following constitutes an Event of Default for each series of the Notes:

(i)	failure to pay principal or premium in respect of any debt securities of that series by the due date for such payment;

(ii)	failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

(iii)	we default in the performance of or breach our obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv)

we default in the performance of or breach any covenant or agreement in the indenture or under the debt securities of that series (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series then outstanding;

(v)	(a) there occurs with respect to any of our indebtedness, whether such indebtedness now exists or shall hereafter be created, (A) an event of default that has resulted in the holder thereof declaring the principal of such indebtedness to be due and payable prior to its stated maturity or (B) a failure to make a payment of principal, interest or premium when due (after giving effect to the expiration of any applicable grace period therefor, a “Payment Default”) and (b) the outstanding principal amount of such indebtedness, together with the outstanding principal amount of any of our other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, is equal to or exceeds the greater of (x) US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of our Total Equity;

(vi)

one or more final judgments or orders for the payment of money are rendered against us and are not paid or discharged, and there is a period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against us (net of any amounts that our insurance carriers have paid or agreed to pay with respect thereto under applicable policies) to exceed the greater of (x) US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of our Total Equity, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(vii)

the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (b) a decree or order adjudging us or any of our Principal Controlled Entities bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(viii)

the commencement by us or any of our Principal Controlled Entities of a voluntary case or proceeding under any applicable state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any substantial part of their respective property pursuant to any such law, or the making by us or any of our Principal Controlled Entities of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any of our Principal Controlled Entities in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any of our Principal Controlled Entities that resolves to commence any such action;

(ix)

the debt securities of that series or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the indenture; and

(x)	any other event of default described in the applicable prospectus supplement.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series then outstanding provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clauses (vii) and (viii) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may, and the trustee, upon instructions from holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding and subject to receipt of pre-funding, security and/or indemnity to its satisfaction, shall declare the unpaid principal amount of such debt securities and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in clause (v) above shall occur, the declaration of acceleration of the debt securities shall be automatically annulled if the default triggering such Event of Default pursuant to clause (v) shall be remedied or cured by us or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the debt securities of that series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium (if any) or interest on the debt securities of that series that became due solely because of the acceleration of the debt securities of that series, have been cured or waived. If an Event of Default in clauses (vii) or (viii) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or enforce any provisions of the indenture or the debt securities at the request, order or direction of any of the holders of debt securities, unless the requisite number of holders shall have instructed the trustee in writing and offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on such debt security on or after the applicable due date specified in such debt security.”

Limitation on Liens

So long as any Note remains outstanding, we will not create or have outstanding, and we will ensure that none of our Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future undertaking, assets or revenues (including any uncalled capital) securing any Relevant Indebtedness or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of us or of any of our Principal Controlled Entities, without (i) at the same time or prior thereto securing or guaranteeing the Notes equally and ratably therewith or (ii) providing such other security or guarantee for the Notes as shall be approved by an act of the holders of each series of the Notes holding at least a majority of the principal amount of that series of the Notes then outstanding.

The foregoing restriction will not apply to:

(i)	any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)

any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into us or a Principal Controlled Entity after the date of the indenture which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into us or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into us or a Principal Controlled Entity;

(iii)	any Lien created or outstanding in favor of us;

(iv)

any Lien in respect of Relevant Indebtedness of us or any Principal Controlled Entity with respect to which we or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of us or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)

any Lien created in connection with Relevant Indebtedness of us or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in China;

(vi)	any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vii)

any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii), (v), (vi) or this clause (vii); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market.

Certain Definitions

The definition of “Principal Controlled Entities,” which is included under the heading “Description of Debt Securities—Certain Definitions” in the accompanying prospectus, will apply to the Notes, provided that it has been modified, inter alia, to (i) to exclude certain listed Controlled Entities from such definition and (ii) to increase the revenue and net profit thresholds in the definition of Principal Controlled Entities from 5% to 10%, such that the description of such provisions with respect to the Notes is as follows:

“Principal Controlled Entities” at any time shall mean one of our Non-listed Controlled Entities

(i)	as to which one or more of the following conditions is/are satisfied:

(a)

its total revenue or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated total revenue attributable to us is at least 10% of our consolidated total revenue;

(b)

its net profit or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated net profit attributable to us (in each case before taxation and exceptional items) is at least 10% of our consolidated net profit (before taxation and exceptional items); or

(c)

its net assets or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated net assets attributable to us (in each case after deducting minority interests in Subsidiaries) are at least 10% of our consolidated net assets (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Non-listed Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

(1)

in the case of a corporation or other business entity becoming a Non-listed Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Non-listed Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Non-listed Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Non-listed Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Non-listed Controlled Entity which itself has Non-listed Controlled Entities) of such Non-listed Controlled Entity in such accounts;

(2)

if at any relevant time in relation to us or any Non-listed Controlled Entity which itself has Non-listed Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Non-listed Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3)

if at any relevant time in relation to any Non-listed Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Non-listed Controlled Entity prepared for this purpose by or on behalf of us; and

(4)

if the accounts of any Non-listed Controlled Entity (not being a Non-listed Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Non-listed Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii)

to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officers’ certificate delivered to the trustee certifying in good faith as to whether or not a Non-listed Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.”

“Non-listed Controlled Entities” means the Controlled Entities other than (i) any Controlled Entities with shares of common stock or other common equity interests listed on an internationally recognized stock exchange; and (ii) any Subsidiaries or Consolidated Affiliated Entities of any Controlled Entity referred to in clause (i) of this definition.

NDRC Post-Issuance Filing

The Company will notify the trustee if it does not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within 10 PRC Business Days after the completion of the Notes issuance in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (國家發展改革委關於推進企業發行外債備案登記制管理改革的通知 (發改外資[2015]2044号)) issued by the NDRC and which came into effect on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the trustee shall be made within 10 PRC Business Days after such failure to complete the Post-Issuance Filing.

The trustee shall have no obligation to monitor and ensure the completion of the NDRC Post-Issuance Filing on or before the deadline referred to above or to verify the accuracy, validity, and/or genuineness of any documents in relation to or in connection with the NDRC Post-Issuance Filing, and shall not be liable to the holders or any other person for not doing so.

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in China are authorized or obligated by law, regulation or executive order to remain closed.

Legal Defeasance and Covenant Defeasance

The provisions of the indenture relating to legal defeasance and covenant defeasance, which are described under the heading “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the Notes, and in addition, we may also exercise Covenant Defeasance with respect to our obligations under the indenture and the Notes that are described under the headings “—Repurchase Upon Triggering Event” and “—Limitation on Liens” above.

No Sinking Fund

The Notes will not be subject to, nor entitled to the benefit of, any sinking fund.

Book-Entry; Delivery and Form

Each series of the Notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depositary Trust Company (“DTC”) or its nominee for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”) as operator of the Euroclear System, and Clearstream Banking S.A. (“Clearstream”). We will not issue certificated Notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the Notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

You, as the beneficial owner of Notes, will not receive certificates representing ownership interests in the global notes, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and a successor depositary is not appointed within 90 days; (2) we determine that the Notes will no longer be represented by global notes and execute and deliver to the trustee an officers’ certificate to such effect; or (3) an event of default with respect to the Notes will have occurred and be continuing and a holder requests us to issue a certificated note. These certificated Notes will be registered in such name or names as DTC will instruct the trustee and the agents. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture relating to the Notes. Except as provided above, you, as the beneficial owner of interests in the global notes, will not be entitled to have Notes registered in your name, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their Notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee, any agent or us. Accordingly, we, the trustee and any agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in the Notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of the Notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream and Euroclear have provided us with the following information:

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of the Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the trustee and the agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

TAXATION

Prospective investors should consult their tax advisors regarding the possible tax consequences of the ownership and disposition of the Notes under the laws of their country of citizenship, residence, or domicile.

Cayman Islands Taxation

The following is a discussion of certain Cayman Islands income tax consequences of an investment in the Notes. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under existing Cayman Islands law, payments of interest and principal on the Notes will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal to any holder of the Notes, nor will gains derived from the disposal of the Notes be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporate, or capital gains tax and no estate duty, inheritance tax, or gift tax. No stamp duty is payable in respect of the issue of the Notes. An instrument of transfer in respect of a Note is stampable if executed in or brought into the Cayman Islands.

PRC Taxation

The following is a summary of certain PRC tax consequences of the purchase, ownership, and disposition of Notes to non-resident enterprises and non-resident individuals. It is based upon applicable laws, rules, and regulations in effect as of the date of this prospectus supplement, all of which are subject to change (possibly with retroactive effect). This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own, or dispose of the Notes and does not purport to deal with consequences applicable to all categories of investors, some of which may be subject to special rules. Persons considering the purchase of Notes should consult their own tax advisors concerning the tax consequences of the purchase, ownership, and disposition of Notes, including such possible consequences under the laws of their country of citizenship, residence, or domicile.

If we are considered a PRC resident enterprise under the PRC Enterprise Income Tax Law, holders of Notes that are non-resident enterprises may be subject to PRC withholding tax on interest paid by us or PRC enterprise income tax on any gains realized from the transfer of Notes, if such income is considered to be derived from sources within China, at a rate of 10% (or lower rate if available under an applicable tax treaty), provided that such non-resident enterprise investor (i) has no establishment or premises in China, or (ii) has an establishment or premises in China but its income derived from the PRC has no real connection with such establishment or premises. Furthermore, if we are considered a PRC resident enterprise and the relevant PRC tax authorities consider interest we pay on the Notes or any gains realized from the transfer of Notes to be income derived from sources within China, such interest earned by non-resident individuals may be subject to PRC withholding tax and such gain realized by non-resident individuals may be subject to PRC individual income tax, in each case at a rate of 20% (or lower rate if available under an applicable tax treaty). However, if we are treated as a PRC resident enterprise, it is unclear whether in practice non-resident investors would be able to obtain the benefits of tax treaties between China and their countries. In addition, if we are considered a PRC resident enterprise under the PRC Enterprise Income Tax Law, interest payable by us to non-resident holders of the Notes may be subject to PRC value-added tax at a rate of 6% and related local levies, including educational surtax and urban maintenance and construction tax at a rate of up to 0.72%.

If we are not deemed a PRC resident enterprise, non-resident enterprise and non-resident individual holders of Notes will not be subject to PRC income tax on any payments of interest on, or gains from the transfer of, Notes.

Hong Kong

The following summary contains a description of the principal tax laws of Hong Kong, as in effect on the date of this prospectus supplement, and is subject to any change in the tax laws of Hong Kong that may come into effect after such date (which may have retroactive effect).

No Hong Kong tax will be required to be withheld from payments of principal or interest on the Notes.

Interest on the Notes is not subject to Hong Kong profits tax, except where the interest is received by or accrued to a financial institution (as defined in the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) through or from the carrying on by the financial institution of its business in Hong Kong.

Hong Kong profits tax is not chargeable in respect of capital gains from the sale of property such as the Notes. However, trading profits from the sale, disposal or redemption of the Notes by persons carrying on a trade, profession or business in Hong Kong where such profits are derived from or arise in Hong Kong from such, trade, profession or business are chargeable to profits tax currently at the rate of 16.5% on corporations and 15% on individuals. Profits from the sale of Notes effected on the SEHK will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from the sale, disposal or redemption of the Notes realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

No Hong Kong stamp duty is payable on the sale, purchase or other disposal of bonds or notes denominated otherwise than in the currency of Hong Kong, provided that the bonds or notes are not redeemable, and may not at the option of any person be redeemed, in the currency of Hong Kong. Therefore, a sale or purchase or other disposal of the Notes will not be subject to Hong Kong stamp duty.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Notes acquired in this offering for cash at the “issue price,” which is the first price at which a substantial amount of the Notes is sold to the public. This discussion applies only to U.S. Holders (as defined below) who hold the Notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Regulations”), the income tax treaty between the United States and China (the “U.S.-PRC Income Tax Treaty”), published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

This discussion does not describe all of the U.S. federal income tax considerations that may be applicable to U.S. Holders in light of their particular circumstances or U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

•	banks, insurance companies and other financial institutions;

•	entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities;

•	tax-exempt entities;

•	real estate investment trusts;

•	regulated investment companies;

•	dealers or traders in securities;

•	certain former citizens or residents of the United States;

•	persons that elect to mark their securities to market;

•	persons holding Notes as part of a “straddle,” conversion, or other integrated transaction;

•	persons that have a functional currency other than the U.S. dollar; and

•	persons that actually or constructively own 10% or more of our equity (by vote or value).

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations to them in light of their particular situation as well as any considerations arising under the laws of any other taxing jurisdiction.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Notes that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their tax advisors regarding the tax considerations generally applicable to them of the ownership and disposition of Notes.

We expect, and this summary assumes, that the Notes will be issued with less than de minimis original issue discount.

Interest Payments

Payments of stated interest (including any additional amounts) will generally be included in a U.S. Holder’s income as ordinary income at the time that such payments are received or accrued in accordance with such holder’s usual method of accounting for U.S. federal income tax purposes.

Interest income in respect of the Notes will generally constitute foreign-source income for purposes of determining whether any foreign tax credit is available to a U.S. Holder under the U.S. federal income tax laws and will generally constitute “passive category income.”

As described in “—PRC Taxation,” if we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, payments of interest in respect of the Notes may be subject to PRC withholding taxes. For U.S. federal income tax purposes, the amount of interest includible in taxable income would include any amounts withheld in respect of PRC taxes. If PRC withholding taxes apply to interest paid to a U.S. Holder with respect to the Notes, the U.S. Holder may be able to obtain a reduced rate of PRC withholding taxes under the U.S.-PRC Income Tax Treaty if certain requirements are met. In addition, subject to certain conditions and limitations, if any PRC income taxes were to be paid or withheld on interest and were nonrefundable under the U.S.-PRC Income Tax Treaty, a U.S. Holder may be entitled to a foreign tax credit in respect of any such PRC income taxes, or alternatively, a U.S. Holder may deduct such taxes in computing its taxable income provided that such holder does not elect to claim a foreign tax credit for the relevant taxable year. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits or deductions in light of their particular circumstances.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of the Notes, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any amount attributable to accrued but unpaid interest, which will generally be taxable as interest in the manner described above to the extent not previously included in such holder’s gross income) and such holder’s adjusted tax basis in the Notes. A U.S. Holder’s adjusted tax basis in the Notes will generally equal the cost of the Notes. Any capital gain or loss will generally be long-term capital gain or loss if, at the time of the sale or other taxable disposition, such holder’s holding period in the Notes exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders will generally be subject to taxation at a reduced rate. The deductibility of capital losses is subject to limitations.

As described in “—PRC Taxation,” if we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, gains from the disposition of the Notes may be subject to PRC income taxes. A U.S. Holder may use foreign tax credits to offset only the portion of such holder’s U.S. tax liability considered to be attributable to foreign-source income. Generally, gain or loss from the disposition of the Notes will be U.S.-source for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, if a U.S. Holder is eligible for the benefits of the U.S.-PRC Income Tax Treaty, such holder may be able to elect to treat such gain as PRC-source income under the U.S.-PRC Income Tax Treaty. If a U.S. Holder is not eligible for the benefits of the U.S.-PRC Income Tax Treaty or does not elect to treat any gain as PRC-source gain, then such holder would generally not be able to use any foreign credit arising from any PRC tax imposed on the disposition of the Notes, unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding their eligibility for benefits under the U.S.-PRC Income Tax Treaty and the availability of foreign tax credits or deductions in light of their particular circumstances.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Subject to the terms and conditions contained in the underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Goldman Sachs (Asia) L.L.C., BofA Securities, Inc., J.P. Morgan Securities LLC and China International Capital Corporation Hong Kong Securities Limited are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the Notes of each series set forth opposite its name below:

Underwriters	Principal Amount of the 2027 Notes		Principal Amount of the 2031 Notes
Goldman Sachs (Asia) L.L.C.		165,000,000		385,000,000
BofA Securities, Inc.		90,000,000		210,000,000
J.P. Morgan Securities LLC		45,000,000		105,000,000
China International Capital Corporation Hong Kong Securities Limited		0		0
BOCOM International Securities Limited		0		0
Total	US$	300,000,000	US$	700,000,000

The underwriters are offering the Notes subject to their acceptance of the Notes from us, and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters must purchase all the Notes if they purchase any of the Notes. The underwriters reserve the right to withdraw, cancel, or modify offers to investors and to reject orders in whole or in part.

The underwriters initially propose to offer part of the Notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Certain of the underwriters are not broker-dealers registered with the SEC. Therefore, to the extent they intend to make any offers or sales of Notes in the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities laws and regulations, and FINRA rules. Goldman Sachs (Asia) L.L.C. will offer the Notes in the United States through its registered broker-dealer affiliate Goldman, Sachs & Co. Neither China International Capital Corporation Hong Kong Securities Limited nor BOCOM International Securities Limited is a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of the Notes in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

	Paid by Us
Per 2027 Note		0.275%
Per 2031 Note		0.275%
Total	US$	2,750,000

Expenses associated with this offering to be paid by us, other than underwriting commissions and discounts, are estimated to be US$2.3 million.

We have agreed that, for a period until 10 days after the date of closing (which is expected to be the fifth business day following the date of this prospectus supplement), we will not, without the prior written consent of the representatives, offer, sell, contract to sell, or otherwise dispose of any securities issued or guaranteed by us that are substantially similar to the Notes. The underwriters in their sole discretion may consent to the offering and sale of such securities by us at any time without notice. We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Notes will constitute a new class of securities with no established trading market. Application will be made to the SEHK for the listing of, and permission to deal in, the Notes by way of debt issues to Professional Investors only as described in this prospectus supplement. However, we cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the Notes.

The underwriters (or their affiliates) may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids to the extent permitted by applicable laws and regulations. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchase of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Notes originally sold by such dealer are purchased in a stabilizing transaction or a covering transaction to cover short positions. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally settle in two business days, and purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisor.

The address of Goldman Sachs (Asia) L.L.C. is 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. The address of BofA Securities, Inc. is One Bryant Park, New York, New York, 10036, United States. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179, United States.

Sale, Exchange, Redemption, and Other Disposition of the Notes outside of the United States

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Prospectus Directive Public Offer Selling Restriction

In relation to each Member State of the European Economic Area (each a “Member State”), no Notes have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Notes may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold, or otherwise made available and will not offer, sell, or otherwise make available any Notes to any retail investor in the EEA.

For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(b)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

United Kingdom

No invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by the underwriters in connection with the issue or sale of the Notes may be communicated or caused to be communicated except in circumstances in which section 21(1) of FSMA does not apply to the underwriters. All applicable provisions of FSMA must be complied with respect to anything done or to be done by the underwriters in relation to any Notes in, from or otherwise involving the United Kingdom.

In addition, each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the UK.

For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; and

(ii)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Hong Kong

You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The Notes are only available in Hong Kong or to persons resident in Hong Kong who are (a) “professional investors” as defined in the Rules Governing the Listing of Securities on the SEHK; or (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. Each purchaser of the Notes in the United States who is a resident of Hong Kong, by accepting delivery of this prospectus supplement and the accompanying prospectus, will be deemed to have represented, agreed and acknowledged that (a) it is a “professional investor” as defined in the Rules Governing the Listing of Securities on the SEHK; or (b) it is acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation, or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or had in possession for the purposes of issue or will be issued or had in possession for the purposes of issue, whether in Hong Kong or elsewhere, other than with respect to Notes may be issued or may be in the possession of any person other than with respect to the Notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” within the meaning as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may any Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in China and the Notes may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any PRC resident.

Cayman Islands

No Notes will be offered or sold to the public in the Cayman Islands.

British Virgin Islands

No invitation will be made directly or indirectly to any person resident in the British Virgin Islands to subscribe for any of the Notes.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advising, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including financial advisory, commercial banking, and investment banking services, for us and our affiliates in the ordinary course of business for which they received or will receive customary fees and expenses. We may enter into hedging or other derivative transactions as part of our risk management strategy with the underwriters and their affiliates, which may include transactions relating to our obligations under the Notes. Our obligations under these transactions may be secured by cash or other collateral. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments, its direct or indirect subsidiaries and consolidated affiliated entities. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes and not with a view to distribution.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law, by Skadden, Arps, Slate, Meagher & Flom with respect to legal matters of Hong Kong law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law, and by Han Kun Law Offices with respect to legal matters of PRC law. The underwriters are being represented by Davis Polk & Wardwell LLP with respect to legal matters of United States federal securities and New York State law and Jingtian & Gongcheng with respect to legal matters of PRC law. The validity of the debt securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and for the underwriters by Davis Polk & Wardwell LLP. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law, and Davis Polk & Wardwell LLP may rely upon Jingtian  & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Baidu, Inc. appearing in Baidu, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020, and the effectiveness of Baidu, Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated by reference in the accompanying prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, the People’s Republic of China.

BAIDU, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in millions of Renminbi (“RMB”), and in millions of U.S. Dollars (“US$”), except for number of shares and per share data)

		As of
	Notes	December 31, 2020	June 30, 2021	June 30, 2021
		RMB	RMB	US$
			(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents		35,782	42,896	6,644
Restricted cash		758	10,652	1,649
Short-term investments, net of allowances for credit losses of RMB285 and RMB283 (US$44) as of December 31, 2020 and June 30, 2021, respectively	4	126,402	126,387	19,575
Accounts receivable, net of allowance of RMB1,320 and RMB1,596 (US$247) as of December 31, 2020 and June 30, 2021, respectively	2	8,668	9,197	1,424
Amounts due from related parties	20	726	866	134
Other current assets, net		11,006	9,936	1,539

Total current assets		183,342	199,934	30,965

Non-current assets:
Fixed assets, net	10	17,508	18,554	2,874
Licensed copyrights, net	5	6,435	6,714	1,040
Produced content, net	6	6,556	8,676	1,344
Intangible assets, net		2,022	1,883	292
Goodwill		22,248	22,592	3,499
Long-term investments, net	4	76,233	101,310	15,691
Amounts due from related parties	20	3,438	3,484	540
Deferred tax assets, net		1,674	433	67
Operating lease right-of-use assets	14	9,804	10,058	1,558
Other non-current assets		3,448	15,649	2,423

Total non-current assets		149,366	189,353	29,328

Total assets		332,708	389,287	60,293

LIABILITIES AND EQUITY
Current liabilities (including amounts of the consolidated VIEs without recourse to the primary beneficiaries of RMB25,051 and RMB28,340 (US$4,390) as of December 31, 2020 and June 30, 2021, respectively)	1
Short-term loans	11	3,016	3,025	469
Accounts payable and accrued liabilities		36,716	38,276	5,928
Customer deposits and deferred revenue		12,626	13,400	2,075
Deferred income		158	108	17
Long-term loans, current portion	11	7,427	915	142
Convertible senior notes, current portion	13	4,752	4,777	740
Amounts due to related parties	20	1,324	1,802	279
Operating lease liabilities	14	2,366	2,495	386

Total current liabilities		68,385	64,798	10,036

BAIDU, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amounts in millions of Renminbi (“RMB”), and in millions of U.S. Dollars (“US$”), except for number of shares and per share data)

		As of
	Notes	December 31, 2020	June 30, 2021	June 30, 2021
		RMB	RMB	US$
			(Unaudited)	(Unaudited)
Non-current liabilities (including amounts of the consolidated VIEs without recourse to the primary beneficiaries of RMB5,519 and RMB5,361 (US$830) as of December 31, 2020 and June 30, 2021, respectively):	1
Deferred income		97	108	17
Deferred revenue		686	316	49
Amounts due to related parties	20	3,543	3,384	524
Long-term loans	11	—	12,784	1,980
Notes payable	12	48,408	47,915	7,421
Convertible senior notes	13	11,927	12,592	1,950
Deferred tax liabilities		3,067	3,275	507
Operating lease liabilities	14	4,693	4,696	727
Other non-current liabilities		59	91	15

Total non-current liabilities		72,480	85,161	13,190

Total liabilities		140,865	149,959	23,226

Commitments and contingencies	18
Redeemable noncontrolling interests	7	3,102	4,814	746
Equity
Class A Ordinary Shares, par value US$0.000000625 per share, 66,000,000,000 shares authorized, and 2,107,228,720 shares and 2,224,569,080 shares issued and outstanding as at December 31, 2020 and June 30, 2021, respectively	7	—	—	—
Class B Ordinary Shares, par value US$0.000000625 per share, 2,832,000,000 shares authorized, and 571,900,320 shares and 559,900,320 shares issued and outstanding as at December 31, 2020 and June 30, 2021, respectively	7	—	—	—
Additional paid-in capital	7	47,213	70,797	10,965
Treasury stock	7	—	(2,149)	(333)
Retained earnings	7	135,284	160,300	24,827
Accumulated other comprehensive income (loss)	7	199	(41)	(6)

Total Baidu, Inc. shareholders’ equity		182,696	228,907	35,453
Noncontrolling interests	7	6,045	5,607	868

Total equity		188,741	234,514	36,321

Total liabilities, redeemable noncontrolling interests and equity		332,708	389,287	60,293

BAIDU, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in millions of Renminbi (“RMB”), and in millions of U.S. Dollars (“US$”), except for number of shares and per share (or ADS) data)

		Six months ended
	Notes	June 30, 2020	June 30, 2021	June 30, 2021
		RMB	RMB	US$
		(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Online marketing services		31,931	38,922	6,028
Others		16,648	20,562	3,185

Total revenues	21	48,579	59,484	9,213

Operating costs and expenses:
Cost of revenues	21	27,821	30,899	4,785
Selling, general and administrative	21	8,269	10,952	1,697
Research and development	21	9,282	11,381	1,763

Total operating costs and expenses		45,372	53,232	8,245

Operating profit		3,207	6,252	968

Other income (loss):
Interest income		2,753	2,575	399
Interest expense		(1,571)	(1,668)	(258)
Foreign exchange (loss) gain, net		(43)	120	19
Share of losses from equity method investments	4	(1,551)	(155)	(24)
Others, net		(265)	20,475	3,171

Total other (loss) income, net		(677)	21,347	3,307

Income before income taxes		2,530	27,599	4,275
Income taxes	15	1,420	3,731	578

Net income		1,110	23,868	3,697

Less: net loss attributable to noncontrolling interests		(2,510)	(1,202)	(186)

Net income attributable to Baidu, Inc.		3,620	25,070	3,883

Earnings per share for Class A and Class B ordinary shares (Note):	19
Basic		1.30	9.14	1.42
Diluted		1.29	8.90	1.38
Earnings per ADS (1 ADS equals 8 Class A ordinary shares) (Note):	19
Basic		10.37	73.12	11.32
Diluted		10.32	71.23	11.03
Weighted average number of Class A and Class B ordinary shares outstanding (in millions) (Note):
Basic		2,758	2,737	2,737
Diluted		2,771	2,809	2,809
Other comprehensive (loss) income:	17
Foreign currency translation adjustments		(11)	(221)	(34)
Unrealized (losses) gains on available-for-sale investments, net of reclassification		(162)	48	7
Unrealized losses on derivative		—	(44)	(7)

Other comprehensive loss, net of tax		(173)	(217)	(34)

BAIDU, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (CONTINUED)

(Amounts in millions of Renminbi (“RMB”), and in millions of U.S. Dollars (“US$”), except for number of shares and per share (or ADS) data)

		Six months ended
	Notes	June 30, 2020	June 30, 2021	June 30, 2021
		RMB	RMB	US$
		(Unaudited)	(Unaudited)	(Unaudited)
Comprehensive income		937	23,651	3,663

Less: comprehensive loss attributable to noncontrolling interest		(2,426)	(1,179)	(183)

Comprehensive income attributable to Baidu, Inc.		3,363	24,830	3,846

Note: Basic and diluted earnings per share and the number of shares for the six months ended June 30, 2020 have been retrospectively adjusted for the Share Subdivision and the ADS Ratio Change that were effective on March 1, 2021 as detailed in Notes 1 and 19.

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

BAIDU, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions of Renminbi (“RMB”), and in millions of U.S. Dollars (“US$”))

	Six months ended
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	1,110	23,868	3,697
Adjustments to reconcile net income to net cash generated from operating activities:
Depreciation of fixed assets and computer parts	2,826	3,180	493
Amortization of intangible assets	293	227	35
Deferred income tax, net	683	1,449	223
Share-based compensation	3,336	3,615	561
Allowance for credit losses	396	379	59
Investment and interest income	(2,681)	(20,637)	(3,197)
Amortization and impairment of licensed copyrights	6,770	5,553	860
Amortization and impairment of produced content	2,194	2,675	414
Impairment of other assets	2,874	175	27
Share of losses from equity method investments	1,551	155	24
Barter transaction revenue	(939)	(556)	(86)
Accretion on convertible senior notes and asset-backed debt securities	246	309	48
Other operating activities	83	(92)	(15)

Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	482	(814)	(126)
Amounts due from related parties	(240)	(246)	(38)
Licensed copyrights	(5,559)	(5,304)	(821)
Produced content	(2,253)	(4,784)	(741)
Other assets	(151)	(1,275)	(197)
Customer deposits and deferred revenue	157	367	57
Accounts payable and accrued liabilities	(1,056)	3,443	533
Amounts due to related parties	264	366	57

Net cash generated from operating activities	10,386	12,053	1,867

Cash flows from investing activities:
Acquisition of fixed assets	(1,399)	(3,995)	(619)
Acquisition of intangible assets excluding licensed copyrights	(150)	(261)	(40)
Acquisition of businesses, net of cash acquired	(693)	(219)	(34)
Prepayments of acquisition of businesses	—	(12,035)	(1,864)
Purchases of held-to-maturity investments	(64,990)	(76,279)	(11,814)
Maturities of held-to-maturity investments	48,454	73,891	11,444
Purchases of available-for-sale investments	(91,611)	(17,006)	(2,634)
Sales and maturities of available-for-sale investments	89,912	16,110	2,495
Purchases of other long-term investments	(2,024)	(2,341)	(363)
Proceeds from disposal of long-term investments	2,034	2,838	440
Loans provided to third parties	(2)	(210)	(33)
Other investing activities	65	(12)	(1)

Net cash used in investing activities	(20,404)	(19,519)	(3,023)

BAIDU, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Amounts in millions of Renminbi (“RMB”), and in millions of U.S. Dollars (“US$”))

	Six months ended
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from financing activities:
Proceeds from short-term loans	2,175	2,186	339
Repayments of short-term loans	(1,178)	(2,198)	(340)
Proceeds from long-term loans	—	12,673	1,963
Repayments of long-term loans	(296)	(6,404)	(992)
Proceeds from issuance of long-term notes, net of issuance costs	7,004	—	—
Repayment of long-term notes	(5,378)	—	—
Proceeds from issuance of convertible notes, net of issuance costs	—	633	98
Proceeds from issuance of subsidiaries’ shares	108	669	104
Repurchase of ordinary shares	(5,133)	(2,149)	(333)
Proceeds from exercise of share options	2	255	39
Proceeds from issuance of redeemable noncontrolling interests	—	1,730	268
Proceeds from Hong Kong listing, net of issuance cost	—	19,877	3,079
Return of equity to noncontrolling interest shareholders	—	(2,701)	(418)
Other financing activities	(67)	115	17

Net cash (used in) provided by financing activities	(2,763)	24,686	3,824

Effect of exchange rate changes on cash, cash equivalents and restricted cash	219	(212)	(33)

Net (decrease) increase in cash, cash equivalents and restricted cash	(12,562)	17,008	2,635

Cash, cash equivalents and restricted cash at beginning of the period	34,439	36,540	5,658

Cash, cash equivalents and restricted cash at end of the period	21,877	53,548	8,293

Supplemental disclosures:
Acquisition of fixed assets included in accounts payable and accrued liabilities	925	1,684	261
Non-cash acquisitions of investments	4	50	8

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	20,349	42,896	6,644

Restricted cash	1,528	10,652	1,649

Total cash and cash equivalents and restricted cash shown in the statements of cash flows	21,877	53,548	8,293

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

1.	ORGANIZATION AND BASIS OF PRESENTATION

The unaudited interim condensed consolidated financial statements include the accounts of Baidu, Inc. (“Baidu” or the “Company”), its subsidiaries, variable interest entities (“VIEs”) and the subsidiaries of the VIEs. The Company, its subsidiaries, VIEs and subsidiaries of the VIEs are hereinafter collectively referred to as the “Group”.

As of June 30, 2021, the Company has subsidiaries incorporated in countries and jurisdictions including the People’s Republic of China (“PRC”), Hong Kong, Japan, Cayman Islands and British Virgin Islands (“BVI”). As of June 30, 2021, the Company also effectively controls a number of VIEs through the Primary Beneficiaries, as defined below. The VIEs include:

•	Beijing Baidu Netcom Science Technology Co., Ltd. (“Baidu Netcom”), controlled by the Company;

•	Beijing Perusal Technology Co., Ltd. (“Beijing Perusal”), controlled by the Company;

•	Beijing iQIYI Science & Technology Co., Ltd. (“Beijing iQIYI”), and other VIEs controlled by iQIYI, Inc. (“iQIYI VIEs”); and

•	Other VIEs controlled by the Company or the Company’s subsidiaries.

The Group’s operations are consisting of Baidu Core and iQIYI. Baidu Core offers online marketing service, and other services including cloud services and other growth initiatives including Apollo intelligent driving, Xiaodu smart devices, etc. iQIYI is an innovative market-leading online entertainment service and offers membership services, online advertising services, content distribution and others service. The Group’s principal geographic market is in the PRC. The Company does not conduct any substantive operations of its own, but conducts its primary business operations through its subsidiaries and VIEs in the PRC.

PRC laws and regulations prohibit or restrict foreign ownership of internet content, value-added telecommunication-based online advertising, audio and video services, and mobile application distribution businesses, etc. To comply with these foreign ownership restrictions, the Group operates its websites and primarily provides services subject to such restriction in the PRC through the VIEs, the PRC legal entities that were established or whose equity shares were held by the individuals authorized by the Group. The paid-in capital of the VIEs was mainly funded by the Company or its subsidiaries through loans extended to the authorized individuals who were the shareholders of the VIEs. The Company or its subsidiaries has entered into proxy agreements or powers of attorney and exclusive equity purchase option agreement with the VIEs and nominee shareholders of the VIEs through the Company or its subsidiaries (“Primary Beneficiaries”), which give the Primary Beneficiaries the power to direct the activities that most significantly affect the economic performance of the VIEs and to acquire the equity interests in the VIEs when permitted by the PRC laws, respectively. Certain exclusive agreements have been entered into with the VIEs through the Primary Beneficiaries or their wholly-owned subsidiaries in the PRC, which obligate the Primary Beneficiaries to absorb losses or receive economic benefits of the VIEs’ that could potentially be significant to the VIEs or entitle the Primary Beneficiaries to receive economic benefits from the VIEs that could potentially be significant to the VIEs. In addition, the Group has entered into certain agreements with the shareholders of the VIEs through the Primary Beneficiaries or their wholly-owned subsidiaries, including loan agreements for the paid-in capital of the VIEs and equity pledge agreements for the equity interests in the VIEs held by the shareholders of the VIEs.

Despite the lack of legal majority ownership, there exists a parent-subsidiary relationship between the Primary Beneficiaries and the VIEs through the aforementioned agreements with the shareholders of the VIEs. The shareholders of the VIEs effectively assigned all of their voting rights underlying their equity interest in the VIEs to the Primary Beneficiaries. In addition, through the other exclusive agreements, which consist of operating agreements, technology consulting and services agreements and license agreements, the Primary Beneficiaries, by themselves or their wholly-owned subsidiaries in the PRC, demonstrate their ability and intention to continue to exercise the ability to absorb losses or receive economic benefits that could potentially be significant to the VIEs. The VIEs are subject to operating risks, which determine the variability of the Company’s interest in those entities. Based on these contractual arrangements, the Company consolidates the VIEs as required by Accounting Standards Codification (“ASC”) Topic 810, Consolidation.

Unrecognized revenue-producing assets held by the VIEs include certain internet content provisions and other licenses, domain names and trademarks. The internet content provisions and other licenses, which are held by the VIEs that provide the relevant services, are required under relevant PRC laws, rules and regulations for the operation of Internet businesses in the PRC, and therefore are integral to the Company’s operations.

In the opinion of the Company’s legal counsel, (i) the ownership structure relating to the VIEs of the Company is in compliance with PRC laws and regulations; (ii) the contractual arrangements with the VIEs and their shareholders are legal, valid and binding obligation of such party, and enforceable against such party in accordance with their respective terms; and (iii) the execution, delivery and performance of the VIEs and their shareholders do not result in any violation of the provisions of the articles of association and business licenses of the VIEs, and any violation of any current PRC laws and regulations.

However, uncertainties in the PRC legal system could cause the Company’s current ownership structure to be found in violation of any existing and/or future PRC laws or regulations and could limit the Company’s ability, through the Primary Beneficiaries, to enforce its rights under these contractual arrangements. Furthermore, shareholders of the VIEs may have interests that are different with those of the Company, which could potentially increase the risk that they would seek to breach the existing terms of the aforementioned agreements.

In addition, if the current structure or any of the contractual arrangements were found to be in violation of any existing or future PRC laws, the Company may be subject to penalties, which may include but not be limited to, the cancellation or revocation of the Company’s business and operating licenses, being required to restructure the Company’s operations or discontinue the Company’s operating activities. The imposition of any of these or other penalties may result in a material and adverse effect on the Company’s ability to conduct its operations. In such case, the Company may not be able to operate or control the VIEs, which may result in deconsolidation of the VIEs.

The following tables set forth the financial statement balances and amounts of the VIEs and their subsidiaries included in the unaudited interim condensed consolidated financial statements after the elimination of intercompany balances and transactions among VIEs and their subsidiaries within the Group.

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Assets
Cash and cash equivalents	2,348	2,582	400
Short-term investments	6,930	4,780	740
Accounts receivable, net	6,614	7,413	1,148
Others	8,097	6,567	1,017

Total current assets	23,989	21,342	3,305

Fixed assets, net	4,978	7,315	1,133
Intangible assets, net	1,499	1,434	222
Licensed copyrights, net	993	1,067	165
Produced content, net	6,130	7,999	1,239
Long-term investments, net	20,707	29,074	4,503
Operating lease right-of-use assets	6,460	6,545	1,014
Others	7,717	8,644	1,339

Total non-current assets	48,484	62,078	9,615

Total	72,473	83,420	12,920

Liabilities
Accounts payable and accrued liabilities	15,420	17,980	2,785
Customer deposits and deferred revenue	6,047	5,934	919
Operating lease liabilities	2,068	2,180	338
Others	1,516	2,246	348

Total current third-party liabilities	25,051	28,340	4,390

Operating lease liabilities	4,376	4,353	674
Others	1,143	1,008	156

Total non-current third-party liabilities	5,519	5,361	830

Amounts due to the Company and its non-VIE subsidiaries, net	19,592	24,241	3,754

Total	50,162	57,942	8,974

	For the six months ended
	June 30, 2020	June 30, 2021
	RMB	RMB	US$
	(In millions)
	(unaudited)
Total revenues	27,272	29,071	4,503
Net (loss) income	(358)	4,398	681
Net cash provided by operating activities	3,255	5,129	794
Net cash used in investing activities	(3,471)	(4,380)	(678)
Net cash used in financing activities	(517)	(498)	(77)

As of June 30, 2021, there was no pledge or collateralization of the VIEs’ assets that can only be used to settle obligations of the VIEs, other than equity pledge agreements with respect to the VIEs contractual arrangements as disclosed in the Company’s audited consolidated financial statements for the year ended December 31, 2020 and collateralization of a VIE’s office building or restricted cash as described in Note 11. The amount of the net assets of the VIEs was RMB25.5 billion (US$3.9 billion) as of June 30, 2021. The creditors of the VIEs’ third-party liabilities did not have recourse to the general credit of the Company in the normal course of business. The Company did not provide or intend to provide financial or other supports not previously contractually required to the VIEs during the periods presented.

Basis of Presentation

The unaudited interim condensed consolidated financial statements are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and with the instructions to Regulation S-X Rule 10-01.

Effective on March 1, 2021, each share of Class A ordinary shares, Class B ordinary shares and preferred shares of a par value of US$0.00005 each in the share capital of the Company (including authorized issued and unissued Class A ordinary shares, Class B ordinary shares and preferred shares) was sub-divided into 80 shares of a par value of US$0.000000625 each (the “Share Subdivision”). Following the Share Subdivision, the authorized share capital of the Company will be US$43,520 divided into 66,000,000,000 Class A ordinary shares of a par value of US$0.000000625 each, 2,832,000,000 Class B ordinary shares of a par value of US$0.000000625 each and 800,000,000 preferred shares of a par value of US$0.000000625 each. The number of issued and unissued Class A ordinary shares, Class B ordinary shares and preferred shares as disclosed elsewhere in the unaudited interim condensed consolidated financial statements are presented on a basis after taking into account the effects of the Share Subdivision and have been retrospectively adjusted, where applicable. Simultaneously with the Share Subdivision, the change in ratio of the Company’s ADS to Class A ordinary share (the “ADS Ratio Change”) also became effective. Following the ADS Ratio Change, each ADS now represents eight Class A ordinary shares. Previously, ten ADSs represented one Class A ordinary share. Given that the ADS Ratio Change was exactly proportionate to the Share Subdivision, no new ADSs were issued to any ADS holder and the total number of the Company’s outstanding ADSs remains unchanged immediately after the Share Subdivision and the ADS Ratio Change became effective.

Unaudited Interim Condensed Consolidated Financial Statements

In the opinion of management, the unaudited interim condensed consolidated financial statements, which are comprised of the condensed consolidated balance sheet as of June 30, 2021, the condensed consolidated statements of comprehensive income and the condensed consolidated statements of cash flows for the six months ended June 30, 2020 and 2021, reflect all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the Company’s consolidated financial position as of June 30, 2021, and the Company’s consolidated results of operations and consolidated cash flows for the six months ended June 30, 2020 and 2021. Interim period results are not necessarily indicative of results of operations or cash flows for a full-year period or for any future period. The consolidated balance sheet data as of December 31, 2020 was derived from the Company’s audited financial statements, but does not include all disclosures required by U.S. GAAP for annual financial statements. These unaudited interim condensed consolidated financial statements and the notes thereto should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2020.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies do not include all of the significant accounting policies of the Company, which were included in, and should be read in conjunction with, the audited consolidated financial statements as of and for the year ended December 31, 2020.

Principles of Consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, VIEs and subsidiaries of the VIEs. All inter-company transactions and balances between the Company, its subsidiaries, VIEs and subsidiaries of the VIEs are eliminated upon consolidation. The Company included the results of operations of acquired businesses from the respective dates of acquisition.

Recently adopted accounting pronouncements

Adoption of ASU 2020-01

In January 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task Force) (“ASU 2020-01”), which clarifies the interactions of the accounting for certain equity securities under ASC 321, investments accounted for under the equity method of accounting in ASC 323, and the accounting for certain forward contracts and purchased options accounted for under ASC 815. ASU 2020-01 could change how an entity accounts for (i) an equity security under the measurement alternative and (ii) a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with ASC 825. These amendments improve current U.S. GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2020. Early adoption is permitted. The Company adopted this guidance on January 1, 2021 with no material impact on its audited interim condensed consolidated financial statements as a result of adopting the new standard.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Management evaluates estimates, including those related to the standalone selling prices of performance obligations and amounts of variable consideration of revenue contracts, the allowances for credit losses of accounts receivable, contract assets and debt securities, fair values of certain debt and equity investments, future viewership consumption patterns and useful lives of licensed copyrights and produced content, future revenues generated by the broadcasting and sublicensing rights of content assets (licensed and produced), ultimate revenue of produced content predominantly monetized on its own, fair values of licensed copyrights and produced contents monetized as a film group or individually, fair value of nonmonetary content exchanges, impairment of long-lived assets, long-term investments and goodwill, the purchase price allocation and fair value of pre-existing equity interests, noncontrolling interests and redeemable noncontrolling interests with respect to business combinations, deferred tax valuation allowance, the fair value of share-based awards and estimated forfeitures for share-based awards among others. Management bases the estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

Currency Translation for Financial Statements Presentation

Translations of amounts from RMB into US$ for the convenience of the reader have been calculated at the exchange rate of RMB6.4566 per US$1.00 on June 30, 2021, the last business day in the second quarter of 2021, as published on the website of the United States Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at such rate.

Revenue Recognition

Revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. Revenue is recorded net of valued added taxes (“VAT”).

The Company’s revenue recognition policies are as follows:

Performance-based online marketing services

Cost-per-click (“CPC”)

The Company’s auction-based P4P platform enables customers to bid for priority placement of paid sponsored links and reach users who search for information related to their products or services. P4P online marketing customers can choose from search-based and feed-based online marketing services, and select criteria for their inventory purchase, such as daily spending limit and user profile targeted, including, but not limited to, users from specific regions in China and users online during specific time period. Revenue is recognized when all of the revenue recognition criteria are met, which is generally when a user clicks on one of the customer-sponsored links or feed-based marketing.

Other performance-based online marketing services

To the extent the Company provides online marketing services based on performance criteria other than cost-per-click, such as the number of downloads (and user registration) of mobile apps and the pre-determined ratios of completed transaction volumes, revenue is recognized when the specified performance criteria are met along with the satisfaction of other applicable revenue recognition criteria.

Online display advertising services

The Company provides online display advertising services to its customers by integrating text description, image and/or video, and displaying the advertisement in the search result, in Baidu Feed or on other properties. The Company recognizes revenue on a pro-rata basis over the contractual term for cost per time advertising arrangements, commencing on the start date of the display advertisement, or based on the number of times that the advertisement has been displayed for cost per thousand impressions advertising arrangements.

For advertisements to be displayed in different spots, placed under different forms and displayed at different times, the Company would evaluate all of the performance obligations in the arrangement to determine whether each performance obligation is distinct. Consideration is allocated to each performance obligation based on its standalone selling price at contract inception. The Company generally determines standalone selling prices based on the prices charged to customers on a standalone basis or estimates it using an expected cost plus margin approach. If a promised good or service does not meet the criteria to be considered distinct, it is combined with other promised goods or services until a distinct bundle of goods or services exists.

Baidu Union online marketing services

Baidu Union is a program through which the Company expands distribution of its customers’ sponsored links or advertisements by leveraging the traffic of Baidu Union partners’ online properties. The Company acquires traffic from Baidu Union partners and is responsible for service fulfillment, pricing and bearing inventory risks. The services which the Company provided to customers through Baidu Union partners’ online properties include CPC, other performance-based online marketing services and online display advertising services. These services are provided in the same way to our customers as those through Baidu’s own platforms or properties. As principal, the Company recognizes revenue from Baidu Union on a gross basis. Payments made to Baidu Union partners are recorded as traffic acquisition costs, which are included in “Cost of revenues” in the condensed consolidated statements of comprehensive income.

Online marketing services customers are required to pay a deposit before using the Company’s services. Once their account balance falls below a designated amount, they will receive an automated notice from the Company to replenish their accounts. Customer deposit is deducted and revenue is recognized when a user clicks on the customer’s link in the search result, when other performance criteria other than CPC have been satisfied, or when online display advertising services have been provided. The Company offers payment terms to certain customers based on their credit history with the Company and other credit factors. The Company may also offer payment terms to certain agencies, as is common in the industry.

Collection

Certain customers of online marketing services are required to pay a deposit before using the Company’s services and are sent automated reminders to replenish their accounts when the balance falls below a designated amount. The deposits received are recorded as “Customer deposits and deferred revenue” on the condensed consolidated balance sheets. The amounts due to the Company are deducted from the deposited amounts when users click on the paid sponsored links in the search results or other performance criteria have been satisfied. In addition, the Company offers payment terms to some customers based on their historical marketing placements and credibility. The Company also offers longer payment terms to certain online payment agencies, consistent with industry practice.

Payment terms and conditions vary by customer and are based on the billing schedule established in the Company’s contracts or purchase orders with customers, but the Company generally provides credit terms to customers within one year; therefore, the Company has determined that its contracts do not include a significant financing component.

Sales incentives

The Company provides sales incentives to third-party agents that entitle them to receive price reductions on the online marketing services by meeting certain cumulative consumption requirements. The Company accounts for these incentives granted to customers as variable consideration and net them against revenue. The amount of variable consideration is measured based on the most likely amount of incentives to be provided to customers.

Membership services

The Company offers membership services to subscribing members with various privileges, which primarily include access to exclusive and ad-free streaming of premium content 1080P/4K high-definition video, Dolby Audio, and accelerated downloads and others, or personal cloud services, in exchange for non-refundable upfront membership fees. When the receipt of membership fees is for services to be delivered over a period of time, the receipt is initially recorded as “customer deposits and deferred revenue” and revenue is recognized ratably over the membership period as services are rendered. Membership services revenue also includes fees earned from subscribing members for on-demand content purchases and early access to premium content. The Company is the principal in its relationships where partners, including consumer electronics manufacturers (TVs and cell phones), mobile operators, internet service providers and online payment agencies, provide access to the membership services or payment processing services as the Company retains control over its service delivery to its subscribing members. Typically, payments made to the partners, are recorded as cost of revenues. For the sale of the right to other membership services through strategic cooperation with other parties, the Company recognizes revenue on a net basis when the Company does not control the specified services before they are transferred to the customer.

Content distribution

The Company generates revenues from sub-licensing content for cash or through nonmonetary exchanges mainly with other online video broadcasting companies. The exclusive licensing agreements the Company enters into with the vendors have a specified license period and provides the Company rights to sub-license these contents to other parties. The Company enters into a non-exclusive sub-license agreement with a sub-licensee for a period that falls within the original exclusive license period. For cash sub-licensing transactions, the Company is entitled to receive the sub-license fee under the sub-licensing arrangements and does not have any future obligation once it has provided the underlying content to the sub-licensee (which is provided at or before the beginning of the sub-license period). The sub-licensing of content represents a license of functional intellectual property which grants a right to use the Company’s content assets, and is recognized at the point in time when the content asset is made available for the customer’s use and benefit.

The Company also enters into nonmonetary transactions to exchange online broadcasting rights of content assets with other online video broadcasting companies from time to time. The exchanged content assets provide rights for each party to broadcast the content assets received on its own website only. Each transferring party retains the right to continue broadcasting the exclusive content on its own website and/or sublicense the rights to the content it surrendered in the exchange. The Company accounts for these nonmonetary exchanges based on the fair value of the asset received. Barter sublicensing revenues are recognized in accordance with the same revenue recognition criteria above. The Company estimates the fair value of the content assets received using a market approach based on various factors, including the purchase price of similar non-exclusive and/or exclusive contents, broadcasting schedule, cast and crew, theme, popularity, and box office. The transaction price of barter transaction revenues is calculated on the individual content asset basis. For a significant barter sublicensing transaction, the Company further reviews the fair value by analyzing against the cost of the content assets bartered out and/or engages a third-party valuation firm to assess the reasonableness of its fair value. The attributable cost of sublicensing transactions, whether for cash or through nonmonetary exchanges, is recognized as cost of revenues through the amortization of the sublicensing right component of the exclusive content asset.

Cloud services

The Company provides public cloud services, which include computing database, storage and other services to enterprise and personal customers and allow customers to use hosted software over the contract period without taking possession of the software, generally on either a subscription or consumption basis. The Company also provides accelerated downloads and others, or personal cloud services mentioned in the “membership services” aforementioned and proprietary cloud services and solutions, which mainly include hardware, software licensing and software installation service. Revenue related to cloud services provided on a subscription basis is recognized ratably over the contract period. Revenue related to cloud services provided on a consumption basis, such as the amount of storage used in a period, is recognized based on the customer utilization of such resources.

Cloud service revenue is recognized over time if one of the following three criteria is met: (i) the customer simultaneously receives and consumes the benefits as the Company performs; (ii) the Company’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; (iii) the asset delivered has no alternative use and the Company has an enforceable right to payment for performance completed to date. Otherwise, revenue is recognized at a point in time upon customer acceptance of the cloud services.

Sales of hardware

The Company sells hardware products via third party agents or directly to end customers. Revenue from the sales of hardware is recognized when control of the goods is transferred to customers, which generally occurs when the products are delivered and accepted by the customers. Revenue is recorded net of sales incentives and return allowance.

Other revenue recognition related policies

For arrangements that include multiple performance obligations, primarily for advertisements to be displayed in different spots, placed under different forms and displayed at different times and proprietary cloud services, which mainly include hardware, software licensing and software installation service, the Company would evaluate all of the performance obligations in the arrangement to determine whether each performance obligation is distinct. Consideration is allocated to each performance obligation based on its standalone selling price at contract inception. The Company generally determines standalone selling prices based on the prices charged to customers on a standalone basis or estimates it using an expected cost plus margin approach. If a promised good or service does not meet the criteria to be considered distinct, it is combined with other promised goods or services until a distinct bundle of goods or services exists.

Timing of revenue recognition may differ from the timing of invoicing to customers. For certain services, customers are required to pay before the services are delivered to the customer. When either party to a revenue contract has performed, the Company recognizes a contract asset or a contract liability on the consolidated balance sheets, depending on the relationship between the entity’s performance and the customer’s payment.

Contract liabilities were mainly related to fees for membership services to be provided over the membership period, which were presented as “Customer deposits and deferred revenue” on the condensed consolidated balance sheets. Balances of contract liabilities were RMB6.7 billion and RMB6.3 billion (US$977 million) as of December 31, 2020 and June 30, 2021, respectively. Revenue recognized for the six-months ended June 30, 2020 that was included in contract liabilities as of January 1, 2020 was RMB3.1 billion and revenue recognized for the six months ended June 30, 2021 that was included in contract liabilities as of January 1, 2021 was RMB3.4 billion (US$527 million).

Contract assets mainly represent unbilled amounts related to the Company’s rights to consideration for advertising services and cloud services delivered and are included in “Other current assets, net” on the condensed consolidated balance sheets. As of December 31, 2020 and June 30, 2021, contract assets were RMB1.8 billion and RMB2.2 billion (US$339 million), net of an allowance for credit losses of RMB27 million and RMB41 million (US$6 million), respectively.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed.

The Company’s disaggregated revenue disclosures are presented in Note 21.

Accounts Receivable and Contract Assets, net

Accounts receivable and contract assets are recognized and carried at the original invoiced amount less an allowance for credit losses. The Company maintains an allowance for credit losses in accordance with ASC Topic 326, Credit Losses (“ASC 326”) and records the allowance for credit losses as an offset to accounts receivable and contract assets, and the estimated credit losses charged to the allowance is classified as “Selling, general and administrative” in the condensed consolidated statements of comprehensive income. The Company assesses collectability by reviewing accounts receivable and contract assets on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances and contract assets balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers.

The allowance for credit losses on accounts receivable and contract assets was RMB1.3 billion and RMB1.6 billion (US$253 million) as of December 31, 2020 and June 30, 2021, respectively. The provision for credit losses of accounts receivable and contract assets and write-offs charged against the allowance were

RMB313 million and RMB27 million, respectively, for the six months ended June 30, 2020, and RMB310 million (US$48 million) and RMB20 million (US$3 million), respectively, for the six months ended June 30, 2021.

Investments

Short-term investments

All highly liquid investments with original maturities less than twelve months are classified as short-term investments. Investments that are expected to be realized in cash during the next twelve months are also included in short-term investments.

The Company accounts for short-term debt investments in accordance with ASC Topic 320, Investments—Debt Securities (“ASC 320”). The Company classifies the short-term investments in debt securities as held-to-maturity, trading or available-for-sale, whose classification determines the respective accounting methods stipulated by ASC 320. Dividend and interest income, including amortization of the premium and discount arising at acquisition, for all categories of investments in securities are included in earnings. Any realized gains or losses on the sale of the short-term investments are determined on a specific identification method, and such gains and losses are reflected in earnings during the period in which gains or losses are realized.

Securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and stated at amortized cost less allowance for credit losses.

Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities, in accordance with ASC 320. Unrealized holding gains and losses for trading securities are included in earnings.

Debt investments not classified as trading or as held-to-maturity are classified as available-for-sale debt securities, which are reported at fair value, with unrealized gains and losses recorded in “Accumulated other comprehensive income (loss)” on the consolidated balance sheets.

The allowance for credit losses of the held-to-maturity debt securities reflects the Company’s estimated expected losses over the contractual lives of the held-to-maturity debt securities and is charged to “Others, net” in the condensed consolidated statements of comprehensive income. Estimated allowances for credit losses are determined by considering reasonable and supportable forecasts of future economic conditions in addition to information about past events and current conditions. During the six months ended June 30, 2020 and 2021, the allowance for credit losses provided for the held-to-maturity debt securities held by the Company was insignificant.

Long-term investments

The Company’s long-term investments consist of equity investments with readily determinable fair value, equity method investments, equity investments without readily determinable fair value, other investments accounted for at fair value, held-to-maturity debt investments and available-for-sale debt investments.

Equity investments, except for those accounted for under the equity method, those that result in consolidation of the investee and certain other investments, are measured at fair value, and any changes in fair value are recognized in earnings. For equity securities without readily determinable fair value and do not qualify for the existing practical expedient in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) to estimate fair value using the net asset value per share (or its equivalent) of the investment, the Company elected to use the measurement alternative to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. Significant judgments are required to determine (i) whether observable price changes are orderly transactions and identical or similar to an investment held by the Company; and (ii) the selection of appropriate valuation methodologies and underlying assumptions, including expected volatility and the probability of exit events as it relates to liquidation and redemption features used to measure the price adjustments for the difference in rights and obligations between instruments. Equity securities with readily determinable fair values are measured at fair value, and any changes in fair value are recognized in “Others, net” in the condensed consolidated statements of comprehensive income.

For equity investments measured at fair value with changes in fair value recorded in earnings, the Company does not assess whether those securities are impaired. For equity investments that the Company elects to use the measurement alternative, the Company makes a qualitative assessment considering impairment indicators to evaluate whether investments are impaired at each reporting date. Impairment indicators considered include, but are not limited to, a significant deterioration in the earnings performance or business prospects of the investee, including factors that raise significant concerns about the investee’s ability to continue as a going concern, a significant adverse change in the regulatory, economic, or technologic environment of the investee and a significant adverse change in the general market condition of either the geographical area or the industry in which the investee operates. If a qualitative assessment indicates that the investment is impaired, the entity has to estimate the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in net income equal to the difference between the carrying value and fair value.

Investments in entities in which the Company can exercise significant influence but does not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC Topic 323, Investments-Equity Method and Joint Ventures (“ASC 323”). Under the equity method, the Company initially records its investment at cost and the difference between the cost of the equity investee and the amount of the underlying equity in the net assets of the equity investee is accounted for as if the investee were a consolidated subsidiary. The Company subsequently adjusts the carrying amount of its investment to recognize the Company’s proportionate share of each equity investee’s net income or loss into earnings. The Company will discontinue applying the equity method if an investment (plus additional financial support provided to the investee, if any) has been reduced to zero. When the Company has other investments in its equity-method investee and is not required to advance additional funds to that investee, the Company would continue to report its share of equity method losses in its condensed consolidated statements of comprehensive income after its equity-method investment in ordinary shares has been reduced to zero, to the extent of and as an adjustment to the adjusted basis of the Company’s other investments in the investee. Such losses are first applied to those investments of a lower liquidation preference before being further applied to the investments of a higher liquidation preference. The Company adopted a one-quarter lag in reporting for its share of equity income/(loss) in all of its equity method investees.

The Company evaluates its equity method investments for impairment at each reporting date, or more frequently if events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable. Factors considered by the Company when determining whether an investment has been other-than-temporarily-impaired, include, but are not limited to, the length of the time and the extent to which the market value has been less than cost, the financial performance and near-term prospect of the investee, and the Company’s intent and ability to retain the investment until the recovery of its cost. An impairment loss on the equity method investments is recognized in earnings when the decline in value is determined to be other-than-temporary and is allocated to the individual net assets underlying equity method investments in the following order: 1) reduce any equity method goodwill to zero; 2) reduce the individual basis differences related to the investee’s long-lived assets pro rata based on their amounts relative to the overall basis difference at the impairment date; and 3) reduce the individual basis difference of the investee’s remaining assets in a systematic and rational manner.

In accordance with ASC Subtopic 946-320, Financial Services—Investment Companies, Investments—Debt and Equity Securities (“ASC 946-320”), the Company accounts for long-term equity investments held by consolidated investment companies at fair value. These investments were initially recorded at their transaction price net of transaction costs, if any. Fair value of these investments are re-measured at each reporting date in accordance with ASC 820.

Investments that the Company has positive intent and ability to hold to maturity are classified as held-to-maturity investments and stated at amortized cost less allowance for credit losses.

Available-for-sale debt investments are convertible debt instruments issued by private companies and investment in preferred shares that is redeemable at the Company’s option, which are measured at fair value. Interest income is recognized in earnings. All other changes in the carrying amount of available-for-sale debt investments are recognized in other comprehensive income (loss).

Produced content, net

The Company produces original content in-house and collaborates with external parties. Produced content primarily consists of films, episodic series, variety shows and animations. The costs incurred in the physical production of original content include direct production costs, production overhead and acquisition costs. Production costs for original content that are predominantly monetized in a film group are capitalized and reported separately as non-current assets with caption of “Produced content, net” on the condensed consolidated balance sheets. Production costs for original content predominantly monetized on its own are capitalized to the extent that they are recoverable from total revenues expected to be earned (“ultimate revenue”); otherwise, they are expensed as cost of revenues. Ultimate revenue estimates include revenue expected to be earned from all sources, including exhibition, licensing, or exploitation of produced content if the Company has demonstrated a history of earning such revenue. The Company estimates ultimate revenue to be earned during the estimated useful lives of produced content based on anticipated release patterns and historical results of similar produced content, which are identified based on various factors, including cast and crew, target audience and popularity. Produced content also includes cash expenditures made to acquire a proportionate share of certain rights to films including profit sharing, distribution and/or other rights. Exploitation costs are expensed as incurred.

Based on factors including historical and estimated future viewership consumption patterns, the Company amortizes film costs for produced content that is predominantly monetized in a film group. For produced content that is monetized on its own, the Company considers historical and estimated usage patterns to determine the pattern of amortization for film costs. Based on the estimated patterns, the Company amortizes produced content using an accelerated method over its estimated useful lives within ten years, beginning with the month of first availability and such costs are included in “Cost of revenues” in the condensed consolidated statement of comprehensive income.

Licensed copyrights, net

Licensed copyrights consist of professionally-produced content such as films, television series, variety shows and other video content acquired from external parties. The license fees are capitalized and, unless prepaid, a corresponding liability is recorded when the cost of the content is known, the content is accepted by the Company in accordance with the conditions of the license agreement and the content is available for its first showing on the Company’s websites. Licensed copyrights are presented on the consolidated balance sheets as current and non-current based on estimated time of usage.

The Company’s licensed copyrights include the right to broadcast and, in some instances, the right to sublicense. The broadcasting right, refers to the right to broadcast the content on its own websites and the sublicensing right, refers to the right to sublicense the underlying content to external parties. When licensed copyrights include both broadcasting and sublicensing rights, the content costs are allocated to these two rights upon initial recognition, based on the relative proportion of the estimated total revenues that will be generated by each right over its estimated useful lives.

For the right to broadcast the contents on its own websites that generates online advertising and membership services revenues, based on factors including historical and estimated future viewership patterns, the content costs are amortized using an accelerated method by content categories over the shorter of each content’s contractual period or estimated useful lives within ten years, beginning with the month of first availability. Content categories accounting for most of the Company’s content include newly released drama series, newly released movies, animations, library drama series and library movies. Estimates of future viewership consumption patterns and estimated useful lives are reviewed periodically, at least on an annual basis and revised, if necessary. Revisions to the amortization patterns are accounted for as a change in accounting estimate prospectively in accordance with ASC Topic 250, Accounting Changes and Error Corrections (“ASC 250”). For the right to sublicense the content to external parties that generates direct content distribution revenues, the content costs are amortized based on its estimated usage pattern and recorded as cost of revenues.

Cash paid for content, which includes both licensed copyrights and produced content, is RMB9.3 billion (US$1.4 billion) for the six months ended June 30, 2021.

Impairment of licensed copyrights and produced contents

The Company’s business model is mainly subscription and advertising based, as such the majority of the Company’s content assets (licensed copyrights and produced content) are predominantly monetized with other content assets, whereas a smaller portion of the Company’s content assets are predominantly monetized at a specific title level such as variety shows and investments in a proportionate share of certain rights to films including profit sharing, distribution and/or other rights. Because the identifiable cash flows related to content launched on the Company’s Mainland China platform are largely independent of the cash flows of other content launched on the Company’s overseas platform, the Company has identified two separate film groups. The Company reviews its film groups and individual content for impairment when there are events or changes in circumstances that indicate the fair value of a film group or individual content may be less than its unamortized costs. Examples of such events or changes in circumstances include, a significant adverse change in technological, regulatory, legal, economic, or social factors that could affect the fair value of the film group or the public’s perception of a film or the availability of a film for future showings, a significant decrease in the number of subscribers or forecasted subscribers, or the loss of a major distributor, a change in the predominant monetization strategy of a film that is currently monetized on its own, actual costs substantially in excess of budgeted costs, substantial delays in completion or release schedules, or actual performance subsequent to release failing to meet expectations set before release such as a significant decrease in the amount of ultimate revenue expected to be recognized.

When such events or changes in circumstances are identified, the Company assesses whether the fair value of an individual content (or film group) is less than its unamortized film costs, determines the fair value of an individual content (or film group) and recognizes an impairment charge for the amount by which the unamortized capitalized costs exceed the individual content’s (or film group’s) fair value. The Company mainly uses a discounted cash flow approach to determine the fair value of an individual content or film group, for which the most significant inputs include the forecasted future revenues, costs and operating expenses attributable to an individual content or the film group and the discount rate. An impairment loss attributable to a film group is allocated to individual licensed copyrights and produced content within the film group on a pro rata basis using the relative carrying values of those assets as the Company cannot estimate the fair value of individual contents in the film group without undue cost and effort.

Concentration of credit risks

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, restricted cash, debt investments, accounts receivable, contract assets, receivables from online payment agencies and amounts due from related parties. The carrying amounts of these assets represent the Company’s maximum exposure to credit risk. As of June 30, 2021, the Company has

RMB193.0 billion (US$29.9 billion) in cash, cash equivalents, restricted cash and debt investments, which is held by financial institutions in the PRC and international financial institutions outside of the PRC. In the event of bankruptcy of one of these financial institutions, the Company may not be able to claim its cash, cash equivalents, restricted cash and debt investments back in full. The Company continues to monitor the financial strength of the financial institutions.

Accounts receivable, contract assets, receivables from online payment agencies and amounts due from related parties are typically unsecured and derived from revenue earned from customers and agencies in the PRC, which are exposed to credit risk. The risk is mitigated by credit evaluations the Company performs on its customers and its ongoing monitoring process of outstanding balances. The Company maintains an allowance for credit losses and actual losses have generally been within management’s expectations. As of December 31, 2020, and June 30, 2021, the Group had no single customer with a balance exceeding 10% of the total accounts receivable, contract assets balance, receivables from online payment agencies and amounts due from related parties.

Impact of COVID-19

The COVID-19 pandemic continues to evolve. There are still uncertainties of COVID-19’s future impact, and the extent of the impact will depend on a number of factors, including the duration and severity of COVID-19, possibility of delta outbreak, the development and progress of distribution of COVID-19 vaccine and other medical treatment, the potential change in user behavior, especially on internet usage due to the prolonged impact of COVID-19, the actions taken by government authorities, particularly to contain the outbreak, stimulate the economy to improve business condition especially for small and medium enterprises (“SMEs”) , almost all of which are beyond the Company’s control. As a result, certain of the Company’s estimates and assumptions, including the allowance for credit losses, the valuation of certain debt and equity investments, long-term investments, content assets and long-lived assets subject to impairment assessments require significant judgments and involve a higher degree of variability and volatility that could result in material changes to the Company’s current estimates in future periods.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which focuses on amending the legacy guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. ASU 2020-06 simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification. Further, ASU 2020-06 enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance, i.e., aligning the diluted EPS calculation for convertible instruments by requiring that an entity use the if-converted method and that the effect of potential share settlement be included in the diluted EPS calculation when an instrument may be settled in cash or shares, adding information about events or conditions that occur during the reporting period that cause conversion contingencies to be met or conversion terms to be significantly changed. This update will be effective for the Company’s fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently in the process of evaluating the impact of adopting ASU 2020-06 on its consolidated financial statements and related disclosure.

3.	BUSINESS COMBINATION

During the six months ended June 30, 2021, the Company completed several business combinations, total purchase consideration in aggregate was RMB316 million (US$49 million) and RMB344 million (US$53 million) was goodwill. The Company expects to complement its existing businesses and achieve synergies. The acquired entities individually and in aggregate were insignificant. Results of the acquired entities’ operations have been included in the Company’s unaudited interim condensed consolidated financial statements since the acquisition dates.

Goodwill, which is non-deductible for tax purposes, is primarily attributable to the synergies expected to be achieved from the acquisitions.

Neither the results of operations since the acquisition dates nor the pro forma results of operations of the acquires were presented, because the effects of these business combinations, both individually and in aggregate, were not significant to the Company’s consolidated results of operations.

The Company entered into definitive agreements with JOYY Inc. (“JOYY”) and certain of its affiliates, to acquire YY Live on November 16, 2020, and subsequently amended the share purchase agreement on February 7, 2021. The closing of this acquisition is subject to certain conditions, including, among others, obtaining necessary regulatory approvals from governmental authorities. As of June 30, 2021, the Company have paid an aggregate of US$1.9 billion, after considering working capital adjustment of US$0.1 billion, to JOYY and its designated escrow account which were recorded as “Other non-current assets” on the condensed consolidated balance sheet; and deposited an aggregate of US$1.6 billion into several escrow accounts, in accordance with the terms and schedule set forth in the share repurchase agreement that was recorded as “Restricted cash” on the condensed consolidated balance sheet.

4.	INVESTMENTS

Short-term Investments

As of June 30, 2021, the Company’s short-term investments comprised of only debt securities. Short-term held-to-maturity securities were mainly deposit in commercial banks with maturities less than one year and wealth management products issued by commercial banks and other financial institutions for which the Company has the positive intent and ability to hold those securities to maturity. The short-term available-for-sale securities include wealth management products issued by commercial banks and other financial institutions which are not classified as trading securities or as held-to-maturity securities.

During the six months ended June 30, 2020 and 2021, the Company recorded interest income from its short-term investments of RMB2.5 billion and RMB2.1 billion (US$319 million), in the condensed consolidated statements of comprehensive income, respectively.

Short-term investments classification as of December 31, 2020 and June 30, 2021 were shown as below:

	As of December 31, 2020
	Cost or Amortized cost	Gross unrecognized holding gains	Gross unrecognized holding losses	Gross unrealized gains	Gross unrealized losses	Fair value
	RMB	RMB	RMB	RMB	RMB	RMB
	(In millions)
Held-to-maturity debt investments	123,537	595	—	—	—	124,132
Available-for-sale debt investments	2,862	—	—	3	—	2,865

	As of June 30, 2021
	Cost or Amortized cost	Gross unrecognized holding gains	Gross unrecognized holding losses	Gross unrealized gains	Gross unrealized losses	Fair value
	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(In millions)
	(unaudited)
Held-to-maturity debt investments	122,615	789	—	—	—	123,404	19,113
Available-for-sale debt investments	3,762	—	—	10	—	3,772	584

Long-term Investments

The following table sets forth a breakdown of the categories of long-term investments held by the Company as of the dates indicated:

	As of December 31, 2020	As of June 30, 2021	As of June 30, 2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Equity investments at fair value with readily determinable fair value	12,978	40,249	6,234
Available-for-sale debt investment	2,607	2,509	389
Equity investments without readily determinable fair value	24,603	16,341	2,531
Equity method investments	24,067	25,722	3,983
Investments accounted for at fair value	2,238	3,449	534
Long-term held-to-maturity investments	9,740	13,040	2,020

Total long-term investments	76,233	101,310	15,691

Equity investments at fair value with readily determinable fair value

Equity investments at fair value with readily determinable fair value represent investments in the equity securities of publicly listed companies, for which the Company does not have significant influence.

In 2017, the Company acquired equity interests in China United Network Communication Limited (“China Unicom”), a listed telecommunications company in China for cash consideration of RMB7.0 billion. The China Unicom investment was held by a non-wholly-owned subsidiary of the Company. In 2020, the China Unicom investment was accounted for as an equity investment with readily determinable fair value and the Company partially disposed its investment in China Unicom for RMB2.7 billion.

Equity investments at fair value without readily determinable fair value

In accordance with ASC 321, the Company elected to use the measurement alternative to measure such investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. Impairment charges recognized on equity investments measured at fair value using the measurement alternative was RMB2.3 billion and RMB205 million (US$32 million) for the six months ended June 30, 2020 and 2021, respectively.

The total carrying value of equity investments measured at fair value using the measurement alternative held as of December 31, 2020 and June 30, 2021 were as follows:

	As of December 31, 2020	As of June 30, 2021	As of June 30, 2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Initial cost basis	19,725	15,410	2,387
Cumulative unrealized gains	8,113	3,950	612
Cumulative unrealized losses (including impairment)	(3,235)	(3,019)	(468)

Total carrying value	24,603	16,341	2,531

Total unrealized and realized gains and losses of equity securities without readily determinable fair values for the six months ended June 30, 2020 and 2021 were as follows:

	For the six months ended
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
	(In millions)
	(unaudited)
Gross unrealized gains	1,340	790	122
Gross unrealized losses (including impairment)(i)	(2,689)	(205)	(32)

Net unrealized (losses) gains on equity securities held	(1,349)	585	90

Net realized gains on equity securities sold	252	—	—

Total net (losses) gains recognized in others, net	(1,097)	585	90

(i)	Gross unrealized losses (downward adjustments excluding impairment) were RMB378 million and nil for the six months ended June 30, 2020 and 2021, respectively.

Equity method investments

The carrying amounts of the Company’s equity method investments were RMB24.1 billion and RMB25.7 billion (US$4.0 billion) as of December 31, 2020 and June 30, 2021, respectively. For the six months ended June 30, 2020 and 2021, the impairment recognized for equity method investments were RMB150 million and RMB2 million (US$0.3 million), respectively.

Investment accounted for at fair value

Long-term equity investments held by consolidated investment companies are accounted for at fair value in accordance with ASC 946-320. These investments are carried at fair value with realized or unrealized gains and losses recorded in “Others, net” in the condensed consolidated statements of comprehensive income.

Held-to-maturity debt investments

Long-term held-to-maturity securities were mainly deposit in commercial banks with maturities of greater than one year and wealth management products issued by commercial banks and other financial institutions for which the Company has the positive intent and ability to hold those securities to maturity.

For the six months ended June 30, 2020 and 2021, the Company recorded interest income from its long-term held-to-maturity investments of RMB4 million and RMB157 million (US$24 million) in the condensed consolidated statements of comprehensive income, respectively.

The following table summarizes the amortized cost of long-term held-to-maturity investments with stated contractual dates, classified by the contractual maturity date of the investments:

	As of December 31,	As of June 30,
	2020	2021	2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Due in 1 year	—	—	—
Due in 1 year through 2 years	9,690	12,989	2,012
Due in 2 years through 3 years	50	51	8

Total	9,740	13,040	2,020

Available-for-sale debt investments

Available-for-sale debt investments are convertible debt instruments issued by private companies and investment in preferred shares that is redeemable at the Company’s option, which are measured at fair value. Investments in preferred shares which are redeemable at the Company’s option have no contractual maturity date.

The following table summarizes the estimated fair value of available-for-sale debt investments with stated contractual dates, classified by the contractual maturity date of the investments:

	As of December 31,	As of June 30,
	2020	2021	2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Due in 1 year	—	5	1
Due in 1 year through 5 years	1,587	1,640	254
Due in 5 years through 10 years	—	—	—
Not due at a single maturity date	1,020	864	134

Total	2,607	2,509	389

Long-term investments classification, excluding equity method investments and equity investments without readily determinable fair value, as of December 31, 2020 and June 30, 2021 were shown as below:

	As of December 31, 2020
	Cost or Amortized cost	Gross unrecognized holding gains	Gross unrecognized holding losses	Gross unrealized gains	Gross unrealized losses	Fair value
	RMB	RMB	RMB	RMB	RMB	RMB
	(In millions)
Equity investments at fair value with readily determinable fair value	8,419	—	—	7,342	(2,783)	12,978
Investments accounted for at fair value	1,580	—	—	885	(227)	2,238
Held-to-maturity debt investments	9,740	14	—	—	—	9,754
Available-for-sale debt investments	2,804	—	—	166	(363)	2,607

	As of June 30, 2021
	Cost or Amortized cost	Gross unrecognized holding gains	Gross unrecognized holding losses	Gross unrealized gains	Gross unrealized losses	Fair value
	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(In millions)
	(unaudited)
Equity investments at fair value with readily determinable fair value	17,350	—	—	25,289	(2,390)	40,249	6,234
Investments accounted for at fair value	1,711	—	—	2,071	(333)	3,449	534
Held-to-maturity debt investments	13,040	73	—	—	—	13,113	2,031
Available-for-sale debt investments	2,827	—	—	179	(497)	2,509	389

The methodology used in the determination of fair values for equity investments at fair value with readily determinable fair values, investments accounted for at fair value, held-to-maturity debt investments and available-for-sale debt investments, were disclosed in Note 8.

5.	LICENSED COPYRIGHTS, NET

	As of December 31, 2020
	Gross carrying value	Accumulated amortization	Impairment amount	Net carrying value
	RMB	RMB	RMB	RMB
	(In millions)
Licensed copyrights
—Broadcasting rights	37,511	(29,688)	(353)	7,470
—Sublicensing rights	5,963	(5,963)	—	—

	43,474	(35,651)	(353)	7,470

Less: current portion:
—Broadcasting rights	8,661	(7,592)	(34)	1,035
—Sublicensing rights	5,963	(5,963)	—	—

	14,624	(13,555)	(34)	1,035

Licensed copyrights—non-current
—Broadcasting rights	28,850	(22,096)	(319)	6,435
—Sublicensing rights	—	—	—	—

	28,850	(22,096)	(319)	6,435

	As of June 30, 2021
	Gross carrying value	Accumulated amortization	Impairment amount	Net carrying value
	RMB	RMB	RMB	RMB	US$
	(In millions)
	(unaudited)
Licensed copyrights
—Broadcasting rights	40,530	(32,613)	(338)	7,579	1,174
—Sublicensing rights	6,619	(6,594)	—	25	4

	47,149	(39,207)	(338)	7,604	1,178

Less: current portion:
—Broadcasting rights	8,754	(7,851)	(38)	865	134
—Sublicensing rights	6,619	(6,594)	—	25	4

	15,373	(14,445)	(38)	890	138

Licensed copyrights—non-current
—Broadcasting rights	31,776	(24,762)	(300)	6,714	1,040
—Sublicensing rights	—	—	—	—	—

	31,776	(24,762)	(300)	6,714	1,040

Amortization expense of RMB6.4 billion and RMB5.5 billion (US$860 million) for the six months ended June 30, 2020 and 2021, respectively, was recognized as cost of revenues. Estimated amortization expense relating to the existing licensed copyrights for each of the next three years is as follows:

	RMB	US$
	(In millions)
	(unaudited)
Remainder of 2021	2,358	365
2022	1,940	301
2023	1,081	167
2024	676	105

6.	PRODUCED CONTENT, NET

	As of December 31,	As of June 30,
	2020	2021	2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Released, less amortization and impairment
—Predominantly monetized with other content assets	1,857	2,140	331
—Predominantly monetized on its own	78	45	7

	1,935	2,185	338
In production, less impairment
—Predominantly monetized with other content assets	3,742	5,026	779
—Predominantly monetized on its own	82	342	53

	3,824	5,368	832
In development, less impairment
—Predominantly monetized with other content assets	666	1,048	162
—Predominantly monetized on its own	131	75	12

	797	1,123	174

Total	6,556	8,676	1,344

	For the six months ended
Amortization expense	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
	(In millions)
	(unaudited)
—Predominantly monetized with other content assets	1,396	2,055	318
—Predominantly monetized on its own	459	533	83

Total	1,855	2,588	401

Estimated amortization expense relating to the existing produced content for each of the next three years is as follows:

	RMB	US$
	(In millions)
	(unaudited)
Remainder of 2021	1,777	275
2022	114	18
2023	69	11
2024	51	8

7.	CHANGES IN EQUITY AND REDEEMABLE NONCONTROLLING INTERESTS

	Attributable to Baidu, Inc.
	Ordinary shares		Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss	Noncontrolling interests	Total shareholders’ equity	Redeemable noncontrolling interests
	Number of shares (Note)	Amount
		RMB	RMB	RMB	RMB	RMB	RMB	RMB
	(In millions)
Balances at December 31, 2019	2,766,630,000	—	38,714	126,268	(1,383)	8,107	171,706	1,109
Cumulative effect of accounting change	—	—	—	(314)	—	(43)	(357)	—
Net income (loss)	—	—	—	3,620	—	(2,510)	1,110	—
Other comprehensive (loss) income	—	—	—	—	(257)	84	(173)	—
Business combinations	—	—	—	—	—	113	113	—
Issuance of shares by the Company’s subsidiaries to noncontrolling interest	—	—	36	—	—	75	111	—
Exercise of share-based awards	16,782,400	—	2	—	—	—	2	—
Share-based compensation	—	—	3,019	—	—	309	3,328	—
Dividends paid and payable by a subsidiary	—	—	—	—	—	(23)	(23)	—
Accretion of redeemable noncontrolling interests	—	—	—	(46)	—	(18)	(64)	64
Repurchase and retirement of ordinary shares	(54,807,280)	—	—	(5,130)	—	—	(5,130)	—
Others	—	—	(20)	—	—	20	—	—

Balances at June 30, 2020 (unaudited)	2,728,605,120	—	41,751	124,398	(1,640)	6,114	170,623	1,173

Note: The number of shares has been retrospectively adjusted for the Share Subdivision that became effective on March 1, 2021 as detailed in Notes 1 and 19.

	Attributable to Baidu, Inc.
	Ordinary shares		Treasury Stock		Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total shareholders’ equity	Redeemable noncontrolling interests
	Number of shares (Note)	Amount	Number of shares	Amount
		RMB		RMB	RMB	RMB	RMB	RMB	RMB	RMB
	(In millions)
Balances at December 31, 2020	2,679,129,040	—	—	—	47,213	135,284	199	6,045	188,741	3,102
Net income (loss)	—	—	—	—	—	25,070	—	(1,202)	23,868	—
Other comprehensive (loss) income	—	—	—	—	—	—	(240)	23	(217)	—
Acquisition of noncontrolling interests	—	—	—	—	8	—	—	(89)	(81)	—
Issuance of ordinary shares, net of issuance costs	95,000,000	—	—	—	19,877	—	—	—	19,877	—
Issuance of shares by the Company’s subsidiaries to noncontrolling interest	—	—	—	—	275	—	—	417	692	1,730
Exercise of share-based awards	23,475,264	—	—	—	208	—	—	—	208	—
Share-based compensation	—	—	—	—	3,188	—	—	343	3,531	—
Dividends paid by a subsidiary	—	—	—	—	—	—	—	(25)	(25)	—
Accretion of redeemable noncontrolling interests	—	—	—	—	—	(54)	—	(21)	(75)	75
Repurchase of ordinary shares	(13,134,904)	—	13,134,904	(2,149)	—	—	—	—	(2,149)	—
Reclassification from mezzanine equity to ordinary shares	—	—	—	—	—	—	—	93	93	(93)
Equity component of convertible senior notes, net of issuance costs	—	—	—	—	25	—	—	23	48	—
Others	—	—	—		3	—	—	—	3	—

Balances at June 30, 2021 (unaudited)	2,784,469,400	—	13,134,904	(2,149)	70,797	160,300	(41)	5,607	234,514	4,814

Balances at June 30, 2021, in US$ (unaudited)	—	—	—	(333)	10,965	24,827	(6)	868	36,321	746

Note: The number of shares has been retrospectively adjusted for the Share Subdivision that became effective on March 1, 2021 as detailed in Notes 1 and 19.

On May 13, 2020, the Company announced a share repurchase program (“2020 share repurchase program”) under which the Company proposed to acquire up to an aggregate of US$1.0 billion of its ordinary shares, effective until July 1, 2021 in the open market or through privately negotiated transactions, depending on market conditions and in accordance with applicable rules and regulations. In August 2020, the board of directors approved a change to the 2020 share repurchase program, increasing the repurchase authorization from US$1 billion to US$3 billion, and in December 2020, the repurchase authorization was further increased from US$3.0 billion to US$4.5 billion, which is effective through December 31, 2022.

The Company repurchased 54,807,280 (previously 685,091 Class A ordinary shares before the Share Subdivision) and 13,134,904 Class A ordinary shares from the open market with an aggregate purchase price of US$725 million and US$333 million during the six months ended June 30, 2020 and June 30, 2021, respectively. Before March 31, 2021, the repurchased shares were cancelled under Cayman Islands law upon repurchase and the difference between the par value and the repurchase price was debited to retained earnings. Starting from April 1, 2021, the repurchased shares were recorded as treasury stock. The Company accounts for treasury stock using the cost method. Under this method, the cost incurred to purchase the ordinary shares is recorded as the treasury stock on the condensed consolidated balance sheet. At retirement of the treasury stock, the ordinary shares account is charged only for the aggregate par value of the shares. The excess of the acquisition cost of treasury stock over the aggregate par value is charged to retained earnings. The treasury stock account includes nil ordinary shares and 13,134,904 ordinary shares repurchased from the open market as of June 30, 2020 and 2021, respectively.

8.	FAIR VALUE MEASUREMENTS

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Include observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Assets and Liabilities Measured or Disclosed at Fair Value on a recurring basis

In accordance with ASC 820, the Company measures equity investments with readily determinable fair value, investments accounted for at fair value, available-for-sale debt investments and derivatives instruments at fair value on a recurring basis. The fair value of time deposits are determined based on the prevailing interest rates in the market. The fair values of the Company’s held-to-maturity debt investments as disclosed are determined based on the discounted cash flow model using the discount curve of market interest rates. The fair value of the Company’s short-term available-for-sale debt investments are measured using the income approach, based on quoted market interest rates of a similar instrument and other significant inputs derived from or corroborated by observable market data. The fair values of the Company’s equity investments in equity securities of publicly listed companies are measured using quoted market prices. The fair value of derivative instruments of interest rate swaps are based on broker quotes. The fair value of financial liability is estimated based on the quoted market price of a similar asset to the underlying assets. The equity investments in unlisted companies held by consolidated investment companies, which are classified as investments accounted for at fair value, and long-term available-for-sale debt investments were categorized as Level 3 in the fair value hierarchy. The Company uses a combination of valuation methodologies, including market and income approaches based on the Company’s best estimate, which is determined by using information including but not limited to the pricing of recent rounds of financing of the investees, future cash flow forecasts, liquidity factors and multiples of a selection of comparable companies.

The fair value of the Company’s notes payable are extracted directly from their quoted market prices. The fair value of the convertible senior notes are based on broker quotes. The Company carries the convertible senior notes at face value less unamortized debt discount and issuance costs on its condensed consolidated balance sheets and presents the fair value for disclosure purposes only. For further information on the convertible senior notes see Note 13.

Assets and liabilities measured at fair value on a recurring basis or disclosed at fair value are summarized below:

		Fair value measurement or disclosure at December 31, 2020 using
	Total fair value at December 31, 2020	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	RMB	RMB	RMB	RMB
	(In millions)
Fair value disclosure
Cash equivalents:
Time deposits	16,133		16,133
Money market funds	198	198
Short-term investments:
Held-to-maturity debt investments	124,132		124,132
Long-term investments:
Held-to-maturity debt investment	9,754		9,754
Long-term notes payable	52,575		52,575
Convertible senior notes, current portion	4,967		4,967
Convertible senior notes, non-current portion	12,078		12,078
Fair value measurements on a recurring basis
Short-term investments:
Available-for-sale debt investments	2,865		2,865
Long-term investments:
Equity investments at fair value with readily determinable fair value	12,978	12,978
Investments accounted for at fair value	2,238			2,238
Available-for-sale debt investments	2,607			2,607

Total assets measured at fair value	20,688	12,978	2,865	4,845

Accounts payable and accrued liabilities:
Derivative instruments	40		40
Amounts due to related parties, current:
Financial liability	327		327

Total liabilities measured at fair value	367	—	367

Assets and liabilities measured at fair value on a recurring basis or disclosed at fair value are summarized below:

			Fair value measurement or disclosure at June 30, 2021 using
	Total fair value at June 30, 2021		Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	RMB	US$	RMB	RMB	RMB
	(In millions)
	(unaudited)
Fair value disclosure
Cash equivalents:
Time deposits	11,682	1,809		11,682
Money market funds	3	—	3
Short-term investments:
Held-to-maturity debt investments	123,404	19,113		123,404
Long-term investments:
Held-to-maturity investment	13,113	2,031		13,113
Long-term notes payable	51,414	7,963		51,414
Convertible senior notes, current portion	4,863	753		4,863
Convertible senior notes, non-current portion	13,011	2,015		13,011
Fair value measurements on a recurring basis
Short-term investments:
Available-for-sale debt investments	3,772	584		3,772
Long-term investments:
Equity investments at fair value with readily determinable fair value	40,249	6,234	40,249
Investments accounted for at fair value	3,449	534	660		2,789
Available-for-sale debt investments	2,509	389			2,509

Total assets measured at fair value	49,979	7,741	40,909	3,772	5,298

Amounts due to related parties, current:
Financial liability	316	49		316
Other non-current liabilities:
Derivative instruments	44	7		44

Total liabilities measured at fair value	360	56	—	360

Reconciliations of assets categorized within Level 3 under the fair value hierarchy are as follow:

Investment accounted for at fair value:

Amounts
RMB
(In millions)
(unaudited)
Balance at December 31, 2020	2,238
Additions	167
Disposals	(96)
Net unrealized fair value increase recognized in earning	1,149
Foreign currency translation adjustments	(9)
Transition to assets categorized within level 1(i)	(660)

Balance at June 30, 2021	2,789

Balance at June 30, 2021, in US$	432

(i)	The fair value hierarchy of equity investment in certain investee was transferred from level 3 to level 1 due to its public listing during the six months ended June 30, 2021

Available-for-sale debt investments:

Amounts
RMB
(In millions)
(unaudited)
Balance at December 31, 2020	2,607
Additions	37
Share of losses in excess of equity method investment in ordinary shares	(170)
Net unrealized fair value increase recognized in other comprehensive income	10
Accrued interest	37
Foreign currency translation adjustments	(12)

Balance at June 30, 2021	2,509

Balance at June 30, 2021, in US$	389

Assets measured at fair value on a non-recurring basis

The Company measures certain non-financial assets on a nonrecurring basis

For equity securities accounted for under the measurement alternative, when there are observable price changes in orderly transactions for identical or similar investments of the same issuer, the investments are re-measured to fair value (Note 4). The non-recurring fair value measurements to the carrying amount of an investment usually requires management to estimate a price adjustment for the different rights and obligations between a similar instrument of the same issuer with an observable price change in an orderly transaction and the investment held by the Company. These non-recurring fair value measurements were measured as of the observable transaction dates. The valuation methodologies involved require management to use the observable transaction price at the transaction date and other unobservable inputs (level 3) such as expected volatility and probability of exit events as it relates to liquidation and redemption preferences. When there is impairment of equity securities accounted for under the measurement alternative and equity method investments, the non-recurring fair value measurements are measured at the date of impairment. The fair values of the Company’s equity method investments in publicly listed companies are measured using quoted market prices. Estimating the fair value of investees without observable market prices is highly judgmental due to the subjectivity of the unobservable inputs (level 3) used in the valuation methodologies to determine fair value. The Company uses valuation methodologies, primarily the market approach, which requires management to use unobservable inputs (level 3) such as selection of comparable companies and multiples, expected volatility, discount for lack of marketability and probability of exit events as it relates to liquidation and redemption preferences when applicable. These unobservable inputs and resulting fair value estimates may be affected by unexpected changes in future market or economic conditions. The fair value information presented is not as of the period’s end, and is sensitive to changes in the unobservable inputs used to determine fair value and such changes could result in the fair value at the reporting date to be different from the fair value presented.

Other non-financial assets, intangible assets, licensed copyrights and produced content, would be measured at fair value whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The fair values of non-financial long-lived assets were measured using an income approach, based on the Company’s best estimation. Significant inputs used in the income approach primarily included future estimated cash flows and discount rate.

The following table summarizes our assets held as of December 31, 2020, and June 30, 2021 for which a non-recurring fair value measurement was recorded during the year ended December 31, 2020 and six months ended June 30, 2021:

	Total Balance		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Fair value adjustment		Impairment
	RMB	US$	RMB	RMB	RMB	RMB	US$	RMB	US$
	(In millions)
Fair value measurements on a non-recurring basis
For the year ended December 31, 2020
Long-term investments(i)	14,205		367	—	13,838	3,725		(1,862)
Intangible assets(ii)	62		—	—	62			(350)
Mainland China film group—Licensed copyrights as of March 31, 2020(iii)	7,186		—	—	7,186			(390)
Mainland China film group—Produced contents as of March 31, 2020(iii)	4,124		—	—	4,124			(210)
Produced content monetized on its own(iv)	40		—	—	40			(205)
For the six months ended June 30, 2021 (unaudited)
Long-term investments(i)	4,822	747	—	412	4,410	790	122	(207)	(32)
Produced content monetized on its own(iv)	77	12	—	—	77			(86)	(13)

(i)

Due to changes in business circumstances of certain investees, the Company recognized impairment charges of long-term investments as of March 31, 2020, June 30, 2020, December 31, 2020 and June 30, 2021. For equity securities accounted for under the measurement alternative, when there are observable price changes in orderly transactions for identical or similar investments of the same issuer, the investments are re-measured to fair value.

(ii)	The Company also recognized impairment loss on intangible assets as of March 31, 2020.
(iii)

The outbreak of COVID-19 during the first quarter of 2020 also has resulted in a downward adjustment to forecasted advertising revenues for the Mainland China film group. As a result, the Company performed an assessment to determine whether the fair value of the Mainland China film group was less than its unamortized film costs as of March 31, 2020 with the assistance of a third-party valuation firm. The Company uses a discounted cash flow approach to estimate the fair value. The Company estimated the most likely future cash flows based on historical results, economic useful lives or license periods and perception of future performance. The Company has incorporated those cash outflows necessary to generate the cash inflows, including future production, operation, exploitation and administrative costs, which were estimated at 32%-37% of revenue in aggregate. The discount rate was determined to be the weighted average cost of capital of the Mainland China film group at 15%. As of March 31, 2020, the fair value of the Mainland China film group was less than its corresponding carrying value and resulted in the Company recognizing an impairment charge of RMB390 million related to licensed copyrights and RMB210 million related to produced content, respectively. The impairment charge was recognized as cost of revenues in the condensed consolidated statement of comprehensive income for the year ended December 31, 2020.
(iv)

Due to adverse changes in the expected performance of certain produced content and the reduced amount of ultimate revenue expected to be recognized, an impairment charge of RMB205 million and RMB86 million (US$13 million) were recognized for produced content predominantly monetized on its own and was recognized as cost of revenues in the condensed consolidated statement of comprehensive income for the year ended December 31, 2020 and for the six months ended June 30, 2021, respectively.

9.	SHARE-BASED COMPENSATION EXPENSES

Total share-based compensation expenses recognized for the six months ended June 30, 2020 and 2021 have been reported as follows:

	For the six months ended
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
	(In millions)
	(unaudited)
Cost of revenues	189	191	30
Selling, general and administrative	1,014	954	147
Research and development	2,133	2,470	384

	3,336	3,615	561

10.	FIXED ASSETS

Fixed assets and the related accumulated depreciation and impairment as of December 31, 2020 and June 30, 2021 are as follows:

	As of December 31, 2020	As of June 30, 2021	As of June 30, 2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Computer equipment	33,150	36,411	5,639
Office building	4,697	4,815	746
Office building related facility machinery and equipment	2,442	2,575	399
Vehicles	204	226	35
Office equipment	971	1,059	164
Leasehold improvements	386	450	70
Construction in progress	454	683	106

	42,304	46,219	7,159
Accumulated depreciation and impairment	(24,796)	(27,665)	(4,285)

	17,508	18,554	2,874

11.	LOANS PAYABLE

Short-term Loans

Short-term loans as of December 31, 2020 and June 30, 2021 amounted to RMB3.0 billion and RMB3.0 billion (US$469 million), respectively, which consisted of RMB denominated borrowings by the Company’s subsidiaries from financial institutions in the PRC and were repayable within one year.

As of December 31, 2020 and June 30, 2021, the repayments of primarily all of the short-term loans are guaranteed by subsidiaries of iQIYI and either collateralized by an office building of one of iQIYI’s VIEs with a carrying amount of RMB548 million and RMB542 million (US$84 million) respectively, or collateralized by restricted cash balances totaling US$4 million and US$2 million (equivalent to RMB16 million), respectively, or collateralized by other receivables totaling US$5 million and US$7 million (equivalent to RMB44 million), respectively.

As of December 31, 2020 and June 30, 2021, the weighted average interest rates for the outstanding borrowings were approximately 4.30% and 4.28%, respectively, and the aggregate amounts of unused lines of credit for short-term loans were RMB840 million and RMB2.4 billion (US$365 million), respectively.

Structured payable arrangements

In 2020 and 2021, iQIYI entered into structured payable arrangements with banks or other financial institutions (“factoring arrangements”). Under the factoring arrangements, the suppliers’ receivables collection process was accelerated through selling its receivables from iQIYI to the banks or other financial institutions at a discount. For the six months ended June 30, 2020 and 2021, iQIYI was legally obligated to pay the banks or other financial institutions in the amount totaling nil and RMB532 million (US$82 million), respectively, which will mature within one year.

As a result of the factoring arrangements, the payment terms of the iQIYI’s original accounts payables were substantially modified and considered extinguished as the nature of the original liability has changed from accounts payables to loan borrowings from banks or other financial institutions. The proceeds from borrowings from banks or other financial institutions is a financing activity and is reported as “Proceeds from short-term loans” on the consolidated statements of cash flows. As of December 31, 2020 and June 30, 2021, the outstanding borrowings from the factoring arrangements were RMB390 million and RMB604 million (US$94 million), which is repayable within one year and are included in “Short-term loans” on the condensed consolidated balance sheets.

Long-term Loans

Baidu

In June 2016, the Company entered into a five-year term and revolving facility agreement with a group of 21 syndicated bankers, pursuant to which the Company is entitled to borrow an unsecured US$ denominated floating rate loan of US$1.0 billion with a term of five years and to borrow an unsecured US$ denominated revolving loan of US$1.0 billion for five years. The facility was priced at 110 basis points over LIBOR and is intended for the general working capital of the Company. In June 2016, the Company drew down two tranches of US$250 million each under the facility commitment. In November 2016, the Company drew down two tranches of US$250 million each under the facility commitment. In connection with the facility agreements, the Company entered into four interest rate swap agreements, pursuant to which the loans would be settled with a fixed annual interest rate of 2.11%, 2.10%, 2.78% and 2.78% respectively, during the respective term of the loans. The loan was fully repaid as of June 30, 2021.

In April 2021, the Company signed a five-year US$3.0 billion term and revolving facilities agreement with a group of 22 arrangers. The facilities consist of a US$1.5 billion five-year bullet maturity term loan and a

US$1.5 billion five-year revolving facility. The facility was priced at 85 basis points over LIBOR and is intended for the general corporate purposes. In June 2021, the Company drew down RMB9.7 billion (US$1.5 billion) term loan and RMB3.2 billion (US$0.5 billion) revolving loan under the facility commitment. In connection with the facility agreements, the Company entered into two interest rate swap agreements, pursuant to which the loans would be settled with a fixed annual interest rate of 1.71% and 1.72%, during the term of the loans. The total outstanding borrowings were RMB12.8 billion (US$ 2.0 billion) as of June 30, 2021.

The interest rate swap agreements met the definition of a derivative in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”) and the derivatives related to the interest rate swap agreements are accounted for at fair value.

iQIYI

In September 2019, iQIYI entered into a two-year loan agreement with JPMorgan Chase Bank, N.A., pursuant to which iQIYI is entitled to borrow a secured RMB denominated loan of RMB800 million for the general working capital of iQIYI. In 2019, iQIYI drew down RMB448 million with an interest rate of 3.55%. Pursuant to the agreement, the principal shall be repaid in installments from 2019 to 2021. As of December 31, 2020 and June 30, 2021, the repayment of the loan was collateralized by long-term held-to-maturity debt securities with a stated cost of US$71 million and US$71 million (equivalent to RMB458 million), respectively. Principal repayments were made on the loan when they became due and amounted to RMB13 million and RMB8 million (US$1 million) for the six months ended June 30, 2020 and 2021, respectively. The amount repayable within the next twelve months are classified as “Long-term loans, current portion”.

In December 2018, iQIYI entered into a series of transactions (“reverse factoring arrangement”) in order to re-finance certain payables due to its suppliers. In the reverse factoring arrangement, iQIYI’s suppliers sold certain 2018 receivables due from iQIYI (the “2018 factored receivables”) to the financial institutions at a discount. The 2018 factored receivables were transferred to a securitization vehicle and used to securitize debt securities issued to third-party investors for gross proceeds of RMB446 million. Concurrently, iQIYI also entered into an agreement with the financial institutions to extend the repayment of the underlying payables to mirror the repayment terms for the asset-back debt securities with maturities in December 2019 and December 2020. Under such arrangement, the payable obligation between iQIYI and the suppliers was considered settled and iQIYI was legally obligated to pay the financial institutions thereafter. As the 2018 factored receivables were sold to the financial institutions and used to securitize the debt securities, the factored receivables are viewed as collateral for raising loans through the issuance of 2018 asset-backed debt securities. The borrowings have an effective interest rate of 7.00%. The 2018 asset-backed debt securities was fully repaid as of December 31, 2020.

In November 2019, the Company entered into a similar reverse factoring arrangement whereby iQIYI’s suppliers sold certain 2019 receivables due from iQIYI (the “2019 factored receivables”) amounting to RMB587 million to the financial institutions at a discount. The 2019 factored receivables were transferred to a securitization vehicle and used to securitize debt securities issued to third-party investors for gross proceeds of RMB500 million. Concurrently, iQIYI also entered into an agreement with the financial institutions to extend the repayment of the underlying payables to mirror the repayment terms for the 2019 asset-back debt securities which mature in November 2021. The borrowings have an effective interest rate of 5.97%.

The securitization vehicle was designed by iQIYI with the sole purpose to acquire receivable balances from iQIYI’s suppliers in order to securitize the senior asset-backed securities with guaranteed returns ranging from 5.0% to 5.5% sold to third-party investors. iQIYI has a variable interest in the securitization vehicle through its interest in the subordinated asset-backed securities issued by the securitization vehicle which bear the residual loss. As a result, iQIYI considers itself the primary beneficiary and consolidates the securitization vehicle given iQIYI has (i) the power to govern the activities that most significantly impact its economic performance, and (ii) is obligated to absorb losses that could potentially be significant to the securitization vehicle.

As a result of the series of transactions described above, the payment terms of iQIYI’s original trade payables were substantially modified and considered extinguished as the nature of the original liability has changed from that of a trade payable to loan borrowings from third-party investors

As of December 31, 2020 and June 30, 2021, the outstanding borrowings as a result of the reverse factoring arrangements were RMB498 million and RMB512 million (US$79 million), respectively. As of December 31, 2020 and June 30, 2021, the amount of asset-backed debt securities aforementioned will mature in one year and are included in “Long-term loans, current portion” in the consolidated balance sheets.

12.	NOTES PAYABLE

Baidu, Inc.

The Company issued and publicly sold unsecured senior notes, the details of each tranche are shown as below:

	Issue date	Principal amount (US$ million)	Mature date	Effective interest rate
2022 Ten-year Notes	November 28, 2012	750	November 28, 2022	3.59%
2020 Notes	June 30, 2015	750	June 30, 2020	3.13%*
2025 Ten-year Notes	June 30, 2015	500	June 30, 2025	4.22%
2022 Five-year Notes	July 6, 2017	900	July 6, 2022	3.08%
2027 Notes	July 6, 2017	600	July 6, 2027	3.73%
2023 Notes	March 29, 2018	1,000	September 29, 2023	3.99%
2028 March Notes	March 29, 2018	500	March 29, 2028	4.50%
2024 Notes	November 14, 2018	600	May 14, 2024	4.51%
2024 Notes	December 10, 2018	250	May 14, 2024	4.54%
2028 November Notes	November 14, 2018	400	November 14, 2028	4.99%
2025 Five-year Notes	April 7, 2020	600	April 7, 2025	3.22%
2030 April Notes	April 7, 2020	400	April 7, 2030	3.54%
2026 Notes	October 9, 2020	650	April 9, 2026	1.81%
2030 October Notes	October 9, 2020	300	October 9, 2030	2.43%

*	The 2020 Notes were fully repaid when they became due

The notes listed above are collectively referred to as the “Notes.”

The 2022 Ten-year Notes bear interest at the rate of 3.500% per annum. Interest is payable semi-annually in arrears on and of each year, beginning on May 28, 2013.

The 2020 Notes bear interest at the rate of 3.000% per annum and the 2025 Ten-year Notes bear interest at the rate of 4.125% per annum. Interest is payable semi-annually in arrears on and of each year, beginning on December 30, 2015.

The 2022 Five-year Notes bear interest at the rate of 2.875% per annum and the 2027 Notes bear interest at the rate of 3.625% per annum. Interest is payable semi-annually in arrears on and of each year, beginning on January 6, 2018.

The 2023 Notes bear interest at the rate of 3.875% per annum and the 2028 March Notes bear interest at the rate of 4.375% per annum. Interest is payable semi-annually in arrears on and of each year, beginning on September 29, 2018.

The 2024 Notes including US$600 million issued in November and US$250 million in December 2018, respectively, bear interest at the rate of 4.375% per annum and the 2028 November Notes bear interest at the rate of 4.875% per annum. Interest is payable semi-annually in arrears on and of each year, beginning on May 14, 2019.

The 2025 Five-year Notes bear interest at the rate of 3.075% per annum and the 2030 April Notes bear interest at the rate of 3.425% per annum. Interest is payable semi-annually in arrears on and of each year, beginning on October 7, 2020.

The 2026 Notes bear interest at the rate of 1.720% per annum and the 2030 October Notes bear interest at the rate of 2.375% per annum. Interest is payable semi-annually in arrears on and of each year, beginning on April 9, 2021.

At maturity, the Notes are payable at their principal amount plus accrued and unpaid interest thereon.

The Notes do not contain any financial covenants or other significant restrictions. In addition, the Notes are unsecured and rank lower than any secured obligation of the Group and have the same liquidation priority as any other unsecured liabilities of the Group, but senior to those expressly subordinated obligations, if any. The Company may, at its discretion, redeem all or any portion of the Notes at any time, at the greater of the principal amount and the make whole amount plus accrued and unpaid interest. In addition, for the 2023 Notes, 2028 March Notes, 2024 Notes and 2028 November Notes, 2025 Five-year Notes, 2030 April Notes, 2026 Notes and 2030 October Notes, the Company may at its discretion, redeem all or any portion of the Notes at one or three months before the maturity date of respective notes, at a price equal to the greater of 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to (but not including) the redemption date. As of June 30, 2021, the Company does not intend to redeem any portion of the Notes prior to the stated maturity dates. For certain Notes, the Company has the obligation to redeem the Notes if a change in control occurs as defined in the indenture of the Notes.

The outstanding Notes were issued at a discount amounting to US$20 million. The total issuance costs of US$36 million were presented as a direct deduction from the principal amount of the outstanding Notes on the condensed consolidated balance sheets. Both the discount and the issuance costs are amortized as interest expense using the effective interest rate method through the maturity dates of the Notes.

The principal amount and unamortized discount and debt issuance costs as of December 31, 2020 and June 30, 2021 are as follows:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Principal amount	48,638	48,117	7,452
Unamortized discount and debt issuance cost	(230)	(202)	(31)

	48,408	47,915	7,421

13.	CONVERTIBLE SENIOR NOTES

iQIYI 2023 Convertible Notes

In December 2018, iQIYI issued US$750 million convertible senior notes due 2023 (“iQIYI 2023 Convertible Notes”). The iQIYI 2023 Convertible Notes are senior, unsecured obligations of iQIYI, and interest is payable semi-annually in cash at a rate of 3.75% per annum with a maturity date of December 1, 2023, unless redeemed, repurchased or converted prior to such date. The initial conversion rate of the iQIYI 2023 Convertible

Notes is 37.1830 of iQIYI’s ADSs per US$1,000 principal amount of the iQIYI 2023 Convertible Notes. Upon conversion, iQIYI will pay or deliver to such converting holders, as the case may be, cash, ADSs, or a combination of cash and ADSs, at its election.

Concurrently with the issuance of the iQIYI 2023 Convertible Notes, iQIYI purchased capped call options on iQIYI’s ADS with certain counterparties at a price of US$68 million. The capped call exercise price is equal to the initial conversion price of the iQIYI 2023 Convertible Notes and the cap price is US$38.42 per ADS, subject to certain adjustments under the terms of the capped call transaction. The cost of the capped call was recorded as a reduction of the Company’s additional paid-in capital and non-controlling interests on the condensed consolidated balance sheets with no subsequent remeasurements to fair value.

As the conversion option may be settled entirely or partially in cash at iQIYI’s option, the Company separated the iQIYI 2023 Convertible Notes into liability and equity components in accordance with ASC Subtopic 470-20, Debt with Conversion and Other Options. The carrying amount of the liability component was calculated by measuring the fair value of a similar liability that did not have an associated conversion feature. The carrying amount of the equity component representing the conversion option was determined by deducting the fair value of the liability component from the initial proceeds and recorded as additional paid-in capital. Debt issuance costs were allocated to the liability and equity components based on the same proportion as the recognized amounts bifurcated based on gross proceeds from the iQIYI 2023 Convertible Notes. The difference between the principal amount of the iQIYI 2023 Convertible Notes and the liability component was considered debt discount and amortized at an effective interest rate of 7.04% to accrete the discounted carrying value of the iQIYI 2023 Convertible Notes to its face value on December 1, 2021, the put date of the iQIYI 2023 Convertible Notes. The holders may require iQIYI to repurchase all or portion of the iQIYI 2023 Convertible Notes for cash on December 1, 2021, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

iQIYI 2025 Convertible Notes

In March 2019, iQIYI issued US$1.2 billion convertible senior notes due 2025 (“iQIYI 2025 Convertible Notes”). The iQIYI 2025 Convertible Notes are senior, unsecured obligations of iQIYI, and interest is payable semi-annually in cash at a rate of 2.00% per annum with a maturity date of April 1, 2025, unless redeemed, repurchased or converted prior to such date. The initial conversion rate of the iQIYI 2025 Convertible Notes is 33.0003 of iQIYI’s ADSs per US$1,000 principal amount of the iQIYI 2025 Convertible Notes. Upon conversion, iQIYI will pay or deliver to such converting holders, as the case may be, cash, ADSs, or a combination of cash and ADSs, at its election.

Concurrently with the issuance of the iQIYI 2025 Convertible Notes, iQIYI purchased capped call options on iQIYI’s ADS with certain counterparties at a price of US$85 million. The capped call exercise price is equal to the initial conversion price of the iQIYI 2025 Convertible Notes and the cap price is US$40.02 per ADS, subject to certain adjustments under the terms of the capped call transaction. The cost of the capped call was recorded as a reduction of the Company’s additional paid-in capital and non-controlling interests on the condensed consolidated balance sheets with no subsequent remeasurements to fair value.

The accounting of iQIYI 2025 Convertible Notes is similar to that of iQIYI 2023 Convertible Notes. The difference between the principal amount of the iQIYI 2025 Convertible Notes and the liability component was considered debt discount and amortized at an effective interest rate of 6.01% to accrete the discounted carrying value of the iQIYI 2025 Convertible Notes to its face value on April 1, 2023, the put date of the iQIYI 2025 Convertible Notes. The holders may require iQIYI to repurchase all or portion of the iQIYI 2025 Convertible Notes for cash on April 1, 2023, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

iQIYI 2026 Convertible Notes

iQIYI issued US$800 million convertible senior notes in December 2020, and issued additional US$100 million of principal amount in January 2021 pursuant to the underwriters’ exercise of their option to purchase additional notes, (collectively referred to as the “iQIYI 2026 Convertible Notes”). The iQIYI 2026 Convertible Notes are senior, unsecured obligations of iQIYI, and interest is payable semi-annually in cash at a rate of 4.00% per annum with a maturity date of December 15, 2026, unless redeemed, repurchased or converted prior to such date. The initial conversion rate of iQIYI 2026 Convertible Notes is 44.8179 of iQIYI’s ADSs per US$1,000 principal amount of the iQIYI 2026 Convertible Notes. Upon conversion, iQIYI will pay or deliver to such converting holders, as the case may be, cash, ADSs, or a combination of cash and ADSs, at its election.

The accounting of iQIYI 2026 Convertible Notes is similar to that of iQIYI 2023 Convertible Notes. The difference between the principal amount of the iQIYI 2026 Convertible Notes and the liability component was considered debt discount and amortized at an effective interest rate of 6.94% to accrete the discounted carrying value of the iQIYI 2026 Convertible Notes to its face value on August 1, 2024, the put date of the iQIYI 2026 Convertible Notes. The holders may require iQIYI to repurchase all or portion of the iQIYI 2026 Convertible Notes for cash on August 1, 2024, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

The iQIYI 2023 Convertible Notes, the iQIYI 2025 Convertible Notes and the iQIYI 2026 Convertible Notes are collectively referred to the Convertible Notes. As of December 31, 2020 and June 30, 2021, the principal amount of the liability component of the Convertible Notes were RMB18.0 billion and RMB18.4 billion (US$2.9 billion), unamortized debt discount were RMB1.3 billion and RMB1.0 billion (US$161 million), and the net carrying amount of the liability component were RMB16.7 billion and RMB17.4 billion (US$2.7 billion), respectively. The carrying amount of the equity component of the Convertible Notes were RMB1.7 billion and RMB1.8 billion (US$278 million), respectively. For the six months ended June 30, 2020 and 2021, the amount of interest cost recognized relating to both the contractual interest coupon and amortization of the discount on the liability component were RMB399 million and RMB567 million (US$88 million), respectively. As of June 30, 2021, the liability component of the iQIYI 2023 Convertible Notes, the iQIYI 2025 Convertible Notes and the iQIYI 2026 Convertible Notes will be accreted up to the principal amount of US$750 million, US$1.2 billion and US$900 million over a remaining period of 0.42 years, 1.75 years and 3.09 years, respectively.

The aggregate amount upon scheduled maturities of RMB4.8 billion (US$750 million), RMB7.8 billion (US$1.2 billion) and RMB5.8 billion (US$900 million) of the Convertible Notes will be repaid when they become due in 2023, 2025 and 2026, respectively, assuming no conversion or redemption of the Convertible Notes prior to maturity, all convertible note holders hold the Convertible Notes to maturity and iQIYI elects to pay the amounts owed in cash.

14.	LEASES

The Company’s operating leases mainly related to land, offices facilities, IDC facilities and vehicles. For leases with terms greater than 12 months, the Company records the related asset and obligation at the present value of the future lease payments over the lease term. Certain leases include rental escalation clauses, renewal options and/or termination options that are factored into the Company’s determination of lease payments when appropriate. The balance of assets under finance leases was not significant as of June 30, 2021.

As of June 30, 2021, the Company’s weighted average remaining lease term was 16.1 years and weighted average discount rate was 4.53%.

Operating lease cost and supplemental cash flow information related to operating leases were as follows:

	For the six months ended June 30, 2020	For the six months ended June 30, 2021
	RMB	RMB	US$
	(In millions)
	(unaudited)
Operating lease cost(i)	1,393	1,532	237
Cash payments for operating leases	1,411	1,584	245
ROU assets obtained in exchange for operating lease liabilities	1,204	1,814	281

(i)	Excluding cost of short-term contracts.

Operating lease costs are recorded as cost of revenue, selling, general and administrative expenses and research and development expenses based on the nature of the leased assets. Short-term lease costs for the six months ended June 30, 2020 and 2021 were RMB225 million and RMB213 million (US$33 million), respectively. Variable lease costs were immaterial for the six months ended June 30, 2020 and 2021, respectively. For the six months ended June 30, 2020 and 2021, no lease costs for operating or finance leases were capitalized.

Future lease payments under operating leases as of June 30, 2021 were as follows:

	Operating leases
	RMB	US$
	(In millions)
	(unaudited)
Period ending June 30,
2022	2,570	398
2023	1,949	302
2024	1,564	242
2025	905	140
2026	407	63
Thereafter	552	85

Total future lease payments	7,947	1,230
Less: Imputed interest	756	117

Total lease liability balance	7,191	1,113

15.	INCOME TAXES

The Company is incorporated in the Cayman Islands and conducts its primary business operations through subsidiaries and VIEs in the PRC. It also has intermediate holding companies in the BVI and Hong Kong. Under the current laws of the Cayman Islands and BVI, the Company is not subject to tax on income nor capital gains. Additionally, upon payments of dividends by the Company to its shareholders, neither Cayman Islands nor BVI will impose withholding taxes. Under the Hong Kong tax laws, subsidiaries in Hong Kong are subject to the Hong Kong corporate income tax rate at 16.5% exempting foreign-derived income, and there are no withholding taxes in Hong Kong on remittance of dividends.

Under the PRC Enterprise Income Tax (“EIT”) Law, which has been effective since January 1, 2008, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are subject to a unified 25% enterprise income tax rate, except for certain entities that are entitled to preferential tax treatments.

The effective tax rates were 56% and 14% for the six months ended June 30, 2020 and 2021, respectively. The effective tax rate for the six-month period ended June 30, 2020 was higher than the PRC statutory EIT rate of 25% mainly due to certain loss position entities not being able to recognize tax benefit from their losses. The effective tax rate for the six months ended June 30, 2021 was lower than the PRC statutory EIT rate of 25% mainly due to certain entities were entitled to a preferential tax rate and nontaxable income from overseas for the six months ended June 30, 2021.

As of June 30, 2021, the Company had accrued a cumulative total of RMB1.7 billion of withholding tax for the potential remittance of earnings from the PRC subsidiaries to their offshore parent companies in the form of dividend distribution, because the Company believes that the underlying dividends will be distributed in the future considering future merger and acquisition activities. The Company did not provide for additional deferred income taxes and foreign withholding taxes on the undistributed earnings of foreign subsidiaries for the six months ended June 30, 2021 on the basis of its intent to permanently reinvest its foreign subsidiaries’ earnings. As of June 30, 2021, the total amount of undistributed earnings from the PRC subsidiaries and the VIEs for which no withholding tax has been accrued was RMB165.3 billion (US$25.6 billion). Under the PRC tax regulations, dividends from PRC companies to their overseas parents in respect of earnings derived from January 1, 2008 onwards are subject to PRC dividend withholding tax at 10%. Such rate could be reduced to 5% should treaty benefits be applicable.

16.	RESTRICTED NET ASSETS

Under PRC laws and regulations, there are restrictions on the Company’s PRC subsidiaries and VIEs with respect to transferring certain of their net assets to the Company either in the form of dividends, loans, or advances. Amounts of net assets restricted include paid in capital and statutory reserve funds of the Company’s PRC subsidiaries and the net assets of the VIEs in which the Company has no legal ownership, totaling RMB45.0 billion and RMB45.6 billion (US$7.1 billion) as of December 31, 2020 and June 30, 2021, respectively.

17.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The changes in accumulated other comprehensive income (loss) by component, net of tax, are as follows:

	Foreign currency translation adjustments	Unrealized (losses) gains on available-for-sale investments	Unrealized losses on derivative	Total
	RMB	RMB	RMB	RMB
	(In millions)
	(unaudited)
Balance at December 31, 2019	(2,584)	1,201	—	(1,383)

Other comprehensive (loss) income before reclassification	(11)	234	—	223
Amounts reclassified from accumulated other comprehensive income	—	(396)	—	(396)

Net current-period other comprehensive loss	(11)	(162)	—	(173)
Less: other comprehensive income attributable to noncontrolling interests	84	—	—	84

Balance at June 30, 2020	(2,679)	1,039	—	(1,640)

Balance at December 31, 2020	(840)	1,039	—	199

Other comprehensive (loss) income before reclassification	(221)	48	(44)	(217)
Amounts reclassified from accumulated other comprehensive income	—	—	—	—

Net current-period other comprehensive (loss) income	(221)	48	(44)	(217)
Less: other comprehensive income attributable to noncontrolling interests	20	3	—	23

Balance at June 30, 2021	(1,081)	1,084	(44)	(41)

Balance at June 30, 2021, in US$	(167)	168	(7)	(6)

The amounts reclassified out of accumulated other comprehensive income represent realized gains on the available-for-sale investments upon their sales, which were then recorded in “Others, net” in the condensed consolidated statements of comprehensive income. The amounts reclassified were determined on the basis of specific identification.

The following table sets forth the tax benefit (expense) allocated to each component of other comprehensive income (loss) for the six months ended June 30, 2020 and 2021:

	For the six months ended
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
	(In millions)
	(unaudited)
Unrealized gains on available-for-sale investments
Other comprehensive loss before reclassification	(40)	(3)	—
Amounts reclassified from accumulated other comprehensive income	63	—	—

Net current-period other comprehensive income (loss)	23	(3)	—

18.	CONTINGENCIES

Litigation

The Group was involved in certain cases pending in various PRC, U.S. and Brazil courts and arbitration as of June 30, 2021. These cases include copyright infringement cases, unfair competition cases, and defamation cases, among others. Adverse results in these lawsuits may include awards of damages and may also result in, or even compel, a change in the Company’s business practices, which could result in a loss of revenue or otherwise harm the business of the Company.

Starting in April 2020, the Group and certain of its officers were named as defendants in putative securities class actions filed in federal court. The case was purportedly brought on behalf of a class of persons who allegedly suffered damages as a result of alleged misstatements and omissions in the Group’s public disclosure documents related to Baidu Feed, which they believe did not comply with “PRC laws and regulations in all material respects”. In addition, the Group received a complaint alleging that between April 8, 2016 and August 13, 2020, the Group made material misrepresentations in disclosures filed with the SEC by misrepresenting the financial and business condition of iQIYI and failing to disclose that iQIYI had inadequate controls. Both of those cases remain in preliminary stage, the likelihood of any unfavorable outcome or the amount or range of any potential loss cannot be reasonably estimated at the issuance date of the unaudited interim condensed consolidated financial statements. As a result, as of June 30, 2021, the Group did not record any liabilities for the loss contingencies pertaining to the cases described above.

For many proceedings, the Company is currently unable to estimate the reasonably possible loss or a range of reasonably possible losses as the proceedings are in the early stages, and/or there is a lack of clear or consistent interpretation of laws specific to the industry-specific complaints among different jurisdictions. As a result, there is considerable uncertainty regarding the timing or ultimate resolution of such matters, which includes eventual loss, fine, penalty or business impact, if any, and therefore, an estimate for the reasonably possible loss or a range of reasonably possible losses cannot be made. However, the Company believes that such matters, individually and in the aggregate, when finally resolved, are not reasonably likely to have a material adverse effect on the Company’s consolidated results of operations, financial position and cash flows. With respect to the limited number of proceedings for which the Company was able to estimate the reasonably possible losses or the range of reasonably possible losses, such loss estimates were insignificant.

19.	EARNINGS PER SHARE (“EPS”)

Following the Share Subdivision and the ADS Ratio Change as detailed in Note 1, each ordinary share was subdivided into eighty ordinary shares and each ADS represents eight Class A ordinary shares. The weighted average number of ordinary shares used for the calculation of basic and diluted earnings per share/ADS for the six months ended June 30, 2020 have been retrospectively adjusted.

A reconciliation of net income attributable to Baidu, Inc. in the interim condensed consolidated statements of comprehensive income to the numerator for the computation of basic and diluted earnings per share for the six months ended June 30, 2020 and 2021 is as follows:

	For the six months ended
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
	(In millions)
	(unaudited)
Net income attributable to Baidu, Inc.	3,620	25,070	3,883
Accretion of the redeemable noncontrolling interests	(46)	(54)	(9)

Numerator for basic EPS computation	3,574	25,016	3,874
Impact of investees’ diluted earnings per share	—	(5)	(1)

Numerator for diluted EPS computation	3,574	25,011	3,873

The following table sets forth the computation of basic and diluted net income attributable to Baidu, Inc. per share for Class A and Class B ordinary shares for the six months ended June 30, 2020 and 2021:

	For the six months ended
	June 30, 2020		June 30, 2021
	Class A	Class B	Class A	Class A	Class B	Class B
	RMB	RMB	RMB	US$	RMB	US$
	(In millions, including number of shares and ADS, except for per share and per ADS data)
	(unaudited)
Earnings per share—basic:
Numerator
Allocation of net income available to ordinary shareholders	2,828	746	19,888	3,080	5,128	794
Denominator
Weighted average ordinary shares outstanding (Note)	2,183	576	2,176	2,176	561	561

Denominator used for earnings per share (Note)	2,183	576	2,176	2,176	561	561
Earnings per share—basic (Note)	1.30	1.30	9.14	1.42	9.14	1.42

Earnings per share—diluted:
Numerator
Allocation of net income available to ordinary shareholders	2,831	743	20,018	3,100	4,993	773
Reallocation of net income available to ordinary shareholders as a result of conversion of Class B to Class A shares	743	—	4,993	773	—	—

Allocation of net income available to ordinary shareholders	3,574	743	25,011	3,873	4,993	773
Denominator
Weighted average ordinary shares outstanding (Note)	2,183	576	2,176	2,176	561	561
Conversion of Class B to Class A ordinary shares (Note)	576	—	561	561	—	—
Share-based awards (Note)	12	—	72	72	—	—

Denominator used for earnings per share (Note)	2,771	576	2,809	2,809	561	561
Earnings per share—diluted (Note)	1.29	1.29	8.90	1.38	8.90	1.38

Earnings per ADS (1 ADS equals 8 Class A ordinary shares):
Denominator used for earnings per ADS—basic (Note)	273		272	272
Denominator used for earnings per ADS—diluted (Note)	346		351	351
Earnings per ADS—basic (Note)	10.37		73.12	11.32

Earnings per ADS—diluted (Note)	10.32		71.23	11.03

Note: Basic and diluted net income per ordinary share, weighted average number of shares and the adjustments for dilutive restricted shares and share options for the six months ended June 30 2020 have been retrospectively adjusted for the Share Subdivision and the ADS Ratio Change that became effective on March 1, 2021, as detailed in Note 1

The Company did not include certain stock options and restricted shares and the effect of convertible senior notes issued by iQIYI in the computation of diluted earnings per share for the six months ended June 30, 2020 and 2021 because those stock options, restricted shares and convertible senior notes were anti-dilutive for earnings per share for the respective periods.

20.	RELATED PARTY TRANSACTIONS

Related party transactions primarily related to online marketing services, cloud services and other services provided by the Company to certain related parties. The following table summarizes the revenue received from major related parties during the six months ended June 30, 2020 and 2021.

	For the six months Ended
	(In millions)
	(unaudited)
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
Revenues:
Trip	44	197	31
Du Xiaoman	320	454	70
Investee C	474	126	19
Others	577	650	101

Total	1,415	1,427	221

The Group purchased produced content and licensed copyrights, traffic acquisition and other services from certain related parties in an amount of RMB961 million and RMB1.4 billion (US$210 million) for the six months ended June 30, 2020 and 2021, respectively. Other related party transactions were insignificant for each of the periods presented, which included reimbursements to Robin Li’s use of an aircraft beneficially owned by his family member used for the Company’s business purposes.

As of December 31, 2020 and June 30, 2021, amounts due from/due to related parties were as follows:

	As of December 31,	As of June 30,
	2020	2021	2021
	RMB	RMB	US$
	(In millions)
		(unaudited)
Amounts due from related parties, current:
Trip(i)	22	55	9
Du Xiaoman(ii)	306	353	55
Investee C(iii)	212	—	—
Other related parties(iv)	186	458	70

Total	726	866	134

Amounts due from related parties, non-current:
Du Xiaoman(ii)	3,398	3,402	527
Other related parties(v)	40	82	13

Total	3,438	3,484	540

Amounts due to related parties, current:
Trip(vi)	50	49	8
Du Xiaoman(vii)	489	521	81
Investee B(viii)	175	290	45
Other related parties(ix)	610	942	145

Total	1,324	1,802	279

Amounts due to related parties, non-current:
Du Xiaoman(x)	3,216	3,181	493
Investee B(viii)	325	201	31
Other related parties(xi)	2	2	—

Total	3,543	3,384	524

(i)	The balances mainly represent amounts arising from services the Company provided to Trip.
(ii)	The balances represent non-trade long-term loans due from Du Xiaoman with interest rates ranging from 0.00% to 0.50%, and amounts arising from services the Company provided to Du Xiaoman.
(iii)

The balances mainly represent amounts arising from services including online marketing services and cloud services the Company provided to Investee C. Investee C ceases to be a related party from February 2021 as the Company does not have significant influence over Investee C after its public listing.

(iv)	The balances mainly represent amounts arising from services the Company provided to its investees in ordinary course of business.
(v)	The balance consists of amount due from the Company’s investees in the ordinary course of business.
(vi)	The balances mainly represent amounts arising from services provided by Trip.
(vii)

The balance represents amount due to Du Xiaoman arising from services provided by Du Xiaoman to the Company in the ordinary course of business and non-trade loans provided by Du Xiaoman with interest rates of nil.

(viii)	The balances mainly represent deferred revenue relating to the future services to be provided by the Company to Investee B which is an equity method investment investee.
(ix)

The balances mainly represent amounts arising from services including advertising services and licensing of content assets provided by the Company’s investees and non-trade amounts payable for acquiring the equity interest of the Company’s investees.

(x)	The balances mainly represent non-trade interest-free long-term loans provided by Du Xiaoman.

(xi)	The balance mainly represents deferred revenue relating to the future services to be provided by the Company to investees.

21.	SEGMENT REPORTING

The Company’s operations are organized into two segments, consisting of Baidu Core and iQIYI. Within Baidu Core, the Company’s product and services offerings are categorized as follows—Mobile Ecosystem, Baidu Cloud and Apollo Intelligent Driving & Other Growth Initiatives. iQIYI is an innovative market-leading online entertainment service. iQIYI’s platform features iQIYI original content, as well as a comprehensive library of other professionally produced content (PPC), professional user generated content (PUGC) and user-generated content.

The Group derives the results of the segments directly from its internal management reporting system. The chief operating decision maker reviews the performance of each segment based on its operating results and uses these results to evaluate the performance of, and to allocate resources to, each of the segments. Because substantially all of the Group’s long-lived assets and revenues are located in and derived from the PRC, geographical segments are not presented.

The table below provides a summary of the Group’s operating segment results for the six months ended June 30, 2020 and 2021.

	For the six months ended June 30, 2020
	Baidu Core	iQIYI	Intersegment eliminations	Consolidated
	RMB	RMB	RMB	RMB
	(In millions)
	(unaudited)
Total revenues	34,194	15,062	(677)	48,579

Operating costs and expenses:
Cost of revenues	13,643	14,737	(559)	27,821
Selling, general and administrative	5,790	2,507	(28)	8,269
Research and development	7,947	1,342	(7)	9,282

Total operating costs and expenses	27,380	18,586	(594)	45,372

Operating income (loss)	6,814	(3,524)	(83)	3,207
Total other income (loss), net	93	(770)	—	(677)

Income (loss) before income taxes	6,907	(4,294)	(83)	2,530
Income taxes	1,399	21	—	1,420

Net income (loss)	5,508	(4,315)	(83)	1,110
Less: net (loss) income attributable to noncontrolling interests	(614)	2	(1,898)	(2,510)

Net income (loss) attributable to Baidu	6,122	(4,317)	1,815	3,620

	For the six months ended June 30, 2021
	Baidu Core		iQIYI		Intersegment eliminations		Consolidated
	RMB	US$	RMB	US$	RMB	US$	RMB	US$
	(In millions)
	(unaudited)
Total revenues	44,524	6,896	15,576	2,412	(616)	(95)	59,484	9,213

Operating costs and expenses:
Cost of revenues	17,451	2,703	13,978	2,165	(530)	(83)	30,899	4,785
Selling, general and administrative	8,574	1,328	2,386	370	(8)	(1)	10,952	1,697
Research and development	10,033	1,554	1,348	209	—	—	11,381	1,763

Total operating costs and expenses	36,058	5,585	17,712	2,744	(538)	(84)	53,232	8,245

Operating income (loss)	8,466	1,311	(2,136)	(332)	(78)	(11)	6,252	968
Total other income (loss), net	21,795	3,376	(448)	(69)	—	—	21,347	3,307

Income (loss) before income taxes	30,261	4,687	(2,584)	(401)	(78)	(11)	27,599	4,275
Income taxes	3,680	570	51	8	—	—	3,731	578

Net income (loss)	26,581	4,117	(2,635)	(409)	(78)	(11)	23,868	3,697
Less: net income (loss) attributable to noncontrolling interests	55	9	29	4	(1,286)	(199)	(1,202)	(186)

Net income (loss) attributable to Baidu	26,526	4,108	(2,664)	(413)	1,208	188	25,070	3,883

The following table presents the Company’s revenues disaggregated by segment and by types of products or services:

	For the six months ended
	June 30, 2020	June 30, 2021	June 30, 2021
	RMB	RMB	US$
Online Marketing Revenue	28,949	35,318	5,470
AI Cloud (Note 1)	3,725	6,088	943
Others (Note 1)	1,520	3,118	483

Baidu Core Subtotal	34,194	44,524	6,896

Membership services (Note 1)	8,680	8,305	1,286
Online advertising services (Note 2)	3,123	3,742	580
Content distribution (Note 1)	1,464	1,467	227
Others (Note 1)	1,795	2,062	319

iQIYI Subtotal	15,062	15,576	2,412
Intersegment eliminations	(677)	(616)	(95)

Total revenue	48,579	59,484	9,213

Note 1: The revenues were presented as “Others” in the condensed consolidated statements of comprehensive income.

Note 2: The revenues were presented as “Online Marketing Revenue” in the condensed consolidated statements of comprehensive income.

22.	SUBSEQUENT EVENTS

As part of its business strategy, the Group has investments in both private and public companies. The Group has noted share price declines for certain of equity investments in public companies (i.e. Kuaishou etc.) subsequent to June 30, 2021, which are not reflected in the carrying amount of the investments on the condensed consolidated balance sheets as of June 30, 2021. The subsequent share price decline may result in material impairment or downside adjustments in future periods.

PROSPECTUS

Baidu, Inc.

Debt Securities

We may offer and sell debt securities from time to time. This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering. We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” in this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference in this prospectus before making a decision to invest in our securities.

We may offer and sell these debt securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 5, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those debt securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires, the terms “we,” “us,” “our company,” “our” and “Baidu” refer to Baidu, Inc., its subsidiaries and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China; “China” and “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus, exclude Taiwan, Hong Kong and Macau; and all references to “RMB” and “Renminbi” are to the legal currency of China and all references to “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus are made at a rate of RMB7.0651 to US$1.00, the exchange rate in effect as of June 30, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. On September 25, 2020, the exchange rate was RMB6.8220 to US$1.00.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

•	our growth strategies;

•	our future business development, results of operations and financial condition;

•	our proposed use of proceeds from the sale of debt securities;

•	our ability to attract and retain users and customers and generate revenue and profit from our customers;

•	our ability to retain key personnel and attract new talent;

•	competition in the internet search and feed, online marketing and other businesses in which we engage;

•	the outcome of ongoing or any future litigation, including those relating to intellectual property rights; and

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PRC governmental regulations and policies relating to the internet, internet search and feed, online marketing and the implementation of a corporate structure involving variable interest entities in China.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

We aim to make the complicated world simpler through technology. We strive to achieve this mission through our two-pillar strategy: strengthen our mobile foundation and lead in artificial intelligence (AI).

Our business currently consists of two segments, Baidu Core and iQIYI. Baidu Core primarily comprises (1) search plus feed, including Baidu App, short video products, and knowledge & information products, such as Baidu Knows, Baidu Wiki and Baidu Post, as well as our online marketing services, which we describe as our “mobile ecosystem,” and (2) new AI businesses, such as DuerOS (voice assistant and smart devices), Baidu Cloud (AI solutions and cloud services) and Apollo (autonomous driving and smart transportation). iQIYI is an innovative market-leading online entertainment service provider in China. iQIYI’s platform features highly popular original content as well as a comprehensive library of other professionally-produced content, professional user generated content and user-generated content.

Our operations are primarily conducted in China, and revenues are primarily generated from China.

Baidu Core – Mobile Ecosystem

Products and Services for Users

We aspire to provide the best experience to our users. To enrich user experience, we provide a broad range of products and services accessible through mobile devices, personal computers (PCs), and other smart devices. We offer search and other services on the Baidu platform that connect users to relevant information online, including web pages, news, images, documents, live streaming, short videos and other multimedia files, and services, through links provided on our website, apps, and skills store, as well as native-app like experiences via our Smart Mini Program.

Baidu App

Our flagship app enables users to access our search, feed, and other services through mobile devices. Baidu App offers twin-engine search-plus-feed functions that leverage our AI-powered algorithms and deep user insight to offer users a compelling experience. It features improved feed display, short videos, Smart Mini Programs, enhanced voice input, text to speech, and augmented reality search to better serve users of mobile devices. In June 2020, average DAUs of Baidu App reached 204 million, and in-app search queries grew 28% year-over-year in the second quarter of 2020.

Baidu Search. Users can access our search and other services through Baidu’s properties and Baidu Union partners’ properties. In addition to text inputs, our users can conduct AI-powered voice search and visual search. Voice search integrates speech recognition and search technologies to enhance the user experience by providing a more natural and convenient input modality. Visual search enables the use of smart phone cameras to capture images and retrieve related content and services on the web. For example, users can take a photo of a plant or a pet to identify the species. We also endeavor to improve the search experience, through other AI-powered products such as Top 1, to satisfy user queries with the first displayed search result, which we believe will be an important capability with the adoption of smart devices with smaller screens. In addition, we offer vertical search to our users, such as video search and online literature search.

Baidu Feed. Baidu Feed is a product within Baidu App that provides users with personalized timeline based on their demographics and interests. Baidu Feed complements our core search product, leverages Baidu AI recommendation algorithms and monetization platform, and contributes to user engagement and retention, including content sharing, likes, and comments. We also provide text-to-speech function for feeds to help users get hands free.

Short Video Apps

Haokan. Haokan is a short video app, offering a wide variety of user generated and professionally produced short videos, usually several minutes long, in coordination with multiple channel networks (MCNs). Haokan allows users to upload, view, search, rate, share, favorite, comment, and follow. Video content creators and curators can distribute their content to build a fan base and receive revenue share for their content contribution.

Quanmin. Quanmin is a flash video app for users to create and share short videos, usually less than one minute long, and live videos with entertainment orientation, such as musical, dance, comedy, acting, and lip-sync. Users can shoot or upload flash videos and edit them with built-in special effects, filters, and stickers. Contents are distributed in personalized timeline powered by Baidu AI recommendation algorithms.

Knowledge-and-Information Centric Products

Baidu Knows. Baidu Knows is a question-and-answer community where questions are asked, answered, and organized by our users. The answers posted on Baidu Knows are generated by our users, professionals, enterprises, and governmental agencies. Baidu Knows also leverages Baidu’s search capabilities to help users find answers to their questions on the web fast and efficiently, and at the same time, various partners of Baidu Knows can reach their target users accurately.

Baidu Wiki. Baidu Wiki is a wiki, compiled by experts in specialized fields, featuring high-quality columns, such as Encyclopedia of Intangible Cultural Heritage, Digital Museum and Recorder of History, as well as a complete video-based knowledge source.

Baidu Healthcare Wiki. Baidu Healthcare Wiki offers healthcare and wellness information from authoritative and professional sources in text, video, picture, and Q&A formats.

Baidu Wenku. Baidu Wenku hosts a library of digital documents, covering a wide range of content, such as education, architecture, law, internet, and finance, shared in forms such as academic papers and PowerPoint presentations by professionals, enterprises, institutions, and other users. Combined with Baidu Search’s capabilities, Baidu Wenku serves as an abundant resource to help users obtain high-quality study content and knowledge and information in a variety of topics efficiently.

Baidu Scholar. Baidu Scholar is an academic search engine that provides literature retrieval functionality from massive Chinese and English academic resources including various academic journals and conference papers. Baidu Scholar also provides research tools such as plagiarism detection and journal search, and helps scholars efficiently find scholarly literature relevant to their academic topics.

Baidu Experience. Baidu Experience is an online platform where users share daily knowledge and experience. At the aim of providing practical and high efficiency solutions, Baidu Experience covers multiple fields such as software, lifestyle tips, and games, etc.

Baidu Post. Baidu Post is a social media built on topical online communities. Users can post text, image, audio, and video content and reply to original curation, forming valuable discussion groups. Baidu Post draws new users through close integration with search and user generated content, and has been a popular platform for celebrity fans, online game players, and online novel readers to build communities for topical discussions, especially about current cultural trends.

Other User Products

Baidu Maps. Baidu Maps is a platform providing users with travel-related services including intelligent point-of-interest search, route planning, precise navigation, and real-time traffic condition information. Baidu

Maps, as a new generation of AI map, supports voice interactions in a full spectrum of scenarios through its voice assistant, which allows users to customize the voice. Baidu Maps also provides professional and stable map services to business partners across different sectors.

Baidu Input Method Editor (Baidu IME). Baidu IME is a Chinese-language mobile keyboard that utilizes Baidu AI to improve input accuracy, remember corrections, and offer a customized dictionary of new or uncommon words. Baidu IME supports advanced functions such as extended voice input, smart punctuation recommendation, voice message translation, voice modification, and contextual speech detection. Baidu IME AI version was launched in 2019 with features including mixed voice input in Mandarin and other Chinese dialects with English, real-time translation and augmented reality Emoji.

Overseas Products. We offer a series of products and services in overseas markets, including popIn (ad recommendation platform), MediaGo (ad network platform), Simeji (leading mobile keyboard in Japan), and Facemoji (Simeji’s international edition).

Products and Services for Customers

Online Marketing Services

We deliver online marketing services to a diverse customer base consisting of small and medium-sized enterprises (SMEs), large domestic businesses, and multinational companies across industries and geographical locations. The defined industries in which our customers operate include healthcare, education, retail/e-commerce, online game services, personal care, franchising, financial services, real estate, and home furnishing sectors, and business services. Although our customers are located across China, we have a more active and larger customer base in the coastal regions, reflecting the current economic demographics in China.

Our online marketing services enable the delivery of comprehensive, rich, and diversified marketing offerings to fulfill customer needs. We have made continuous improvements to the marketing services on our platform, including the following initiatives:

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Video ads: We promoted the monetization of our video traffic in 2019, using diversified monetization products such as live streaming and short videos, equipped with video creative production tools, to provide our customers with a richer and more effective brand communication medium.

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oCPX: oCPX provides our marketing customers with more options for lead generation. It enables our customers to bid for online marketing services based on pre-defined results other than on a cost-per-click basis, such as on a cost-per-impression, cost-per-action, or cost-per-view basis.

•	Action ads: Action ads comes in a wide range of ad formats, including click-to-call, click-to-chat, click-to-download, and click-to-buy, to help marketing customers achieve better conversion.

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Consumer relationship management (CRM): By combining marketing automation and sales force automation functionalities, our CRM service allows customers to effectively qualify and nurture marketing-generated leads from consumers on our platform to further convert them into orders and increase the return of the ad spending.

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Hosted marketing platform: Our hosted marketing platform integrates our CRM with our “one-stop-shop” media purchase platform to allow our customers to purchase brand and performance-based marketing services, build audience and user engagement, generate leads, and maintain relationships with users, leveraging tools and services powered by Baidu AI. Our hosted marketing platform helps us better understand our customers’ needs and enable our customers to leverage Baidu’s AI to simplify their marketing process and improve the effectiveness of their marketing efforts.

Online marketing services include P4P (pay for performance) services and others. Typically, a P4P customer pays us when users click on one of its website links on Baidu Search or Baidu Feed or Baidu Union partners’ properties, while a non-P4P customer pays us based on the duration of the placement on Baidu Search or Baidu Feed.

P4P. Our auction-based P4P services allow customers to bid for priority placement of paid sponsored links and reach users who search for information related to their products or services. Customers may choose to purchase search, feed and other online marketing services and have the option to set daily allowances target users by geography in China and specify the time period for their campaign. As our partners adopt Smart Mini Programs and Managed Pages, some of them have begun to use these properties as their landing pages, in lieu of their websites.

Search marketing services are mainly provided to customers through our proprietary online marketing system which drives monetization efficiency by improving relevance in paid search and optimizing value for our customers.

Feed marketing services usually comprise image-based or video-based advertising, appearing between the feed headlines or within the feed content. It is powered by Baidu AI in order to better match goods and services providers with their targeted audience while optimizing user experience.

Others. Our other marketing services comprise display-based marketing services and other online marketing services based on performance criteria other than cost per click (CPC). Customers can choose different mix of our service offerings to optimize their ROI. BrandZone allows customers to display integrated text, logo, image, and video in a structured and uniform manner on a prominent position of the search result page or in vertical search products, such as Baidu Knows. Programmatic marketing platform supports the placement of advertisement using standard, intelligent, or customized creativity, different purchasing methods (guaranteed delivery or real time bidding), and multiple payment methods.

Products and Services for Partners

We attract numerous business partners, which help create opportunities for us to work with them in research and development and other business cooperations and establish long term business relationships.

Baidu Union. Baidu Union consists of a large number of third-party websites and mobile apps. We match our customers’ promotional links to the properties of Baidu Union partners. Some Baidu Union partners also embed our products and services onto their properties. We allow Baidu Union partners to provide high-quality, relevant search results to their users without incurring the cost of development and maintenance for advanced search capabilities and monetize their traffic through revenue sharing arrangements with us. Baidu Union partners may use our content recommendation system to provide feed content and ads to their users.

Baijiahao (BJH Accounts). Our publisher network of BJH Accounts aggregates news articles, photos, short videos, live videos, and augmented reality clips from MCNs, media outlets, and other professional sources for distribution through our search, feed, and short video products.

Smart Mini Program. Smart Mini Programs are applets developed by our partners to share their content and services in Baidu App with native-app like experience. The number of smart phones sold in China is on a decline and app installation costs have been rising, causing app developers to take interest in offering their content and services through Baidu App. Smart Mini Program has become increasingly popular, as users can now search for content and services that were historically only available in apps, and saves users from having to download and maintain so many apps on their phones. Smart Mini Program was launched in July 2018, and its monthly active users reached 339 million in June 2020.

Managed Page. Managed Page is an alternative for HTML site owners to use as the landing page for search results. Mobile site owners no longer need to purchase server, software, and bandwidth to maintain a web presence. Instead, they can open an account on Baidu’s platform, use leverage our tools, services and AI to more efficiently reach and engage with users. Managed Page comes with industry-specific solutions and is designed to provide users with more reliable and secure information.

Baidu Core – New AI Businesses

Our new AI businesses comprise new business initiatives, including DuerOS (voice assistant and smart devices), Baidu Cloud (AI solutions and cloud services), and Apollo (autonomous driving and smart transportation). These businesses leverage Baidu AI on Baidu Brain, our internally developed AI platform.

DuerOS. DuerOS is a leading voice assistant for the Chinese language, which is installed on Xiaodu smart home devices, smart phones, smart earphones, children smart watches and story machines. With over 4,000 skills in wide-ranging genres, including children’s stories, education, fitness and online games, the DuerOS skills store empowers Xiaodu smart devices to offer so much more beyond listening to music and watching videos, such as stories, short video and live streaming. Xiaodu smart display with upgraded DuerOS enables hand gesture control and full-duplex continued conversation (multi-round conversation without wake words) through eye gesture detection.

Baidu Cloud. Baidu Cloud primarily provides AI solutions, cloud infrastructure, and other services to enterprises and individuals. Our goal is to offer a comprehensive set of products, services, and tools to enable enterprises and individuals to improve productivity and operational efficiency through the use of Baidu AI and cloud infrastructure. Baidu Cloud offers industry-specific AI solutions, serving sectors, including financial services, media, industrial goods, education, consumer goods, and telecommunications, while supporting our internal needs. We also offer Baidu Drive, which allows users to store and retrieve photos, videos, and other files on Baidu Cloud, along with other capabilities, such as group share and data transfer.

Apollo. Apollo is a leader in autonomous driving in China with over 200 partners, including original equipment manufacturers (OEMs), Tier-1 parts suppliers and hardware providers. Apollo supports third-party development through Apollo open platform, as well as the beginning of commercialization of autonomous driving and smart transportation. Apollo offers V2X solutions, the infrastructure backbone to smart transportation, to cities in China to help them improve municipal traffic condition, air pollution and road safety, using Baidu AI technology. In September 2019, Apollo’s first robotaxi pilot program, leveraging Apollo’s V2X solution, was made available to the public in Changsha, Hunan, with an initial fleet of 45 autonomous driving vehicles. The Apollo robotaxi operations in Beijing, Changsha and Cangzhou have expanded into larger networks and more complex road conditions, such as downtown streets.

iQIYI

iQIYI is an innovative market-leading online entertainment service provider in China.

Products and Services

iQIYI produces, aggregates, and distributes a wide variety of professionally produced content (PPC), as well as a broad spectrum of other video content in a variety of formats.

PPC. iQIYI’s PPC mainly includes original content and licensed content.

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Original content. iQIYI’s original content includes high quality content produced in-house and those produced in collaboration with third-parties. iQIYI obtains the intellectual property rights through production, adaptation, or purchase from third parties, while the partners, typically established entertainment production companies, are responsible for content development and production. iQIYI maintains a high degree of control during the content development and production process.

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Licensed content. iQIYI provides users with a curated selection of high-quality PPC from third parties. iQIYI licenses video content typically at fixed rates for a specified term, and pay licensing fees generally in installments upon signing of the contacts and during the licenses period. iQIYI also exchanges rights to distribute licensed content with other internet video streaming services to enrich our content library. In certain cases, iQIYI has the right of first refusal to purchase new content produced by the licensor.

Other Video Content. iQIYI offers a broad base of other video content with all kinds of genres, formats, and lengths of duration, such as internet movies and dramas, mini variety shows and animations, interactive videos, vertical or horizontal videos, as well as grassroots or influencer uploaded videos, edited video clips, and video blogs, or Vlogs, among others. iQIYI’s other video content expands its library and allows it to capture a broader user base, drive user engagement and enhance user stickiness.

Monetization

Membership Services. iQIYI’s membership services generally provide subscribing members with superior entertainment experience that is embodied in various membership privileges. Subscribing members have access to a large collection of VIP-only content comprising drama series, movies, animations, and cartoons, among others, and have earlier access to certain content aired on the iQIYI platform. Membership privileges generally include substantially ad-free streaming, 1080P or 4K high-definition video, enhanced audio experience, accelerated downloads and others. Subscribing member privileges also include coupons and discounts on paid on-demand films, as well as special privilege in offline events, such as exclusive access to live concerts. The number of subscribing members increased 22.3% from 87.4 million as of December 31, 2018 to 106.9 million as of December 31, 2019. Excluding individuals with trial memberships, the number of subscribing members increased by 22.7% from 86.1 million as of December 31, 2018 to 105.7 million as of December 31, 2019. As of June 30, 2020, the number of total subscribing members was 104.9 million.

Online Advertising. The prices of iQIYI’s advertising services depend upon various factors, including form and size of the advertising, level of sponsorship, popularity of the content or event in which the advertisements will be placed, and specific targeting requirements. Prices for the brand advertising service purchased by each advertiser or advertising agency are fixed under sales contracts.

Technology and People

Technology and people are critical to our long-term success.

Technology

We focus on technology and innovation. To stay at the forefront of the internet industry and to achieve long-term growth and success, we invest heavily in research and development. We established several research labs in China and the United States to enhance our research and development capabilities, and to focus on efficient data analysis, robotics, and other areas.

We have developed a proprietary technological infrastructure which consists of technologies for AI, search, P4P, and large-scale systems. Our established infrastructure serves as the backbone for our mobile, PC, and AI platforms.

AI. We have been investing in AI for a number of years, particularly in the areas of natural language processing, knowledge graph, user understanding, speech technology, computer vision, augmented reality, data science, and deep learning technology. Baidu AI powers our core businesses, including search and feed, DuerOS, Baidu Cloud, and Apollo. Through Baidu AI Open Platform, we have opened up Baidu AI capabilities to third-party developers and provided them with tool kits on Baidu Cloud. We are also exploring ways to apply AI technologies and accelerate the commercialization of AI products and services, including chips, knowledge graph, computer vision, speech, natural language processing, and deep learning platform.

Search Technology. Our search is powered by a set of industry-leading technologies, including search ranking system, video search, multimodal search, web crawling, natural language processing, extraction and analysis of behavioral information of mobile internet users, and Top 1 search.

P4P Technology. Our P4P platform serves billions of relevant, targeted sponsored links each day based on search terms users enter or content they view on the web page. Our key P4P technology includes P4P auction system, Phoenix Nest (an online marketing platform using an enhanced algorithm), attention-based technology, content auto-generation technology, and others.

Large-Scale Systems and Technologies. We have developed various large-scale systems and technologies, including (i) an automated management platform for large size clusters, (ii) an efficient, distributed, and structured storage system to support Baidu Core products and services, (iii) a comprehensive set of ultra-large scale distributed computer system that increases the utility rate of idle resources, and (iv) our indexing technology supports billions of daily search requests on over tens of thousands of servers located across multiple internet data centers.

People

We have a visionary and experienced management team. Under their leadership, we have developed a strong company culture that encourages innovation, continuous self-improvement, and strong commitment to providing the best experience to our users and customers. As a leading technology company, we believe it is imperative to value our employees and provide abundant opportunities for training, responsibility, and career advancement in our organization

Revenue, Profit, and Cash Flow

Our total revenues in 2019 were RMB107.4 billion, representing a 5% increase over our total revenues in 2018. Our operating profit in 2019 was RMB6.3 billion, representing a 59% decrease from our operating profit in 2018. Our net income attributable to Baidu, Inc. in 2019 was RMB2.1 billion, compared to RMB27.6 billion in 2018. Our total revenues for the six months ended June 30, 2020 were RMB48.6 billion (US$6.9 billion), representing a 4% decrease from our total revenues for the six months ended June 30, 2019. Our operating profit for the six months ended June 30, 2020 were RMB3.2 billion (US$454 million), compared to operating loss of RMB703 million for the six months ended June 30, 2019. Our net income attributable to Baidu, Inc. for the six months ended June 30, 2020 were RMB3.6 billion (US$513 million), representing increases of 74% from the corresponding period in 2019. For the six months ended June 30, 2020, we generated RMB10.4 billion (US$1.5 billion) net cash from operating activities, compared to RMB8.6 billion for the six months ended June 30, 2019. Starting from January 1, 2020, we adopted ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials (“ASU 2019-02”), using a prospective transition method. For the six months ended June 30, 2020, cash outflows for the costs incurred to acquired licensed content copyrights are reported as operating cash outflows in our condensed consolidated statement of cash flows whereas they were reported as investing cash outflows prior to the adoption of ASU 2019-02. As of June 30, 2020, we held a total of RMB154.1 billion (US$21.8 billion) in cash, cash equivalents, restricted cash, and short-term investments.

Recent Developments

Share Repurchase Program. Our board of directors authorized a share repurchase program in May 2020, and subsequently amended it in August 2020. Under the share repurchase program, we may repurchase up to US$3.0 billion of our shares, effective through December 31, 2022. Our proposed repurchases may be made from time to time on the open market at prevailing market prices, in privately negotiated transactions, in block trades and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations. As of September 30, 2020, we have repurchased our American depositary shares (ADSs) for approximately US$1.1 billion under the share repurchase program.

Senior Unsecured Notes Offering. In April 2020, we issued an aggregate of US$1.0 billion senior unsecured notes in two tranches, including US$600 million 3.075% notes due 2025 and US$400 million 3.425% notes due 2030. The notes have been registered under the Securities Act of 1933, as amended, or the Securities

Act, and are listed on the Singapore Stock Exchange, or SGX-ST. The net proceeds from the offering of the notes have been used to repay existing indebtedness and for general corporate purposes. We are not subject to any financial covenants or other significant restrictions under the notes.

Financing for Smart Living Business. In September 2020, we entered into definitive agreements for Series A financing of our smart living business, or Smart Living Group (“SLG”), at a post-money valuation of approximately RMB20 billion (US$2.9 billion), with investors including CPE, Baidu Capital and IDG Capital. SLG operates DuerOS voice assistant and DuerOS-powered smart devices. The transaction is subject to certain closing conditions and is expected to be completed in the fourth quarter of 2020. Upon the completion of the Transaction, we expect to continue to consolidate the financial results of SLG, as a majority shareholder.

Corporate Information

We were incorporated in the Cayman Islands in January 2000. We conduct our operations in China principally through our wholly owned subsidiaries in China. We also conduct part of our operations in China through our consolidated affiliated entities in China, which hold the licenses and permits necessary to operate our websites and provide certain services. Our American depositary shares, ten of which represent one Class A ordinary share, par value US$0.00005 per share, of our company, currently trade on the Nasdaq Global Select Market under the symbol “BIDU.”

Our principal executive offices are located at Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China. Our telephone number at this address is +86 (10) 5992-8888. We have appointed C T Corporation System, which is located at 28 Liberty Street, New York, NY 10005, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with an offering of securities registered by the registration statement of which this prospectus is a part. Our corporate website is www.baidu.com. Information appearing on our website is not incorporated by reference into this prospectus or the accompanying prospectus.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our annual report on Form 20-F for our fiscal year ended December 31, 2019, originally filed with the SEC on March 13, 2020. See “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Investing in our debt securities involves risk. Before you decide to buy our debt securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference in this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Risks Related to Our Business

We have been and may again be subject to legal proceedings, claims and investigations in the ordinary course of business and could be adversely impacted by unfavorable results of legal proceedings and investigations.

We are subject to various legal proceedings, claims and government investigations that have arisen in the ordinary course of business and have not yet been fully resolved, and new legal proceedings, claims and investigations may arise in the future. In addition, agreements entered into by us sometimes include indemnification provisions which may subject us to costs and damages in the event of a claim against an indemnified third party. The existence of litigation, claims, investigations and proceedings may harm our reputation, business and adversely affect the trading price of our ADSs. In 2020, our subsidiary iQIYI and certain of its current and former directors and officers were involved in an SEC investigation and several federal punitive securities litigations. Also in 2020, we and certain of our current officers were named as defendants in three federal putative securities class actions. See “Certain Financial Data—Legal Proceedings.” Regardless of the merit of particular claims, legal proceedings and investigations may result in reputational harm, be expensive, time consuming, disruptive to our operations and distracting to management. In the event we do not prevail or we enter into settlement arrangements in any of these proceedings or investigations, we may incur significant expenses which may materially adversely affect our results of operations.

The outcome of legal proceedings and investigations is inherently uncertain. If one or more legal matters were resolved against us or an indemnified third party in a reporting period for amounts in excess of management’s expectations, our financial condition and operating results for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against us that could materially adversely affect our financial condition and operating results.

In addition to the content developed and posted on our platform by ourselves, our users are free to post information on Baidu Post, Baidu Knows, Baidu Wiki, Baidu Wenku and other sections of our platform, our content providers may provide content through Baijiahao platform and our P4P customers may create text-based descriptions, image descriptions and other phrases to be used as text, images or keywords in our search listings, and users can also use our personal cloud computing service to upload, store and share documents, images, audio and videos on our cloud servers. We have been and may continue to be subject to claims and investigations for intellectual property ownership and infringement, defamation, negligence or other legal theories based on the content found on our platform, the results in our paid search listings or our other products and services, which, with or without merit, may result in diversion of management attention and financial resources and negative publicity for our brand and reputation. In November 2018, an individual, together with his related company, filed a complaint alleging acts of defamation and libel, commercial disparagement, tortious inference with prospective business relations, intentional infliction of emotional distress and civil conspiracy against, among others, us and Robin Yanhong Li in his capacity as our chairman and chief executive officer in the Supreme Court of New York. The complaint alleged, among other things, that the defendants published articles containing false and defamatory statements concerning the plaintiffs, and sought damages in an aggregate amount of US$11 billion, including purported punitive damages of US$10 billion. Defendants moved the complaint to the U.S. District Court for the Eastern District of New York and filed motions to dismiss the complaint. The plaintiff voluntarily dismissed that complaint, and then added us and Mr. Li as defendants to an amended complaint in a separate lawsuit involving substantially similar claims against numerous other parties, that was then-pending in the Supreme Court of New York (the “Second State Court Lawsuit”). We filed motions to dismiss that complaint, which were not opposed. The plaintiff filed a notice of voluntary discontinuance of the complaint in the Second State Court Lawsuit, and subsequently filed a nearly identical complaint in the U.S. District Court for the Eastern District of New York. In January 2020, the U.S. District Court for the Eastern District of New York dismissed that complaint in its entirety with prejudice, and the time for plaintiff to appeal that dismissal has expired. In February 2020, the Supreme Court of New York granted defendants’ motions to discontinue the Second State Court Lawsuit with prejudice. No appeal of that order has been filed as of the date of this disclosure. We believe these claims to be without merit and intend to continue to defend ourselves vigorously. See “Item 8.A. Financial Information—Consolidated Statements and Other Financial Information—Legal Proceedings” of our annual report on Form 20-F for our fiscal year ended December 31, 2019, originally filed with the SEC on March 13, 2020. Furthermore, if the content posted on our platform or found, stored or shared through our other products and services contains information that government authorities find objectionable, our platform or relevant products or services may be shut down and we may be subject to other penalties. See “—Risks Related to Doing Business in China—Regulation and censorship of information disseminated over the internet in China may adversely affect our business, and subject us to liability for information displayed on or linked to our platform and negative publicity in international media” of our annual report on Form 20-F for our fiscal year ended December 31, 2019, originally filed with the SEC on March 13, 2020.

We have been, and may again in the future be, subject to claims, investigations or negative publicity based on the results in our paid search listings. Claims have been filed against us after we allowed certain customers to register keywords containing trademarks, trade names or brand names owned by others and displayed links to such customers’ websites in our paid search listings. While we maintain a database of certain well-known trademarks and continually update our system algorithms and functions to guard against customers keywords containing the well-known trademarks that are owned by others, it is not possible for us to completely prevent our customers from bidding on keywords that contain trademarks, trade names or brand names owned by others. There has been negative publicity about fraudulent information in our paid search listings. Although we have been continually enhancing our technology, control and oversight to prevent fraudulent websites, web pages and information from appearing in our paid search listings, there is no guarantee that the measures we have taken are effective at all times. Claims, investigations and negative publicity based on the results in our paid search listings, regardless of their merit, may divert management attention, severely disrupt our operations, adversely affect our results of operations and harm our reputation.

Risks Related to Doing Business in the People’s Republic of China

Our auditor of the consolidated financial statements included in our annual report on Form 20-F filed with the SEC, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the Public Company Accounting Oversight Board, or PCAOB, and consequently, you are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments due to political tensions between the United States and China may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ADSs.

Our independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with PCAOB, is required by the laws of the United States to undergo regular inspections by PCAOB to assess its compliance with the laws of the United States and professional standards. Our auditor is located in China, a jurisdiction where PCAOB is currently unable to conduct inspections without the approval of the PRC authorities. In May 2013, PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulation Commission, or the CSRC, and the Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by PCAOB, the CSRC or the Ministry of Finance in the United States and the PRC, respectively. PCAOB continues to be in discussions with the CSRC and the Ministry of

Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. However, it remains unclear what further actions the SEC and the PCAOB will take to address the problem. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risk that disclosures will be insufficient in many emerging markets, including China, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB’s inability to inspect audit work papers and practices of accounting firms in China, with respect to their audit work of U.S. reporting companies. On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. After this transition period, if currently listed companies were unable to meet the enhanced listing standards, then they would become subject to securities exchange rules and processes that could lead to possible de-listing if not cured. The measures in the PWG Report are presumably subject to the standard SEC rulemaking process before becoming effective. On August 10, 2020, the SEC announced that SEC Chairman Jay Clayton had directed the SEC staff to prepare proposals in response to the PWG Report, and that the SEC was soliciting public comments and information with respect to these proposals.

Inspections of other firms that PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of PCAOB to conduct inspections of independent registered public accounting firms operating in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Kennedy Bill. On July 21, 2020, the U.S. House of Representatives approved its version of the National Defense Authorization Act for Fiscal Year 2021, which contains provisions comparable to the Kennedy Bill. If either of these bills is enacted into law, it would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over-the-counter” if the auditor of the registrant’s financial statements is not subject to PCAOB inspection for three consecutive years after the law becomes effective. Enactment of any of the foregoing legislation and proposals or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, the market price of our ADSs could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. It is unclear if and when any of such proposed legislations or proposals will be enacted. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have material and adverse impact on the stock performance of China-based issuers listed in the United States.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” beginning on page 38, for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including repayment of certain existing indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities with the same CUSIP, ISIN or other identifying number as the debt securities of that series issued hereunder unless the additional debt securities are fungible with such debt securities for U.S. federal income tax purposes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

You may exchange or transfer your registered debt securities at the office of the registrar. The Bank of New York Mellon acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also register transfers of the registered debt securities. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the paying agent’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the paying agent’s specified office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Additional Amounts

All payments of principal, premium and interest made by us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the British Virgin Islands, the Cayman Islands, the PRC or any jurisdiction where we are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)

in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)

in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv)

in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

(v)	in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(vi)

to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

in respect of any such Taxes withheld or deducted from any payment under or with respect to any debt security where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECONFIN Council meeting of November 26-27, 2000 on the taxation of saving income or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(viii)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

(ix)	any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 10 days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officers’ certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officers’ certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officers’ certificate. The trustee and each paying agent may rely on the fact that any officers’ certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss, liability or expense reasonably incurred without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officers’ certificate furnished pursuant to this paragraph or on the fact that any officers’ certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Tax Redemption

Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the applicable provisions of the indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction is not a reasonable measure for purposes of this section.

Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of an independent legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officers’ certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

Notice of redemption of debt securities as provided above shall be given to the holders not less than 30 nor more than 60 days prior to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we or any such successor Person to us would be required to pay Additional Amounts if a payment in respect of such debt securities was then due. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of the debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Open Market Purchases

We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture contains provisions permitting us and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of such debt securities. We and the trustee may not, however, without the consent of each holder of the debt securities of the applicable series affected thereby:

(i)	change the Stated Maturity of any debt security;

(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt security;

(iii)	change any obligation of ours to pay Additional Amounts with respect to any debt security;

(iv)	change the currency of payment of the principal of, premium (if any) or interest on any debt security;

(v)	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

(vi)	impair the right to institute suit for the enforcement of any payment due on or with respect to any debt security;

(vii)	reduce the above stated percentage of outstanding debt securities necessary to modify or amend the indenture;

(viii)

reduce the percentage of the aggregate principal amount of outstanding debt securities of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(ix)	modify the provisions of the indenture with respect to modification and waiver;

(x)

amend, change or modify any provision of the indenture or the related definition affecting the ranking of any series of debt securities in a manner which adversely affects the holders of such debt securities; or

(xi)

reduce the amount of the premium payable upon the redemption or repurchase of any series of debt securities or change the time at which any series of debt securities may be redeemed or repurchased as described above under “—Tax Redemption” or as described in the applicable prospectus supplement.

The holders of not less than a majority in principal amount of the debt securities of any series then outstanding may on behalf of all holders of the debt securities of that series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of that series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities. Any instrument given by or on behalf of any holder of a debt security of that series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.

Notwithstanding the foregoing, without the consent of any holder of the securities, we and the trustee may amend the indenture and the relevant debt securities to, among other things:

(i)

cure any ambiguity, omission, defect or inconsistency contained in the indenture or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders;

(ii)

evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the debt securities of one or more series and in this indenture or any supplemental indenture;

(iii)	comply with the rules of any applicable depositary;

(iv)	secure any series of debt securities;

(v)

add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the debt securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(vi)	make any change in any series of debt securities that does not adversely affect the legal rights under the indenture of any holder of such debt securities in any material respect;

(vii)

evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii)

conform the text of the indenture or any series of the debt securities to any provision of this “Description of Debt Securities” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or such series of the debt securities as evidenced by an officers’ certificate;

(ix)

make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of any series of the debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in any series of the debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

(x)

change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(xi)	make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

(xii)	add guarantors or co-obligors with respect to any series of debt securities; and

(xiii)

establish the form and terms of debt securities of any series as permitted under the indenture, or to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

(i)

any Person formed by such consolidation or into which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands or Hong Kong and such Person expressly assumes by indentures supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)

we have delivered to the trustee an officers’ certificate and an opinion of independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indentures comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Payments for Consent

We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Under the terms of the indenture, each of the following constitutes an Event of Default for a series of debt securities unless, as otherwise stated in the applicable prospectus supplement, it is either inapplicable to a particular series or it is specifically deleted or modified:

(i)	failure to pay principal or premium in respect of any debt securities of that series by the due date for such payment;

(ii)	failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

(iii)	we default in the performance of or breach our obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv)

we default in the performance of or breach any covenant or agreement in the indenture or under the debt securities of that series (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series then;

(v)

(1) there occurs with respect to any of our indebtedness, whether such indebtedness or indebtedness of any of our Principal Controlled Entities, now exists or shall hereafter be created, (A) an event of default that has resulted in the holder thereof declaring the principal of such indebtedness to be due and payable prior to its stated maturity or (B) a failure to make a payment of principal, interest or premium when due (after giving effect to the expiration of any applicable grace period therefor, a “Payment Default”) and (2) the outstanding principal amount of such indebtedness, together with the outstanding principal amount of other indebtedness of such Persons under which there has been a Payment Default or the maturity of which has been so accelerated, is equal to or exceeds the greater of (x) US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of our Total Equity;

(vi)

one or more final judgments or orders for the payment of money are rendered against us or any of our Principal Controlled Entities and are not paid or discharged, and there is a period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons (net of any amounts that our insurance carriers have paid or agreed to pay with respect thereto under applicable policies) to exceed the greater of US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of our Total Equity, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(vii)

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any of our Principal Controlled Entities bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(viii)

the commencement by us or any of our Principal Controlled Entities of a voluntary case or proceeding under any applicable state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any

substantial part of their respective property pursuant to any such law, or the making by us or any of our Principal Controlled Entities of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any of our Principal Controlled Entities in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any of our Principal Controlled Entities that resolves to commence any such action;

(ix)

the debt securities of that series or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the indenture; and

(x)	any other event of default described in the applicable prospectus supplement.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of that series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clauses (vii) and (viii) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may, and the trustee, upon instructions from holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding and subject to receipt of pre-funding, security and/or indemnity to its satisfaction, shall declare the unpaid principal amount of such debt securities and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in clause (v) above shall occur, the declaration of acceleration of the debt securities shall be automatically annulled if the default triggering such Event of Default pursuant to clause (v) shall be remedied or cured by us or any of our Principal Controlled Entities or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the debt securities of that series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium (if any) or interest on the debt securities of that series that became due solely because of the acceleration of the debt securities of that series, have been cured or waived. If an Event of Default in clauses (vii) or (viii) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on such debt security on or after the applicable due date specified in such debt security.

Legal Defeasance and Covenant Defeasance

The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”) except for:

(1)

the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

(2)

our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings “Consolidation, Merger and Sale of Assets” and “Payments for Consents”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent legal counsel will confirm that, the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)

we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)

we must deliver to the trustee an officers’ certificate and an opinion of independent legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

(1)	either:

(a)

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b)

all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

(4)

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of independent legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability. Pursuant to the indenture, The Bank of New York Mellon will be designated by us as the initial paying and transfer agent and registrar for the debt securities. The corporate trust office of the trustee is currently located at 240 Greenwich Street, New York, New York 10286, United States, Attention: Global Corporate Trust—Baidu, Inc.

The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Bank of New York Mellon in its various capacities assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party referenced in this prospectus or any prospectus supplement or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. The trustee in its various capacities shall in no event be responsible for consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit).

Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture or the applicable series of debt securities, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of such series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Notices

Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register.

Governing Law and Consent to Jurisdiction

The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed C T Corporation System as our agent upon which process may be served in any such action.

We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in The City of New York, Hong Kong or Beijing are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Company” means Baidu, Inc.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“holder” in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the applicable series of securities.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” at any time shall mean one of our Controlled Entities.

(i)	as to which one or more of the following conditions is/are satisfied:

(a)

its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to us is at least 5% of our consolidated total revenue;

(b)

its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to us (in each case before taxation and exceptional items) is at least 10% of our consolidated net profit (before taxation and exceptional items); or

(c)

its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to us (in each case after deducting minority interests in Subsidiaries) are at least 10% of our consolidated net assets (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

(1)

in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2)

if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3)

if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

(4)

if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii)

to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officers’ certificate delivered to the trustee certifying in good faith as to whether or not a Non-listed Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

“Stated Maturity” means, when used with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of interest is due and payable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Total Equity,” as of any date, means the total equity attributable to our shareholders on a consolidated basis determined in accordance with U.S. GAAP, as shown on our consolidated balance sheet for the most recent fiscal quarter.

“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and the applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in “street name.” If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among others:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	you cannot have the debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•

the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•	we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. We have appointed C T Corporation System, which is located at 28 Liberty Street, New York, NY 10005, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in the circumstances described below, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. While there is no binding authority on this point, this is likely to include, in certain circumstances, a non-penal judgment of a United States court imposing a monetary award based on the civil liability provisions of the U.S. federal securities laws.

Maples and Calder (Hong Kong) LLP has further advised us that a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction; (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (3) is final; (4) is not in respect of taxes, a fine or a penalty; and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere. Neither the United States or the PRC has a treaty with the Cayman Islands providing for reciprocal recognition and enforcement of judgments of courts of the United States or the PRC, respectively, in civil and commercial matters.

Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law and by Han Kun Law Offices with respect to legal matters of PRC law. The validity of the debt securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Legal matters in connection with the debt securities to be offered hereby will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Baidu, Inc. appearing in Baidu, Inc.’s annual report on Form 20-F for the year ended December 31, 2019, and the effectiveness of Baidu, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov and our website at http://ir.baidu.com/investor-overview.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2019, originally filed with the SEC on March 13, 2020 (File No. 000-51469);

•	our current report on Form 6-K, originally furnished to the SEC on April 7, 2020 (File No. 000-51469);

•	our current report on Form 6-K, originally furnished to the SEC on October 5, 2020 (File No. 000-51469);

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

IR Department

Baidu, Inc.

Baidu Campus

No. 10, Shangdi 10th Street

Haidian District, Beijing 100085

People’s Republic of China

Telephone: +86 (10) 5992-8888

Baidu, Inc.

US$300,000,000 1.625% Notes due 2027

US$700,000,000 2.375% Notes due 2031

Joint Bookrunners

Goldman Sachs (Asia) L.L.C.	BofA Securities	J.P. Morgan	China International Capital Corporation

Co-Manager

BOCOM International